                                                                    Exhibit 10.1




================================================================================

                                U.S. $100,000,000
                     RECEIVABLES LOAN AND SECURITY AGREEMENT

                             Dated as of May 9, 2003

                                      Among

                               MAXTOR FUNDING LLC,
                                 as the Borrower

                                       and

                               MAXTOR CORPORATION,
                                 as the Servicer

                                       and

                     MERRILL LYNCH COMMERCIAL FINANCE CORP.,
                                  as the Lender

                                       and

                     MERRILL LYNCH COMMERCIAL FINANCE CORP.,
                                    as Agent

                                       and

                            RADIAN REINSURANCE INC.,
                               as Facility Insurer

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
           as the Backup Servicer, the Trustee, the Collateral Agent
                        and the Collection Account Bank

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
I.    DEFINITIONS.........................................................................................       1
      SECTION 1.01  Certain Defined Terms.................................................................       1
      SECTION 1.02  Other Terms...........................................................................      27
      SECTION 1.03  Computation of Time Periods...........................................................      27

II.   THE RECEIVABLES FACILITY............................................................................      27
      SECTION 2.01  Borrowings............................................................................      27
      SECTION 2.02  The Initial Borrowing and Subsequent Borrowings.......................................      27
      SECTION 2.03  Facility Maturity Date................................................................      28
      SECTION 2.04  Determination of Fixed Periods........................................................      28
      SECTION 2.05  Remittance Procedures.................................................................      28
               (a)  Yield and Liquidation Fees............................................................      29
               (b)  [Intentionally omitted.]..............................................................      29
               (c)  Remittance Date Transfers from Collection Account.....................................      29
               (d)  Borrower Deficiency Payments..........................................................      31
               (e)  [Intentionally omitted.]..............................................................      31
               (f)  Reinvestment Withdrawals..............................................................      31
               (g)  Instructions to the Collection Account Bank...........................................      31
      SECTION 2.06  Payments and Computations, Etc........................................................      32
      SECTION 2.07  Fees and Premium......................................................................      32
      SECTION 2.08  Increased Costs; Capital Adequacy.....................................................      33
      SECTION 2.09  Collateral Assignment of Agreements...................................................      34
      SECTION 2.10  Grant of a Security Interest..........................................................      34
      SECTION 2.11  The Collateral Agent and the Pledged Assets...........................................      35
      SECTION 2.12  Limitations on Duties of Collateral Agent, Etc........................................      36
      SECTION 2.13  Exculpatory Provisions................................................................      36
      SECTION 2.14  Reliance by Collateral Agent, Etc.....................................................      36
      SECTION 2.15  Collateral Agent's Reliance, Etc......................................................      37
      SECTION 2.16  Delegation of Duties by the Collateral Agent..........................................      38
      SECTION 2.17  Agent.................................................................................      38
      SECTION 2.18  Evidence of Debt......................................................................      39
      SECTION 2.19  Survival of Representations and Warranties; Repayment Obligations.....................      39
      SECTION 2.20  Release of Pledged Receivables........................................................      39
      SECTION 2.21  Treatment of Amounts Paid by the Borrower.............................................      40
      SECTION 2.22  Termination...........................................................................      40
      SECTION 2.23  Increase of Borrowing Limit...........................................................      40
      SECTION 2.24  Successor Collateral Agent............................................................      40
      SECTION 2.25  Successor Trustee.....................................................................      41

III.  CONDITIONS OF LOANS.................................................................................      41
      SECTION 3.01  Conditions Precedent to Initial Borrowing.............................................      41
      SECTION 3.02  Conditions Precedent to All Borrowings................................................      42
      SECTION 3.03  Advances Do Not Constitute a Waiver...................................................      43

IV.   REPRESENTATIONS AND WARRANTIES......................................................................      43
      SECTION 4.01  Representations and Warranties of the Borrower........................................      43
      SECTION 4.02  Representations and Warranties of the Servicer........................................      48
      SECTION 4.03  Sale of Receivables Upon Breach of Covenant or Representation and
                    Warranty by Borrower .................................................................      53
      SECTION 4.04  Representations and Warranties of the Backup Servicer,the Trustee,
                    the Collateral Agent and the Collection Account Bank..................................      54

V.    GENERAL COVENANTS OF THE BORROWER AND THE SERVICER..................................................      54
      SECTION 5.01  General Covenants.....................................................................      54

VI.   ADMINISTRATION AND SERVICING; CERTAIN COVENANTS.....................................................      60
      SECTION 6.01  Appointment and Designation of the Servicer...........................................      60
      SECTION 6.02  Collection of Receivable Payments; Modification and Amendment of Receivables...........     61
      SECTION 6.03  Realization Upon Receivables..........................................................      62
      SECTION 6.04  Insurance.............................................................................      62
      SECTION 6.05  Maintenance of Security Interests in the Related Security.............................      62
      SECTION 6.06  Pledged Receivable Receipts...........................................................      63
      SECTION 6.07  Unidentified Payments; Lender's Right of Presumption..................................      63
      SECTION 6.08  No Rights of Withdrawal...............................................................      63
      SECTION 6.09  Permitted Investments.................................................................      63
      SECTION 6.10  Servicing Compensation................................................................      64
      SECTION 6.11  Reports; Account Statements; Servicing Information....................................      64
      SECTION 6.12  Statements as to Compliance; Financial Statements.....................................      66
      SECTION 6.13  Access to Certain Documentation.......................................................      68
      SECTION 6.14  Backup Servicer.......................................................................      70
      SECTION 6.15  Additional Remedies of Collateral Agent Upon Early Amortization Event.................      73
      SECTION 6.16  Waiver of Defaults....................................................................      74
      SECTION 6.17  Maintenance of Certain Insurance......................................................      74
      SECTION 6.18  Segregation of Collections............................................................      74
      SECTION 6.19  UCC Matters; Protection and Perfection of Pledged Assets..............................      74
      SECTION 6.20  Servicer Advances.....................................................................      76
      SECTION 6.21  [Intentionally Omitted.]..............................................................      76
      SECTION 6.22  Breach of Covenant or Representation and Warranty by Servicer..........................     76
      SECTION 6.23  Compliance with Applicable Law........................................................      76

VII.  EARLY AMORTIZATION EVENTS...........................................................................      76
      SECTION 7.01  Early Amortization Events.............................................................      76
      SECTION 7.02  Additional Remedies...................................................................      79

VIII. INDEMNIFICATION.....................................................................................      80
      SECTION 8.01  Indemnities by the Borrower...........................................................      80
      SECTION 8.02  Indemnities by the Servicer...........................................................      82

IX.   MISCELLANEOUS................................................................................ ......      84
      SECTION 9.01 Amendments and Waivers.................................................................      84
      SECTION 9.02 Notices, Etc...........................................................................      84
      SECTION 9.03 No Waiver; Remedies....................................................................      84
      SECTION 9.04 Binding Effect; Assignability; Multiple Lenders........................................      85
      SECTION 9.05 Term of This Agreement.................................................................      86
      SECTION 9.06 Governing Law; Jury Waiver.............................................................      86
      SECTION 9.07 Costs, Expenses and Taxes..............................................................      86
      SECTION 9.08 No Proceedings.........................................................................      87
      SECTION 9.09 Recourse Against Certain Parties.......................................................      87
      SECTION 9.10 Execution in Counterparts; Severability; Integration...................................      88
      SECTION 9.11 Tax Characterization...................................................................      88
      SECTION 9.12 Consent of the Facility Insurer........................................................      88
      SECTION 9.13 No Reliance............................................................................      89

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
Schedule I     Condition Precedent Documents
Schedule II    [Intentionally omitted.]
Schedule III Prior Names, Tradenames, Fictitious Names and "Doing Business As" Names
Schedule IV-A  Litigation of the Borrower
Schedule IV-B  Litigation of the Servicer
Schedule V     Debt Ratings of Obligors
Schedule VI    Cut-Off Dates
Schedule VII   Representations and Warranties With Respect to Eligible
               Receivables


EXHIBITS
EXHIBIT A      Form of Borrowing Report
EXHIBIT B      Form of Daily Report
EXHIBIT C      Form of Monthly Remittance Report
EXHIBIT D-1    Form of Contract:  Agreement
EXHIBIT D-2    Form of Contract:  Invoice
EXHIBIT E      Form of Notice of Borrowing
EXHIBIT F-1    Form of Backup Servicer Certification Letter Regarding Monthly
               Remittance Report
EXHIBIT F-2    Form of Backup Servicer Certification Letter Regarding Borrowing
               Report

            THIS RECEIVABLES LOAN AND SECURITY AGREEMENT is made as of May 9, 2003, among:

      (1) MAXTOR FUNDING LLC, a Delaware limited liability company (the "Borrower");

      (2) MAXTOR CORPORATION, a Delaware corporation, as the Servicer (as defined herein);

      (3) MERRILL LYNCH COMMERCIAL FINANCE CORP., as the Lender (as defined herein);

      (4) MERRILL LYNCH COMMERCIAL FINANCE CORP., as agent for the Lenders (the "Agent");

      (5) RADIAN REINSURANCE INC., a stock insurance company incorporated under the laws of the State of New York ("Radian"), as Facility Insurer (as defined herein); and

      (6) U.S. BANK NATIONAL ASSOCIATION, as the Backup Servicer, the Trustee, the Collateral Agent and the Collection Account Bank (as such terms are defined herein); and

            IT IS AGREED as follows:

I. DEFINITIONS

            SECTION 1.01 Certain Defined Terms. Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

            As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Accountants' Report" has the meaning assigned to that term in
Section 6.13(a).

            "Accrued Liability" means the reimbursement obligations and liability owed by the Borrower to the Facility Insurer with respect to any claims paid by the Facility Insurer pursuant to the Facility Insurance Policy, it being understood and agreed that Accrued Liability shall not include any obligations or liability with respect to Premiums, Facility Insurer Interest, expenses, indemnification or any other amounts (other than the amount of such reimbursement obligations) specified in the Facility Insurance Agreement, in any related agreement or otherwise.

            "Adjusted Base Rate" means with respect to any Fixed Period for any Loan allocated to such Fixed Period, an interest rate per annum equal to the sum of (i) the Applicable Margin in effect during such Fixed Period (or if more than one Applicable Margin was in effect during such Fixed Period, the average of the Applicable Margins in effect on each day during such Fixed Period) plus (ii) the average of the Base Rates in effect on each day during such Fixed Period.

            "Adjusted Canadian Overconcentration Amount" means, as of any date of determination, an amount which bears the same proportionate relationship to the aggregate Outstanding Balance of all Eligible Receivables as of such date of determination as the Canadian Overconcentration Amount calculated (or as should have been calculated) as of the Cut-Off Date reported upon (or as should have been reported upon) in the most recent Monthly Remittance Report required hereunder bore to the aggregate Outstanding Balance of all Eligible Receivables as of such Cut-Off Date.

            "Adjusted Dilution Reserve" means, as of any date of determination, an amount which bears the same proportionate relationship to the aggregate Outstanding Balance of all Eligible Receivables as of such date of determination as the Dilution Reserve calculated (or as should have been calculated) as of the Cut-Off Date reported upon (or as should have been reported upon) in the most recent Monthly Remittance Report required hereunder bore to the aggregate Outstanding Balance of all Eligible Receivables as of such Cut-Off Date.

            "Adjusted Eurodollar Rate" means with respect to any Fixed Period for any Loan allocated to such Fixed Period, an interest rate per annum equal to the sum of (i) the Applicable Margin in effect during such Fixed Period (or if more than one Applicable Margin was in effect during such Fixed Period, the average of the Applicable Margins in effect on each day during such Fixed Period) plus (ii) the Eurodollar Rate for such Fixed Period.

            "Adjusted Loss Reserve" means, as of any date of determination, an amount which bears the same proportionate relationship to the aggregate Outstanding Balance of all Eligible Receivables as of such date of determination as the Loss Reserve calculated (or as should have been calculated) as of the Cut-Off Date reported upon (or as should have been reported upon) in the most recent Monthly Remittance Report required hereunder bore to the aggregate Outstanding Balance of all Eligible Receivables as of such Cut-Off Date.

            "Adjusted Net Eligible Receivables Balance" means, (x) as of any Cut-Off Date, an amount equal to (i) the Net Eligible Receivables Balance as of such Cut-Off Date minus (ii) the greater of (1) the sum of (a) the Loss Reserve as of such Cut-Off Date, (b) the Dilution Reserve as of such Cut-Off Date and
(c) the Yield and Fee Reserve as of such Cut-Off Date and (2) 21% of the Net Eligible Receivables Balance as of such Cut-Off Date and (y) as of any date of determination other than a Cut-Off Date, an amount equal to (i) the Net Eligible Receivables Balance as of such date of determination minus (ii) the greater of
(1) the sum of (a) the Adjusted Loss Reserve as of such date of determination,
(b) the Adjusted Dilution Reserve as of such date of determination and (c) the Adjusted Yield and Fee Reserve as of such date of determination and (2) 21% of the Net Eligible Receivables Balance as of such date of determination.

            "Adjusted Overconcentration Amount" means, as of any date of determination, an amount which bears the same proportionate relationship to the aggregate Outstanding Balance of all Eligible Receivables as of such date of determination as the Overconcentration Amount calculated (or as should have been calculated) as of the Cut-Off Date reported upon (or as should have been reported upon) in the most recent Monthly Remittance Report required hereunder bore to the aggregate Outstanding Balance of all Eligible Receivables as of such Cut-Off Date.

            "Adjusted Yield and Fee Reserve" means, as of any date of determination, an amount which bears the same proportionate relationship to the aggregate Outstanding Balance of all Eligible Receivables as of such date of determination as the Yield and Fee Reserve calculated (or as should have been calculated) as of the Cut-Off Date reported upon (or as should have been reported upon) in the most recent Monthly Remittance Report required hereunder bore to the aggregate Outstanding Balance of all Eligible Receivables as of such Cut-Off Date.

            "Adverse Claim" means a lien, security interest, charge, encumbrance or other right or claim of any Person other than, with respect to the Pledged Assets, any lien, security interest, charge, encumbrance or other right or claim in favor of the Lender (or the Collateral Agent on behalf of the Secured Parties).

            "Affected Party" has the meaning assigned to that term in Section 2.08(a).

            "Affiliate" when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent" has the meaning assigned to that term in the preamble hereto.

            "Agreement" means this Receivables Loan and Security Agreement, as the same may be amended, restated, supplemented and/or otherwise modified from time to time hereafter in accordance with Section 9.01 hereof.

            "Amortization Commencement Date" means the earlier of (i) the date of the declaration or automatic occurrence of the Amortization Commencement Date pursuant to Section 7.01 hereof or (ii) the Facility Maturity Date.

            "Applicable Margin" has the meaning ascribed to such term in the Fee Letter.

            "Assigned Documents" has the meaning assigned to that term in
Section 2.09.

            "Assignment and Acceptance" has the meaning assigned to that term in
Section 9.04(a).

            "Backup Servicer" means U.S. Bank National Association or any substitute Backup Servicer appointed by the Facility Insurer, in its sole discretion, pursuant to Section 6.14.

            "Backup Servicer Fee" means, for any Remittance Period or portion thereof after the occurrence of a Servicer Default and the appointment of the Backup Servicer as Servicer hereunder, an amount, payable out of Collections on the Pledged Receivables and amounts applied to the payment of, or treated as payments on, the Pledged Receivables, equal to the Backup Servicing Fee Rate multiplied by the Net Eligible Receivables Balance as of the first day of such Remittance Period.

            "Backup Servicer Standby Fee" means, for any Remittance Period or portion thereof, an amount payable out of Collections on the Pledged Receivables and amounts applied to the payment of, or treated as payments on, the Pledged Receivables, equal to the greater of (i) the Backup Servicer Standby Fee Rate multiplied by the Net Eligible Receivables Balance as of the first day of such Remittance Period or (ii) an amount equal to (x) $2,000 plus (y) $750 multiplied by the number of any Borrowing Reports in excess of one delivered during such Remittance Period; provided, that during the period, if any, when the Backup Servicer is acting as the Servicer, the Backup Servicer Standby Fee shall equal $0.00.

            "Backup Servicer Standby Fee Rate" means the per annum rate of 0.03%.

            "Backup Servicing Fee Rate" means the per annum rate of 0.75%.

            "Bankruptcy Code" means Title 11, United States Code, 11 U.S.C.
Section 101 et seq., as amended.

            "Bankruptcy Event" shall be deemed to have occurred with respect to a Person if:

            (1) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestration or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

            (2) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestration (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

            "Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the arithmetic average of the rates of interest publicly announced by JPMorgan Chase Bank and

Citibank, N.A. (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate determined by the Lender to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, the Agent shall, during such period, determine the Base Rate based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks or, if each such bank ceases to announce publicly its prime commercial lending (or equivalent) rate, based upon the prime commercial lending (or equivalent) rate or rates announced publicly by one or more other banks reasonably acceptable to the Borrower and the Facility Insurer. The prime commercial lending (or equivalent) rates used in computing the Base Rate are not intended to be the lowest rates of interest charged by such banks in connection with extensions of credit to debtors. The Base Rate shall change as and when such banks' prime commercial lending (or equivalent) rates change.

            "Borrower" has the meaning assigned to that term in the preamble hereto.

            "Borrowing" means a borrowing of Loans under this Agreement.

            "Borrowing Base Deficiency" means, at any time that the Capital Limit shall be less than the Facility Amount, an amount equal to the amount of such deficiency.

            "Borrowing Date" means, with respect to any Borrowing, the date on which such Borrowing is funded (which date, other than in the case of the initial Borrowing, shall be a "Subsequent Borrowing Date").

            "Borrowing Limit" means initially $100,000,000 as such amount may be increased pursuant to Section 2.23; provided, that at all times, on or after the Amortization Commencement Date, the Borrowing Limit shall mean the aggregate outstanding Loans.

            "Borrowing Objection Notice" means a written notice to the Agent and the Lender from the Facility Insurer which (i) instructs the Agent and the Lender not to fund a Borrowing requested in a Notice of Borrowing on account of a failure to comply with the conditions to Borrowing set forth in Article II and
Article III and (ii) sets forth the basis for the delivery of the Borrowing Objection Notice.

            "Borrowing Report" means a report, in substantially the form of Exhibit A, delivered by the Servicer pursuant to Section 6.11(h) which, among other things, (a) shall calculate the Adjusted Net Eligible Receivables Balance using (i) Eligible Receivables data current as of (and, in any event, not including any Receivable which was a Delinquent Receivable as of) the end of business on the Business Day prior to the Business Day it is delivered by the Servicer to the Agent and the Facility Insurer (the "Borrowing Report Delivery Date") and (ii) an Overconcentration Amount, a Canadian Overconcentration Amount, an Adjusted Loss Reserve, an Adjusted Dilution Reserve and an Adjusted Yield and Fee Reserve, in each case, as of the end of business on the Business Day prior to such Borrowing Report Delivery Date, (b) sets forth the amount of the Borrowing which the Borrower requests be advanced on the next Borrowing Date and (c) demonstrates that after giving effect to such

Borrowing and the Pledge of the Eligible Receivables to be purchased by the Borrower with the proceeds of such Borrowing, if any, the Capital Limit shall not be less than the Facility Amount.

            "Business Day" means a day of the year other than a Saturday or a Sunday or any other day on which banks are not authorized or required to close in New York City or the State of Minnesota; provided, that, if any determination of a Business Day shall relate to a Loan bearing interest at the Adjusted Eurodollar Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Canadian Overconcentration Amount" means, at any time, the amount by which the sum of the Outstanding Balances of all Eligible Receivables which are payable by Obligors that are residents of, or have a principal place of business or a billing address in, Canada or any Affiliate thereof exceeds (i) 15% of the sum of the Outstanding Balances of all Eligible Receivables (to the extent not in excess of the Borrowing Limit) at such time or (ii) if the foreign currency rating of Canada is less than A from S&P, A from Fitch or A2 by Moody's, 10% of the sum of the Outstanding Balances of all Eligible Receivables (to the extent not in excess of the Borrowing Limit) at such time.

            "Capital Limit" means, at any time, an amount equal to:

                        ANEB + CA

where:      ANEB  =     the Adjusted Net Eligible Receivables Balance at such time; and

            CA    =     the amount of Collections on deposit in the Collection
                        Account at such time to be applied in accordance with
                        Section 2.05 on the next Remittance Date.

            "Change of Control" means that at any time (i) Maxtor shall fail to own directly 100% of all of the outstanding Capital Stock of the Borrower or shall cease to have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the Board of Directors of the Borrower, (ii) Maxtor or the Borrower merges or consolidates with any other Person or (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), shall become or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding Capital Stock of Maxtor. For purposes of this definition, the following terms have the following meanings:

            "Board of Directors" means, with respect to any Person, such Person's board of directors or any committee thereof duly authorized to act on behalf of such board of directors.

             "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, contingent share issuances, participations or other equivalents of or interest in equity (however designated) of such Person.

            "Closing Date" means May 12, 2003.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral Agent" means U.S. Bank National Association in its role as Collateral Agent under this Agreement, or its successors and assigns in such capacity.

            "Collection Account" means the special trust account (account number 33517700 at the Collection Account Bank) in the name of the Borrower and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties; provided, that the funds deposited in such account (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any taxes payable with respect to the Collection Account.

            "Collection Account Agreement" means that certain "Collection Account Securities Account Agreement" dated as of the date hereof among the Collateral Agent, the Borrower, the Servicer and the Collection Account Bank, as securities intermediary, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof, which agreement shall (i) provide that the Collection Account Bank shall not release any funds from the Collection Account other than pursuant to a Daily Report confirmed and signed by the Trustee or on a Remittance Date pursuant to Section 2.05(c) and (ii) otherwise be satisfactory to the Agent and the Facility Insurer in form and substance.

            "Collection Account Bank" means U.S. Bank National Association and its successors in interest.

            "Collection Date" means the date on which the aggregate outstanding principal amount of the Loans have been repaid in full and all Yield, Premium and Fees and all other Obligations have been paid in full and the Lender shall have no further obligation to make any additional Loans.

            "Collections" means, without duplication, with respect to any Pledged Receivable all cash receipts and proceeds in respect of such Pledged Receivable, including, without limitation, all payments of any purchase price, finance charge, interest, fees, delinquent payments recovered by the Servicer, Liquidation Proceeds or any other proceeds from any disposition of any Pledged Assets related to such Pledged Receivable, late fees, redemption fees, other penalty fees and charges, Servicer Advances, any payments under any insurance policies (excluding the Facility Insurance Policy) related to such Pledged Receivable, all cash proceeds of Related Security with respect to such Receivable or other amounts received by the Borrower or the Servicer with respect to the related Contract, all cash proceeds received pursuant to any Guaranty, all cash proceeds of any other Pledged Assets with respect to such Pledged Receivable, any other payments made to the Borrower or Maxtor with respect to the related Contract, any other payments made by an Obligor in respect of any Contract, any amounts paid to the Borrower pursuant to, or in connection with, the Purchase Agreement and any interest earned on amounts on deposit in the Collection Account, any income from the investment in Permitted Investments of amounts deposited into the Collection Account.

            "Commitment Percentage" has the meaning assigned to that term in
Section 9.04(b).

            "Computer Tape or Listing" means the computer tape or listing (whether in electronic form or otherwise) generated by the Servicer on behalf of the Borrower which provides information relating to the Receivables included in the Net Eligible Receivables Balance.

            "Contract" means (i) collectively, an agreement between the Originator and an Obligor substantially in the form attached hereto as Exhibit D-1 and an invoice in the form attached hereto as Exhibit D-2 pursuant to or under which an Obligor shall be obligated to pay for merchandise, products or services from time to time or (ii) (in the case of any open account agreement) an invoice in the form attached hereto as Exhibit D-2 pursuant to or under which an Obligor shall be obligated to pay for merchandise, products or services from time to time.

            "Credit and Collection Policy" means the credit and collection policy of Maxtor and the Borrower to be delivered to the Agent and the Facility Insurer pursuant to Section 5.01(m) hereof, together with all exhibits thereto, as such policies may hereafter be amended, modified or supplemented from time to time in compliance with this Agreement.

            "Cut-Off Date" means the last day of each Fiscal Month, as set forth on Schedule VI hereto, as amended or replaced pursuant to the terms hereof.

            "Daily Report" means a report, in substantially the form attached hereto as Exhibit B which, among other things, (a) shall calculate the Adjusted Net Eligible Receivables Balance using (i) Eligible Receivables data current as of (and, in any event, not including any Receivable which was a Delinquent Receivable as of ) the end of business on the Business Day prior to the Business Day it is delivered by the Servicer to the Trustee (the "Delivery Date") and
(ii) an Adjusted Overconcentration Amount, an Adjusted Canadian Overconcentration Amount, an Adjusted Loss Reserve, an Adjusted Dilution Reserve and an Adjusted Yield and Fee Reserve, in each case, as of the end of business on the Business Day prior to such Delivery Date, (b) sets forth an amount of funds which the Borrower requests be released from the Collection Account on the Business Day following such Delivery Date and demonstrates that (1) after giving effect to such withdrawal and the Pledge of the Eligible Receivables to be purchased by the Borrower with such funds, the Capital Limit shall not be less than the Facility Amount and (2) the amount to be withdrawn from the Collection Account is not in excess of (x) the amount of funds on deposit in the Collection Account minus (y) an amount equal to the accrued and unpaid (i) Yield, (ii) Premium, (iii) Non-Use Fees, (iv) Servicing Fees and Backup Servicer Standby Fees (or, if the Backup Servicer has been appointed as Servicer hereunder, the Backup Servicer Fees) and (v) the Trustee Fees and (c) sets forth, in a manner satisfactory to the Agent and the Facility Insurer, the aggregate amount of Pledged Receivables owed by each of the Top Ten Obligors as of the date of such report.

            "Debt" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations secured by an Adverse Claim upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations and (vi) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above.

            "Default Premium" has the meaning set forth in the Premium Letter.

            "Default Ratio" means, as of any Cut-Off Date, the ratio, expressed as a percentage, equal to (i) the aggregate Outstanding Balances of all Defaulted Receivables on such Cut-Off Date divided by (ii) the aggregate Outstanding Balances of all Pledged Receivables on such Cut-Off Date.

            "Default Yield" means, with respect to any Remittance Date after the occurrence of an Early Amortization Event, all Yield on all Loans which is accrued and unpaid as of, and including, the day immediately preceding such Remittance Date minus the amount of Yield on all Loans which would have been accrued and unpaid as of, and including, the day immediately preceding such Remittance Date if such Early Amortization Event had not occurred.

            "Defaulted Receivable" means a Receivable:

                  (i) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment;

                  (ii) if a Bankruptcy Event has occurred with respect to the Obligor thereof or any other Person obligated thereon; or

                  (iii) which, consistent with the Credit and Collection Policy, should be written off the Originator's or the Borrower's books as uncollectible.

            "Deferred Purchase Price" has the meaning set forth in the Purchase Agreement.

            "Delinquency Ratio" means, as of any Cut-Off Date, the ratio, expressed as a percentage, equal to (i) the aggregate Outstanding Balances of all Delinquent Receivables on such Cut-Off Date divided by (ii) the aggregate Outstanding Balances of all Pledged Receivables on such Cut-Off Date.

            "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and:

                   (i) as to which any payment, or part thereof, remains unpaid for more than 30 days, but less than or equal to 90 days, from the original due date for such payment; or

                  (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Originator, the Servicer or the Borrower.

            "Dell" means Dell Computer Corporation.

            "Dell Concentration Percentage" means, as of any date of determination, (x) (A) 20% if Dell's Long Term Rating is A- or higher from S&P and A3 or higher from Moody's as of such date of determination, (B) 15% if Dell's Long Term Rating is BBB+ or BBB from S&P and Baa1 or Baa2 from Moody's as of such date of determination, (C) 10% if Dell's Long Term Rating is BBB- from S&P and Baa3 from Moody's as of such date of determination, (D) 5% if Dell's Long Term Rating is BB+ or BB from S&P and Ba1 or Ba2 from Moody's as of such date of determination and (E) 3% if Dell's Long Term Rating is below BB from S&P or has been cancelled, suspended or withdrawn by S&P or below Ba2 from Moody's or has been cancelled, suspended or withdrawn by Moody's as of such date of determination; provided, that, if Dell's Long Term Ratings from S&P and Moody's do not appear in the same clause above, the Dell Concentration Percentage shall be the lower of the percentages set forth in the two clauses in which such Long Term Ratings appear, or (y) at the option of the Borrower, a percentage not in excess of 25%; provided, that to the extent that such percentage exceeds the percentage that would have been calculated pursuant to clause (x) above, the Borrower must have put into place a credit default swap with respect to such excess that is provided by a Person, and on terms, satisfactory to the Facility Insurer and the Agent in their sole discretion.

            "Dilution" means the portion of any Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services, any cash discount, or any failure by the Originator to deliver any merchandise or services or otherwise perform under the related Contract, (ii) any change in or cancellation of any of the terms of the related Contract or any other adjustment by the Originator which reduces the amount payable by the Obligor on the related Receivable (including, without limitation, any price protection, marketing, incentive and "meet the competition" credits or other program credits and any volume and revenue rebates and advertising allowances), or (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof). The Borrower shall be deemed to have received Collections equal to the amount of any Dilution on the day such Dilution occurs and the Outstanding Balance of the related Receivable shall be reduced by that amount.

            "Dilution Reserve" means, as of any date of determination, an amount equal to (i) the Net Eligible Receivables Balance as of such date of determination multiplied by (ii) the Dilution Reserve Percentage as calculated in, or as should have been calculated in, the most recent Monthly Remittance Report required to have been delivered pursuant to Section 6.11(b) hereof.

            "Dilution Reserve Percentage" means a percentage, determined as of a Cut-Off Date, in accordance with the following formula:

            {(SF x ED) + ((DS-ED) x DS/ED)} x DHR where:

            SF = the Stress Factor, which shall be 2.0;

            ED = the "Expected Dilution", which shall be equal to the average of the Sales-Based Dilution Ratios during the twelve-Fiscal Month period ending on such Cut-Off Date, expressed as a percentage;

            DS = the "Dilution Spike", which shall be equal to the highest average of the Sales-Based Dilution Ratios for any three successive Fiscal Months during the immediately preceding 24 Fiscal Months, expressed as a percentage; and

            DHR = the "Dilution Horizon Ratio", which shall be equal to the Sales during the Fiscal Month ending on such Cut-Off Date divided by the Net Eligible Receivables Balance as of such Cut-Off Date.

            "Dilution-to-Liquidation Ratio" means, as of any Cut-Off Date, the ratio, expressed as a percentage, equal to (i) the aggregate amount of Dilution with respect to all Pledged Receivables which occurred during the twelve Fiscal Month period ending on such Cut-Off Date divided by (ii) the aggregate amount of Collections from Obligors on all Pledged Receivables received by the Borrower during such period.

            "Dynamic Loss Reserve Percentage" means an amount calculated pursuant to the following formula:

            DLRP = LR x LH x SF where:

            DLRP = the Dynamic Loss Reserve Percentage;

            LR = the Loss Ratio, which shall be equal to the greater of (i) the average of the Sales-Based Default Ratios as of the three most recent consecutive Cut-Off Dates and (ii) the highest average of the Sales-Based Default Ratios as of any three consecutive Cut-Off Dates occurring during the previous twelve Fiscal Months;

            LH = the Loss Horizon, which shall be equal to the cumulative Sales during the previous 75 days divided by the Net Eligible Receivables Balance as of the most recent Cut-Off Date; and

            SF = the Stress Factor, which shall be 2.

            "Early Amortization Event" has the meaning set forth in Section 7.01 hereof.

            "Earned Discount Rate" means, as of any date of determination, a percentage rate calculated by the Agent equal to the sum of (i) the weighted average of the Yield Rates related to the Fixed Periods in effect as of such date of determination, (ii) the Premium Rate (as defined in the Premium Letter) and (iii) at any time after an Early Amortization Event has occurred, the Default Premium Rate (as defined in the Premium Letter) in effect as of such date of determination.

            "Eligible Receivable" means, as of any date, each Pledged Receivable with respect to which each representation and warranty set forth on Schedule VII annexed hereto is true and correct.

            "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurodollar Disruption Event" means any of the following: (i) a determination by the Lender that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain any Loan, (ii) a determination by the Lender that the rate at which deposits of United States dollars are being offered in the London interbank market does not accurately reflect the cost to the Lender of making, funding or maintaining any Loan or (iii) the inability of the Lender to obtain United States dollars in the London interbank market to make, fund or maintain any Loan.

            "Eurodollar Rate" means with respect to any Fixed Period for any Loan allocated to such Fixed Period, the rate per annum appearing on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for United States dollar deposits having a term of thirty (30) days and a principal amount of $1,000,000 or more (or, if such page shall cease to be publicly available or, if the information contained on such page, in the Lender's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, such rate as reported by any publicly available recognized source of similar market data selected by the Agent that, in the Agent's reasonable judgment, accurately reflects such London Interbank Offered
Rate) at approximately 11:00 a.m., London time, two Business days prior to the commencement of such Fixed Period.

            "Facility Amount" means, at any time, the sum of the aggregate Loans Outstanding hereunder plus accrued and unpaid Yield, Premium and Non-Use Fees at such time.

            "Facility Insurance Agreement" means the Insurance and Reimbursement Agreement among the Borrower, the Servicer, the Collateral Agent, the Agent and the Facility Insurer, dated as of the date hereof, pursuant to which the Facility Insurance Policy has been issued, as such Insurance Agreement may be amended, supplemented, modified, extended or replaced from time to time, with the consent of the Agent and the Lender.

            "Facility Insurance Policy" means Financial Guaranty Insurance Policy (Policy Number FANR-0510-03129-NY) issued by the Facility Insurer pursuant to the Facility Insurance Agreement, as such Financial Guaranty Insurance Policy may be amended, supplemented, modified, extended or replaced from time to time, with the prior written consent of the Agent and the Lender (or another insurance policy, in an insured amount not less than $100,000,000, in form and substance satisfactory to the Agent and the Lender).

            "Facility Insurer" means Radian or any successor insurance company which has underwritten the Facility Insurance Policy.

            "Facility Insurer Bankruptcy Event" shall be deemed to have occurred if the Facility Insurer (1) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any supervision, rehabilitation, liquidation, bankruptcy or insolvency law or other similar law affecting creditors' rights or a petition is presented for its winding-up or liquidation (including, without limitation, any application by the Superintendent of Insurance of the State of New York (or any Person succeeding to the duties of such Superintendent) or any other insurance regulatory body, instrumentality or agency having authority over it (collectively, an "Insurance Regulator") for an order (I) pursuant to Section 7402 of the New York Insurance Law (or any successor provision thereto) directing the rehabilitation of the Facility Insurer, (II) pursuant to Section 7404 of the New York Insurance Law (or any successor provision thereto) directing the liquidation of the business of the Facility Insurer, or (III) pursuant to Section 7416 of the New York Insurance Law (or any successor provision thereto) dissolving the corporate existence of the Facility Insurer) and, in the case of any such proceeding or petition instituted or presented against it other than by the Facility Insurer itself or an Insurance Regulator, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its rehabilitation, winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (2) has a resolution passed for its rehabilitation winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); or (3) seeks or becomes subject to the appointment of an administrator, supervisor, rehabilitator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets or becomes subject to a corrective order or similar document issued by an Insurance Regulator which cites or otherwise references the Facility Insurer's financial impairment, deteriorating financial condition or failure to meet minimum levels of statutory capital or surplus.

            "Facility Insurer Default" means (i) the Facility Insurance Policy fails to be in full force and effect or the Facility Insurer directly or indirectly contests in any manner the effectiveness of the Facility Insurance Policy, (ii) the Facility Insurer fails to make any payment under the Facility Insurance Policy as and when payable, and such failure is not cured within five Business Days or (iii) a Facility Insurer Bankruptcy Event occurs.

            "Facility Insurer Early Amortization Event" means an Early Amortization Event described in clause (r) of Section 7.01 hereof.

            "Facility Insurer Interest" means any interest owed to the Facility Insurer pursuant to the Facility Insurance Agreement, the Premium Letter or any related agreement, accrued on amounts owed by the Borrower to the Facility Insurer with respect to (i) any claims paid by the Facility Insurer pursuant to the Facility Insurance Policy, (ii) Premiums and/or (iii) any other amounts due and owing to the Facility Insurer as specified in the Facility Insurance Agreement, the Premium Letter or any related agreement.

            "Facility Insurer Non-Use Fee" has the meaning ascribed thereto in the Fee Letter.

            "Facility Insurer Prepayment Discount Rate" means with respect to any date of determination, the rate per annum appearing on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for United States dollar deposits having a term of thirty
(30) days and a principal amount of $1,000,000 or more (or, if such page shall cease to be publicly available or, if the information contained on such page, in the Facility Insurer's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, such rate as reported by any publicly available recognized source of similar market data selected by the Facility Insurer that, in the Facility Insurer's reasonable judgment, accurately reflects such London Interbank Offered Rate) at approximately 11:00 a.m., London time, two Business days prior to such date of determination.

            "Facility Maturity Date" means the second anniversary of the date of this Agreement.

            "Fee Letter" has the meaning assigned to that term in Section
2.07(a).

            "Fees" has the meaning assigned to that term in Section 2.07(a).

            "Final Maturity Date" has the meaning assigned to that term in
Section 2.03.

            "Fiscal Month" means a fiscal month of the Originator and the Borrower.

            "Fitch" means Fitch Ratings, Ltd. (or its successors in interest).

            "Fixed Period" means for any outstanding Loans, a period determined pursuant to Section 2.04.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

            "Government Entity" means the United States, any State, any political subdivision of a State and any agency or instrumentality of the United States or any State or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guaranty" means any guaranty executed by any Person in respect of the obligations of an Obligor arising under or in connection with a Contract.

            "HPQ" means Hewlett Packard Company.

            "HPQ Concentration Percentage" means, as of any date of determination, (A) 20% if HPQ's Long Term Rating is A- or higher from S&P and A3 or higher from Moody's as of such date of determination, (B) 15% if HPQ's Long Term Rating is BBB+ or BBB from S&P and Baa1or Baa2 from Moody's as of such date of determination, (C) 10% if HPQ's Long Term Rating is BBB- from S&P and Baa3 from Moody's as of such date of determination, (D) 5% if HPQ's Long Term Rating is BB+ or BB from S&P and Ba1 or Ba2 from Moody's as of such date of determination and (E) 3% if HPQ's Long Term Rating is below BB from S&P or has been cancelled, suspended or withdrawn by S&P or below Ba2 from Moody's or has been cancelled, suspended or withdrawn by Moody's as of such date of determination; provided, that, if HPQ's Long Term Ratings from S&P and Moody's do not appear in the same clause above, the HPQ Concentration Percentage shall be the lower of the percentages set forth in the two clauses in which such Long Term Ratings appear.

            "Indemnified Amounts" has the meaning assigned to that term in
Section 8.01.

            "Independent Accountants" has the meaning assigned to that term in
Section 6.13(a).

            "Lender" means, collectively, MLCFC and/or any other Person (including, without limitation, any present or future Affiliate of MLCFC) that agrees, pursuant to the pertinent Assignment and Acceptance, to make Loans secured by Pledged Assets pursuant to Article II of this Agreement.

            "Lender Non-Use Fee" has the meaning ascribed thereto in the Fee Letter.

            "Lender Prepayment Discount Rate" means with respect to any date of determination, the rate per annum appearing on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for United States dollar deposits having a term of thirty (30) days and a principal amount of $1,000,000 or more (or, if such page shall cease to be publicly available or, if the information contained on such page, in the Agent's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, such rate as reported by any publicly available recognized source of similar market data selected by the Agent that, in the Agent's reasonable judgment, accurately reflects such London Interbank Offered Rate) at approximately 11:00 a.m., London time, two Business days prior to such date of determination.

            "Level I Obligor" means an Obligor (other than Dell or HPQ) whose Long Term Ratings and Short Term Ratings correspond to Level I as determined in accordance with Schedule V annexed hereto.

            "Level II Obligor" means an Obligor (other than Dell or HPQ) whose Long Term Ratings and Short Term Ratings correspond to Level II as determined in accordance with Schedule V annexed hereto.

            "Level III Obligor" means an Obligor (other than Dell or HPQ) whose Long Term Ratings and Short Term Ratings correspond to Level III as determined in accordance with Schedule V annexed hereto.

            "Level IV Obligor" means an Obligor (other than Dell or HPQ) whose Long Term Ratings and Short Term Ratings correspond to Level IV as determined in accordance with Schedule V annexed hereto.

            "Lien" means any mortgage, security interest, or other interest in property securing an obligation owed to, or valid claim by, a Person other than the owner of such property, whether such interest arises in equity or is based on common law, statute, or contract.

            "Liquidation Fee" means, for Loans allocated to any Fixed Period during which such Loans are repaid (in whole or in part) prior to the end of such Fixed Period, the amount, if any, by which (i) Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the amount of the payment of such Loans during such Fixed Period (as so computed) if such payment had not been made, as the case may be, exceeds (ii) the sum of (A) Yield actually received by the Lender in respect of such Loans for such Fixed Period plus, if applicable, (B) the income, if any, received by the Lender from the Lender's investing the proceeds of such payments on such Loans.

            "Liquidation Proceeds" means with respect to a Receivable with respect to which the related inventory has been foreclosed upon by the Servicer, all amounts realized with respect to such Receivable net of reasonable expenses of the Servicer incurred in connection with the collection, repossession and disposition of the related Related Security; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

            "Loan" has the meaning set forth in Section 2.01(a).

            "Loans Outstanding" means the sum of the principal amounts loaned to the Borrower for the initial and any subsequent Borrowings pursuant to Sections
2.01 and 2.02, reduced from time to time by Collections received and distributed on account of such Loans Outstanding pursuant to Section 2.05; provided, however, that such Loans Outstanding shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must be returned for any reason.

            "Lockbox" means a post office box (box number 73255) to which Collections are remitted for retrieval by the Lockbox Bank and for deposit by the Lockbox Bank into the Lockbox Account.

            "Lockbox Account" means the deposit account (account number 12334-05099 at the Lockbox Bank) in the name of the Borrower and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties.

            "Lockbox Agreement" means an agreement relating to lockbox services in connection with the Lockbox and the Lockbox Account and the control of the Collateral Agent, for the benefit of the Secured Parties, over the Lockbox Account, which is satisfactory to the Agent and the Facility Insurer in form and substance and among the Borrower, the Servicer, the

            Collateral Agent and the Lockbox Bank, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

            "Lockbox Bank" means Bank of America, N.A. and its successors in interest.

            "Long Term Rating" for any Person, shall mean the rating by Moody's or S&P of such Person's long-term public senior unsecured non-credit-enhanced debt.

            "Loss Reserve" means, as of any date of calculation, the product of
(A) the Dynamic Loss Reserve Percentage, as calculated in, or as should have been calculated in, the most recent Monthly Remittance Report required to have been delivered pursuant to Section 6.11(b) hereof and (B) the Net Eligible Receivables Balance as of such date of calculation.

            "Material Adverse Effect" means a material adverse effect on (i) the business, operations, condition (financial or otherwise) of the Borrower or Maxtor (in its capacity as Servicer or otherwise), (ii) the ability of the Borrower or Maxtor (in its capacity as Servicer or otherwise) to conduct its business as is currently conducted, (iii) the ability of the Borrower or Maxtor (in its capacity as Servicer or otherwise) to perform its obligations under this Agreement or any other Transaction Document to which it is a party, (iv) the validity or enforceability of this Agreement or any other Transaction Document to which the Borrower or Maxtor (in its capacity as Servicer or otherwise), as applicable, is a party, (v) the rights and remedies of the Lender, the Agent, the Collateral Agent, or the Facility Insurer under this Agreement or any of the Transaction Documents or (vi) the validity, enforceability or collectibility of all or any portion (other than an inconsequential portion) of the Pledged Receivables.

            "Maxtor" means Maxtor Corporation, a Delaware corporation.

            "Minimum Shadow Rating" has the meaning assigned to that term in
Section 5.01(dd) hereof.

            "MLCFC" means Merrill Lynch Commercial Finance Corp.

            "Monthly Remittance Report" means a report, in substantially the form of Exhibit C, furnished by the Servicer to the Agent, the Lender, the Backup Servicer and the Facility Insurer pursuant to Section 6.11(b).

            "Moody's" means Moody's Investors Service, Inc. (or its successors in interest).

            "Net Eligible Receivables Balance" means, (x) as of any Cut-Off Date, an amount equal to (i) the Outstanding Balance of all Eligible Receivables as of such Cut-Off Date minus (ii) the sum of (a) the Overconcentration Amount as of such Cut-Off Date and (b) the Canadian Overconcentration Amount as of such Cut-Off Date and (y) as of any date of determination other than a Cut-Off Date, an amount equal to (i) the Outstanding Balance of all Eligible Receivables as of such date of determination minus (ii) the sum of (a) the Adjusted

            Overconcentration Amount as of such date of determination and (b) the Adjusted Canadian Overconcentration Amount as of such date of determination.

            "Net Worth" means, with respect to the Borrower as of any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Pledged Receivables at such time, over (b) the sum of (i) the Loans Outstanding at such time plus (ii) the aggregate outstanding principal balance of the Subordinated Note (including any Deferred Purchase Price proposed to be incurred on the date of determination).

            "Non-Use Fees" means, collectively, the Facility Insurer Non-Use Fee and the Lender Non-Use Fee.

            "Notice of Borrowing" has the meaning assigned to that term in
Section 2.02(b) hereof.

            "Obligations" means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lender, the Agent, the Collateral Agent or the Facility Insurer arising under this Agreement and the other Transaction Documents and shall include, without limitation, all Fees (including, without limitation, any unpaid portion of the Structuring Fee) all liability for principal of and interest on the Loans, all Premiums, indemnifications and other amounts due or to become due under this Agreement and such other documents, including, without limitation, interest, fees, premiums and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

            "Obligor" means a Person obligated to make payments under a Contract.

            "Officer's Certificate" means a certificate signed by the chief executive officer, president, the secretary, the chief financial officer or any vice president of any Person.

            "Opinion of Counsel" means a written opinion of independent counsel acceptable to the Agent and the Facility Insurer in their reasonable discretion, which opinion, if such opinion or a copy thereof is required by the provisions of this Agreement or the Purchase Agreement, is reasonably acceptable in form and substance to the Agent and the Facility Insurer.

            "Originator" means Maxtor in its capacity as the seller under the Purchase Agreement.

            "Other Conveyed Property" means, with respect to any Receivable, all of the Borrower's right, title and interest in, to and under (i) all monies at any time received or receivable with respect to such Receivable, including, without limitation, Collections, (ii) the Related Security with respect to such Receivable and any and all agreements, documents, certificates and instruments evidencing such Related Security, (iii) the payment rights and all rights related to such payment rights under the related Contract and any and all other documents or electronic records that the Borrower keeps on file in accordance with its customary procedures relating to such Receivable, the related Related Security or the related Obligor, (iv) all property (including the right to receive future Liquidation Proceeds) that secures such Receivable and that has been acquired by or on behalf of the Borrower pursuant to the liquidation of such Receivable, and (v) all present and future rights, claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds and investments of any kind and nature in respect of any of the foregoing.

            "Other Permitted Liens" means tax liens or statutory liens which, in the aggregate, are not in excess of an inconsequential amount.

            "Outstanding Balance" means, as of any date, with respect to a Receivable, the unpaid balance of such Receivable, minus an amount equal to (i) the maximum potential volume rebates and advertising allowances that could be credited or offset against such balance plus (ii) without duplication, the amount of all actual Dilution that has occurred with respect to such Receivable.

            "Overconcentration Amount" means, at any time, without duplication, the sum of:

            (a) for each single Level I Obligor, the amount by which the sum of the Outstanding Balances of all Eligible Receivables which are payable by such single Level I Obligor and/or its Affiliates (regardless of whether such Persons are assigned one or more "bill to" numbers by the Originator) exceeds 12% of the sum of the Outstanding Balances of all Eligible Receivables (to the extent not in excess of the Borrowing Limit) at such time;

            (b) for each single Level II Obligor, the amount by which the sum of the Outstanding Balances of all Eligible Receivables which are payable by such single Level II Obligor and/or its Affiliates (regardless of whether such Persons are assigned one or more "bill to" numbers by the Originator) exceeds 10% of the sum of the Outstanding Balances of all Eligible Receivables (to the extent not in excess of the Borrowing Limit) at such time;

            (c) for each single Level III Obligor, the amount by which the sum of the Outstanding Balances of all Eligible Receivables which are payable by such single Level III Obligor and/or its Affiliates (regardless of whether such Persons are assigned one or more "bill to" numbers by the Originator) exceeds 5% of the sum of the Outstanding Balances of all Eligible Receivables (to the extent not in excess of the Borrowing Limit) at such time;

            (d) for each single Level IV Obligor, the amount by which the sum of the Outstanding Balances of all Eligible Receivables which are payable by such single Level IV Obligor and/or its Affiliates (regardless of whether such Persons are assigned one or more "bill to" numbers by the Originator) exceeds 3% of the sum of the Outstanding Balances of all Eligible Receivables (to the extent not in excess of the Borrowing Limit) at such time;

            (e) the amount by which the sum of the Outstanding Balances of all Eligible Receivables which are payable by Dell and/or its Affiliates (regardless of whether such Persons are assigned one or more "bill to" numbers by the Originator) exceeds the applicable Dell Concentration Percentage of the sum of the Outstanding Balances of all Eligible Receivables (to the extent not in excess of the Borrowing Limit) at such time;

            (f) the amount by which the sum of the Outstanding Balances of all Eligible Receivables which are payable by HPQ and/or its Affiliates (regardless of whether such Persons are assigned one or more "bill to" numbers by the Originator) exceeds the applicable HPQ Concentration Percentage of the sum of the Outstanding Balances of all Eligible Receivables (to the extent not in excess of the Borrowing Limit) at such time; and

            (g) the amount by which the sum of the Outstanding Balances of all Eligible Receivables which are payable by an Obligor other than Dell and which are required to be paid in full pursuant to the related Contract later than 45 days, but not later than 60 days, from the date of the related Contract, exceeds 5% of the sum of the Outstanding Balances of all Eligible Receivables (to the extent not in excess of the Borrowing Limit) at such time.

            "Past Due Receivable" means a Receivable that is not a Defaulted Receivable and as to which any payment, or part thereof, remains unpaid for 60 or more days, but less than or equal to 90 days, from the original due date for such payment.

            "Permitted Investments" means any one or more of the following:

                  (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase obligations (the collateral for which is held by a third party) with respect to any security described in clause (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by Moody's and S&P in one of their two highest long-term rating categories and if rated by Fitch, in one of its two highest long-term rating categories;

                  (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any State thereof or the District of Columbia, provided that the short-term commercial paper of such bank or trust company (or, in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of the depository institution holding company) at the date of acquisition thereof has been rated by Moody's and S&P in their highest short-term rating category, and if rated by Fitch, in its highest short-term rating category;

                   (iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any State thereof or the District of Columbia, having a rating, on the date of acquisition thereof, of no less than P-1 by Moody's, A-1 by S&P and F-1 if rated by Fitch; and

                  (v) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, of no less than Aaa by Moody's, AAAm by S&P and AAA/V1+ if rated by Fitch;

provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive either (a) interest only payments with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the principal and interest payments with respect to such instrument provide a yield to maturity exceeding 120% of the yield to maturity at par of such underlying obligation. Each Permitted Investment may be purchased by the Collection Account Bank or through an Affiliate of the Collection Account Bank.

            "Permitted Liens" means Liens created under and pursuant to the Transaction Documents.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, Government Entity or other entity.

            "Personal Property Act" means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other province of Canada.

            "Pledge" means the pledge of any Receivable pursuant to Article II.

            "Pledged Assets" has the meaning assigned to that term in Section 2.10.

            "Pledged Receivables" has the meaning assigned to that term in
Section 2.10(a).

            "Premium" means, collectively, (i) the "Premium", as defined in the Premium Letter as in effect on the date hereof without giving effect to any amendment or modification thereof that has not been consented to in writing by the Agent, and (ii) the Default Premium.

            "Premium Letter" means the Premium Letter dated as of the date hereof among the Borrower, the Servicer and the Facility Insurer, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Agent and the Lender.

            "Pre-payment Fee" means a fee, in an amount equal to the net present value as of the date of determination (calculated using a discount rate equal to the Lender Prepayment Discount Rate as of such date of determination) of the fee that would accrue at a rate equal to the Pre-payment Non-Use Fee Rate on the entire Borrowing Limit hereunder (as the same may be increased pursuant to any amendment hereto or amendment and restatement hereof) from the effective date of the termination of this Agreement through and including the Facility Maturity Date.

            "Pre-payment Non-Use Fee Rate" has the meaning ascribed thereto in the Fee Letter.

            "Program Deficiency" means, at any time, that the Facility Amount at such time exceeds the lesser of (x) the Borrowing Limit at such time and (y) the Capital Limit at such time.

            "Purchase Agreement" means that certain Purchase and Contribution Agreement, dated as of the date hereof, by and between the Borrower, as purchaser, and Maxtor, as seller, together with all instruments, documents and agreements executed in connection therewith, as the same may from time to time be amended, restated, supplemented and/or otherwise modified in accordance with the terms hereof.

            "Radian" has the meaning set forth in the Preamble hereto.

            "Rating Agencies" mean Moody's, S&P and Fitch, or such other nationally recognized statistical rating organizations as may be designated by the Agent and the Facility Insurer.

            "Receivable" means the indebtedness of, and the right to all payments from, an Obligor resulting from the sale of merchandise, products or services by the Originator under a Contract, including, without limitation, the right to any payments with respect to (i) interest or finance charges with respect thereto, (ii) any other obligations of such Obligor with respect thereto and (iii) all Related Security with respect thereto.

            "Records" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors which the Borrower has itself generated, in which the Borrower has acquired an interest pursuant to the applicable Purchase Agreement or in which the Borrower has otherwise obtained an interest.

            "Related Security" means with respect to any Receivable:

                  (i) all of the Borrower's interest in any merchandise or products (including returned merchandise or products) relating to any sale giving rise to such Receivable;

                  (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements under which an Obligor is the debtor describing any collateral securing such Receivable;

                   (iii) all guaranties, letters of credit, letter of credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                  (iv) the payment rights and all rights related to such payment rights under the Contract related to such Receivable and, to the extent that the assignment of the Borrower's interests therein is enforceable under applicable law, all Records relating to such Receivable and the related Obligor; and

                  (v) all proceeds of the foregoing.

            "Release Price" means with respect to a Pledged Receivable to be released hereunder, an amount equal to the Outstanding Balance of such Pledged Receivable plus all accrued but unpaid interest and fees thereon.

            "Remittance Date" means the tenth Business Day of each Fiscal Month; provided, that the final Remittance Date shall occur on the Collection Date.

            "Remittance Period" means, (i) as to the initial Remittance Date, the period beginning on the date of this Agreement and ending on, and including, the last day of the Fiscal Month in which such date shall occur (or such other dates as the Agent and the Borrower may agree) and (ii) as to any subsequent Remittance Date, the period beginning on, and including, the first day of the most recently ended Fiscal Month and ending on, and including, the last day of the most recently ended Fiscal Month; provided, that the final Remittance Period shall begin on the first day of the most recently ended Fiscal Month and shall end on the Collection Date.

            "Required Capital Amount" means, at any time of determination, the greater of (i) $5,000,000 and (ii) an amount equal to 3% of the Outstanding Balance of all Pledged Receivables at such time of determination.

            "Rollover Fixed Period" means any Fixed Period other than any Fixed Period (i) applicable to the Loan arising as a result of the Borrowing on the initial Borrowing Date or (ii) applicable to any new Loan arising as a result of a Borrowing on a Subsequent Borrowing Date.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (or its successors in interest).

            "Sales" means, with respect to any period, the aggregate original Outstanding Balances (without giving effect to any reduction for volume rebates, advertising allowances or other Dilution) of the Receivables generated by the sales of merchandise, products and services by the Originator during such period.

            "Sales-Based Default Ratio" means, with respect to any Cut-Off Date, the ratio, expressed as a percentage, of (i) the aggregate Outstanding Balance of all Past Due Receivables as of such Cut-Off Date, divided by (ii) the Sales during the Fiscal Month ending on the third Cut-Off Date prior to such Cut-Off Date.

            "Sales-Based Dilution Ratio" means, with respect to any Cut-Off Date, the aggregate amount of Dilution (other than Dilution attributable to volume rebates and advertising allowances) which occurred with respect to Pledged Receivables during the Fiscal Month ending on such Cut-Off Date; divided by the Sales during the Fiscal Month immediately prior to such Fiscal Month.

            "Secured Parties" means the Agent, the Lender, the Facility Insurer and their successors and assigns.

            "Servicer" means at any time the Person then authorized, pursuant to
Section 6.01, to service, administer and collect Pledged Receivables.

            "Servicer Advance" has the meaning assigned to such term in Section 6.20.

            "Servicer Default" means the occurrence of any of the following events:

                  (i) the failure (which failure shall not have been cured within one Business Day) of the Servicer to deliver any payments, collections or proceeds which it is obligated to deliver under the terms hereof or of any other Transaction Document at the times it is obligated to make such deliveries under the terms hereof or of any other Transaction Document;

                  (ii) the inability or failure (which failure shall not have been cured within three Business Days) of the Servicer to satisfy any of its reporting, certification, notification or documentation requirements under the terms hereof or of any other Transaction Document or the failure of the Servicer to observe or perform any other covenant under the terms hereof or of any other Transaction Document;

                  (iii) any representation, warranty or statement of the Servicer made herein or in any other Transaction Document shall prove to be incorrect in any material respect; provided, however, that if any such event is cured by the repurchase of Receivables pursuant to Section 6.22 hereof, such event shall cease to constitute a Servicer Default;

                  (iv) the occurrence of an Early Amortization Event described in clause (j) through (n) of Section 7.01; or

                  (v) the occurrence of any Bankruptcy Event in respect of the Servicer.

            "Servicing Fee" means, for any Remittance Period, an amount, payable out of Collections on the Pledged Receivables and amounts applied to the payment of, or treated as payments on, the Pledged Receivables, equal to (i) the Servicing Fee Rate multiplied by (ii) the Net Eligible Receivables Balance as of the first day of such Remittance Period.

            "Servicing Fee Rate" means with respect to the Pledged Receivables, the per annum rate of 0.75%.

            "Shadow Rating" has the meaning set forth in the definition of Shadow Rating Letter.

            "Shadow Rating Letter" means a credit assessment letter from S&P which states that the credit performance of the financing facility provided hereunder is consistent with a certain rating (the "Shadow Rating").

            "Short Term Rating" for any Person, shall mean the rating by Moody's or S&P of such Person's short-term public senior unsecured non-credit-enhanced debt.

            "State" means one of the fifty states of the United States or the District of Columbia.

            "Structuring Fee" has the meaning ascribed thereto in the Fee
Letter.

            "Subordinated Note" has the meaning set forth in the Purchase Agreement.

            "Subsequent Borrowing" means a Borrowing which occurs on a Subsequent Borrowing Date.

            "Subsequent Borrowing Date" has the meaning ascribed to such term in the definition of "Borrowing Date".

            "Top Ten Obligors" means as of any date of determination the ten Obligors owing the largest aggregate Outstanding Balances of Receivables as of such date of determination.

            "Transaction Documents" means this Agreement, the Purchase Agreement, the Lockbox Agreement, the Collection Account Agreement, the Fee Letter, the Facility Insurance Policy, the Facility Insurance Agreement, the Premium Letter and each document and instrument related to any of the foregoing.

            "Transition Fee" means a fee in the amount of $50,000 payable to the Backup Servicer in connection with a transfer of servicing from the Servicer to the Backup Servicer as the successor Servicer.

            "Trustee" means U.S. Bank National Association or any successor Trustee appointed by the Agent, with the consent of the Facility Insurer, pursuant to Section 2.25 hereof.

            "Trustee Fee" means, for any Remittance Period or portion thereof, an amount payable out of Collections on the Pledged Receivables and amounts applied to the payment of, or treated as payments on, the Pledged Receivables, equal to the greater of (i) the Trustee Fee Rate multiplied by the Net Eligible Receivables Balance as of the first day of such Remittance Period or (ii) $2,000.

            "Trustee Fee Rate" means the per annum rate of 0.04%.

            "Turnover Rate" means the ratio (expressed as a percentage), as of any Cut-Off Date, of (i) the aggregate Outstanding Balances of all Eligible Receivables as of such Cut-Off Date divided by (ii) the aggregate Collections from Obligors of Eligible Receivables received by the Borrower during the Fiscal Month ending on such Cut-Off Date.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

            "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

            "Unmatured Early Amortization Event" means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Early Amortization Event.

            "Yield" means with respect to any Fixed Period for any Loan allocated to such Fixed Period, the product of:

                        YR x L x ED
                                 --
                                360

where:      YR    =     the Yield Rate for such Fixed Period;

            L     =     the principal amount of Loans Outstanding allocated to
                        such Fixed Period; and

            ED    =     the actual number of days elapsed during such Fixed
                        Period;

provided, however, that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is required to be rescinded by the Lender to the Borrower or any other Person for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.

            "Yield and Fee Reserve" means, as of any date of determination, an amount equal to (i) the Net Eligible Receivables Balance as of such date of determination multiplied by (ii) the sum of (A) the Earned Discount Rate in effect as of such date of determination and (B) the Servicing Fee Rate, divided by (iii) 12, multiplied by (iv) 2, multiplied by (v) the Turnover Rate calculated in, or as should have been calculated in, the most recent Monthly Remittance Report required to have been delivered pursuant to Section 6.11(b) hereof.

            "Yield Rate" means with respect to any Fixed Period for any Loan allocated to such Fixed Period, an interest rate per annum equal to the Adjusted Eurodollar Rate; provided, however, that if the Lender shall have notified the Agent that a Eurodollar Disruption Event has occurred, the Yield Rate shall be equal to the Adjusted Base Rate until the Lender shall have notified the Agent that such Eurodollar Disruption Event has ceased, at which time the Yield Rate shall again be equal to the Adjusted Eurodollar Rate).

            SECTION 1.02 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in of the UCC of the State of New York

            SECTION 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

II. THE RECEIVABLES FACILITY

            SECTION 2.01 Borrowings. On the terms and conditions hereinafter set forth, the Lender shall make loans ("Loans") to the Borrower secured by Pledged Assets from time to time during the period from the date hereof until the Amortization Commencement Date. Under no circumstances shall the Borrower request, or the Lender make, any Loan if,
(a) the principal amount of such Loan is less than $1,000,000 or (b) after giving effect to the Borrowing of such Loan, (i) an Early Amortization Event or an event that but for notice or lapse of time or both would constitute an Early Amortization Event shall have occurred and is continuing or (ii) a Program Deficiency shall have occurred and is continuing. Under no circumstances shall the Borrower request more than six Loans be advanced in any one calendar month.

            SECTION 2.02 The Initial Borrowing and Subsequent Borrowings.
(a) Until the occurrence of the Amortization Commencement Date, the Lender will make Loans on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2.01 and this Section 2.02 and subject to the provisions of Article III hereof.
SECTION 1.1

            (b) The initial Borrowing and each Subsequent Borrowing shall be made on at least four Business Days' irrevocable written notice from the Borrower to the Agent and the Facility Insurer in the form attached hereto as Exhibit E, (any such written notice, a "Notice of Borrowing"), provided that such Notice of Borrowing is received by the Agent no later than 1:00 P.M. (New York City time) on the Business Day of receipt. Any Notice of Borrowing received after 1:00 P.M. (New York City time) shall be deemed received prior to 1:00 P.M. (New York City time) on the following Business Day. Each such Notice of Borrowing shall include (A) the aggregate amount of such Borrowing and (B) the requested Borrowing Date. Each such Notice of Borrowing, other than a Notice of Borrowing requesting a Borrowing on a Remittance Date, shall be accompanied by a Borrowing Report. On each Borrowing Date, the Lender shall, upon satisfaction of the applicable conditions set forth in this Section 2.02 and Article III, make available to the Borrower on such Borrowing Date, no later than 4:00 P.M. (New York City time) in same day funds, the amount of the Borrowing requested for such Borrowing Date (net of amounts payable to or for the benefit of the Lender) by payment into the Borrower's account number 12332-01771 at Bank of America, N.A., ABA No. 121000358 or such other account which the Borrower has designated in writing.

            (c) Notwithstanding any provision in Section 2.02(b), if the Facility Insurer delivers a Borrowing Objection Notice to the Agent and the Lender no later than 1:00 P.M. (New York City time), two Business Days prior to the date of Borrowing requested in a Notice of Borrowing, the Lender shall not fund such Borrowing. Any Borrowing Objection Notice delivered to the Agent and the Lender later than 1:00 P.M. (New York City time), two Business Days prior to the date of Borrowing requested in a Notice of Borrowing, shall be deemed ineffective and the Lender shall fund such Borrowing. The Facility Insurer shall have no obligation to deliver any Borrowing Objection Notice at any time, regardless of whether all conditions precedent to any Borrowing have been met.

            (d) Unless otherwise provided in this Agreement, the Loans shall bear interest at the Yield Rate.

            (e) Subject to the terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay or prepay Loans, on and after the date hereof and prior to the Amortization Commencement Date.

            (f) Determinations by the Lender of the existence of any Eurodollar Disruption Event, or of the effect of any Eurodollar Disruption Event on its making or maintaining Loans at the Adjusted Eurodollar Rate, shall be conclusive absent manifest error.

            SECTION 2.03 Facility Maturity Date. Any Loans outstanding on the Facility Maturity Date shall mature on the Facility Maturity Date. Notwithstanding any other provision hereof, on the Facility Maturity Date, the outstanding principal of all outstanding Loans, if any, and all Yield and all Fees accrued thereon and all Premium and other Obligations shall be immediately due and payable (and the Borrower shall pay all such amounts immediately).

            SECTION 2.04 Determination of Fixed Periods. The initial Fixed Period applicable to any new Loan arising as a result of a Borrowing shall commence on, and include, the date of such Borrowing and shall terminate on, and include, the day immediately prior to the next occurring Remittance Date. All outstanding Loans allocated to one or more initial Fixed Periods or Rollover Fixed Periods maturing on the same date shall be combined and allocated to a single Rollover Fixed Period at the end of such initial Fixed Periods or Rollover Fixed Periods. Each Rollover Fixed Period shall commence on, and include, the Remittance Date following the last day of the immediately preceding Fixed Period and shall terminate on, and include, the day immediately prior to the next occurring Remittance Date.

            SECTION 2.05 Remittance Procedures. Subject to the other provisions of this Section 2.05, the Trustee, as agent for the Servicer, the Agent, the Lender and the Facility Insurer, shall instruct the Collection Account Bank, and, to the extent that the Trustee fails to do so, the

Agent may instruct the Collection Account Bank, to apply funds on deposit in the Collection Account as described in this Section 2.05. No funds shall be transferred from the Collection Account except in accordance with this Section 2.05.

            (a) Yield and Liquidation Fees. On each Business Day (including any Remittance Date), the Trustee shall, and, to the extent that the Trustee fails to do so, the Agent may, direct the Collection Account Bank to set aside in the Collection Account (whether on such day or on a subsequent day) collected funds in an amount equal to Yield accrued through such day on the Loans and the Premium, the Non-Use Fees, the Trustee Fee, the Backup Servicer Standby Fee and the Servicing Fee accrued through such day, in each case, not so previously set aside and the amount of any unpaid Liquidation Fees owed to the Lender on such day. Any funds set aside in respect of accrued Yield, Premium, Non-Use Fees, Trustee Fee, Backup Servicer Standby Fee, Servicing Fee and Liquidation Fees pursuant to this Section 2.05(a) shall remain set aside in the Collection Account until the next Remittance Date, at which time such funds shall be disbursed pursuant to Section 2.05(c).

            (b) [Intentionally omitted.]

            (c) Remittance Date Transfers from Collection Account. The Trustee shall, pursuant to a Monthly Remittance Report that has been prepared by the Servicer and confirmed and signed by the Trustee, and, to the extent that the Trustee fails to do so, the Agent may, on each Remittance Date, direct the Collection Account Bank to transfer collected funds held by the Collection Account Bank in the Collection Account, in the following amounts and priority:

                  (i) at any time after the occurrence of a Servicer Default and the appointment of the Backup Servicer as the Servicer hereunder, to the Backup Servicer in an amount equal to the Backup Servicer Fees which are accrued and unpaid as of the last day of the preceding Remittance Period plus any Transition Fee not previously paid to the Backup Servicer;

                  (ii) on a pari passu basis (A) to the Trustee in an amount equal to the Trustee Fee which is accrued and unpaid as of the last day of the preceding Remittance Period, (B) at any time prior to the appointment of the Backup Servicer as the Servicer hereunder, to the Backup Servicer in an amount equal to the Backup Servicer Standby Fees which are accrued and unpaid as of the last day of the preceding Remittance Period and (C) to the Lockbox Bank in an amount equal to fees and expenses (but not amounts related to indemnification obligations or any other amounts) due and owing to the Lockbox Bank under the Lockbox Agreement which are accrued and unpaid as of the last day of the preceding Remittance Period;

                  (iii) on a pari passu basis (A) to the Agent for the account of the Lender in an amount equal to (and for the pro rata payment of) (x) all Yield (other than Default Yield) on all Loans which is accrued and unpaid as of, and including, the day immediately preceding such Remittance Date, (y) any Lender Non-Use Fee which is payable as of such Remittance Date pursuant to the terms of the Fee
      Letter and (z) any unpaid Liquidation Fees and (B) to the Facility
      Insurer in an amount equal to (and for the pro rata payment of) (x) any Premium (other than Default Premium) which is payable as of such Remittance Date pursuant to the terms of the Premium Letter and (y) any Facility Insurer Non-Use Fee which is payable as of such Remittance Date pursuant to the terms of the Fee Letter;

                  (iv) to the Servicer (if the Servicer is Maxtor or any Affiliate thereof) in an amount equal to the Servicing Fee which is accrued and unpaid as the last day of the preceding Remittance Period plus any Servicer Advances not previously reimbursed to the Servicer;

                  (v) to the Agent for the account of the Lender in an amount equal to the Borrowing Base Deficiency (if any) as of such Remittance Date;

                  (vi) on or after the occurrence of the Amortization Commencement Date, to the Agent for the account of the Lender for the repayment of Loans outstanding in an amount equal to the lesser of (i) all remaining funds in the Collection Account and (ii) an amount necessary to repay the outstanding principal amount of all Loans in full;

                  (vii) to the Facility Insurer an amount equal to any Accrued Liability then due and payable;

                  (viii) on a pari passu basis (A) to the Agent for the account of the Lender in an amount equal to all Default Yield on all Loans which is accrued and unpaid as of, and including, the day immediately preceding such Remittance Date and (B) to the Facility Insurer in an amount equal to any Default Premium which is payable as of such Remittance Date pursuant to the terms of the Premium Letter;

                  (ix) on a pari passu basis to the Agent, the Lender, the Facility Insurer and any other Indemnified Party hereunder in an amount equal to the aggregate amount of any other obligations of the Borrower then due to the Agent, the Lender, the Facility Insurer and any other Indemnified Party hereunder or under any other Transaction Document (other than, in the case of the Facility Insurer, those specified in clause (x) below);

                  (x) to the Facility Insurer an amount equal to any Facility Insurer Interest then due and payable;

                  (xi) to the Lockbox Bank in an amount equal to any amounts (other than fees and expenses) due and owing to the Lockbox Bank under the Lockbox Agreement which are accrued and unpaid as of the last day of the preceding Remittance Period; and

                  (xii) to, or at the direction of, the Borrower (or at the direction of the Servicer, on behalf of the Borrower), any remaining amounts.

Upon its receipt of funds pursuant to clauses (v), (vi), (viii) and (ix), the Agent shall apply such funds as directed by the Lender or as otherwise provided in this Agreement.

            (d) Borrower Deficiency Payments. Notwithstanding anything to the contrary contained in this Section 2.05 or in any other provision in this Agreement, if, on any day prior to the Collection Date, a Program Deficiency shall occur, then the Borrower shall remit to the Agent, within three Business Days, a payment (to be applied by the Agent to repay Loans selected by the Agent, in its sole discretion) in such amount as may be necessary to eliminate such Program Deficiency.

            (e) [Intentionally omitted.]

            (f) Reinvestment Withdrawals. Notwithstanding anything to the contrary contained in this Section 2.05 or in any other provision in this Agreement, on any Business Day (provided that such Business Day shall be prior to the Amortization Commencement Date and no amount payable by the Borrower hereunder or under any other Transaction Document shall be past due including, without limitation, any amount which would have been paid on the immediately preceding Remittance Date pursuant to Section 2.05(c) but for the insufficiency of funds in the Collection Account on such Remittance Date) the Borrower may request (by causing the Servicer to deliver a Daily Report to the Trustee) that the Trustee cause the Collection Account Bank to withdraw from the Collection Account and deposit, on behalf of the Borrower, into the Originator's account number 1484004218 at Bank of America, N.A., ABA No. 121000358, or such other account which the Borrower has designated in writing an amount not in excess of
(x) the amount of funds on deposit in the Collection Account minus (y) an amount equal to the accrued and unpaid (i) Yield, (ii) Premium, (iii) Non-Use Fees,
(iv) Servicing Fees and Backup Servicer Standby Fees (or, if the Backup Servicer has been appointed as Servicer hereunder, the Backup Servicer Fees) and (v) Trustee Fees, in each case, as of such Business Day; provided, that the Daily Report delivered in connection with such request has been confirmed by the Trustee pursuant to Section 6.11(c), signed by the Trustee and delivered by the Trustee to the Agent and the Facility Insurer (via telecopier or other electronic means approved by the Agent and the Facility Insurer), and such Daily Report demonstrates that (1) after giving effect to such withdrawal and the Pledge of such Receivables, the Capital Limit shall not be less than the Facility Amount and (2) the amount to be withdrawn from the Collection Account on such Business Day is not in excess of (x) the amount of funds on deposit in the Collection Account minus (y) an amount equal to the accrued and unpaid (i) Yield, (ii) Premium, (iii) Non-Use Fees, (iv) Servicing Fees and Backup Servicer Standby Fees (or, if the Backup Servicer has been appointed as Servicer hereunder, the Backup Servicer Fees) and (v) Trustee Fees, in each case, as of such Business Day.

            (g) Instructions to the Collection Account Bank. All instructions and directions given to the Collection Account Bank by the Trustee or the Agent pursuant to this Section 2.05 shall be in writing (including instructions and directions transmitted to the Collection Account Bank by telecopy) and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of this Section 2.05. A copy of all instructions and directions given to the Collection Account Bank by the Trustee pursuant to this Section 2.05 shall be immediately transmitted by the Trustee to the Agent and the Facility Insurer by telecopy. A copy of all instructions and directions given to the Collection Account Bank by the Agent pursuant to this Section 2.05, shall be immediately transmitted by the Agent to the Servicer, the Borrower and the Facility Insurer by telecopy.

            SECTION 2.06 Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 P.M. (New York City time) on the day when due in lawful money of the United States in immediately available funds to the Collection Account or such other account as is designated by the Agent with the consent of the Facility Insurer. The Borrower shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder (whether owing by the Borrower or the Servicer) at the Base Rate plus 2.00%, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and distributed by the Agent to, the Lender and/or the Facility Insurer, as applicable. Any Obligation hereunder shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or returned to the Borrower or any other Person for any reason. All computations of interest and all computations of Yield, Premium, Liquidation Fee and other fees hereunder (including, without limitation, the Fees, the Backup Servicer Fee, the Backup Servicer Standby Fee, the Trustee Fee and the Servicing Fee) shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

            (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield, Premium, interest or any fee payable hereunder, as the case may be.

            (c) If any Borrowing requested by the Borrower and approved by the Lender and the Agent pursuant to Section 2.02 is not for any reason whatsoever, except as a result of the gross negligence or wilful misconduct of the Lender and/or the Agent or the delivery of a Borrowing Objection Notice by the Facility Insurer on a timely basis pursuant to Section 2.02, made on the date specified therefor, the Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct of the Lender or the Agent), including, without limitation, any loss (including cost of funds and out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund Loans or maintain Loans during such Fixed Period.

            SECTION 2.07 Fees and Premium. (a) The Borrower shall pay the Lender and the Facility Insurer (either directly or through the Agent) certain fees (the "Fees") in the amounts and on the dates set forth in a fee letter (the "Fee Letter"), dated the date hereof, among the Borrower, the Facility Insurer, the Agent, and the Lender as in effect on the date hereof and as such fee letter may be amended by the parties thereto. The Borrower shall pay the Facility Insurer the Premiums in the amounts and on the dates set forth in the Premium Letter.

            (b) All of the Fees and Premiums payable pursuant to this Section
2.07 shall be payable solely from amounts available for application pursuant to, and subject to the priority of payment set forth in, Section 2.05.

            SECTION 2.08 Increased Costs; Capital Adequacy. (a) If, due to either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application of any law or regulation (including, without limitation, any law or regulation resulting in any interest payments paid to the Lender under this Agreement being subject to United States withholding tax) or any guideline of any accounting board or authority (whether or not a part of any government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic or (ii) the compliance with any guideline or request from any central bank or other Government Entity (whether or not having the force of law), there shall be any increase in the cost to the Agent, the Lender, or any Affiliate, successor or assign thereof (each of which shall be an "Affected Party") of agreeing to make or making, funding or maintaining any Loan (or any reduction of the amount of any payment (whether of principal, interest, fees, compensation or otherwise) to any Affected Party hereunder), as the case may be, the Borrower shall, from time to time, upon written demand complying with Section 2.08(c) by the Agent, on behalf of such Affected Party, pay to the Agent (from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.05), on behalf of such Affected Party, additional amounts sufficient to compensate such Affected Party for such increased costs or reduced payments. For the avoidance of doubt, FASB Interpretation No. 46 or any other interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a change in the interpretation, administration or application of a guideline subject to this Section 2.08(a).

            (b) If either (i) the introduction of or any change in or in the interpretation, administration or application of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request, from any central bank, any Government Entity or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), the Agent shall be paid, on behalf of such Affected Party (from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.05), such additional amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, FASB Interpretation No. 46 or any other interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a change in the interpretation, administration or application of a guideline subject to this Section 2.08(b).

            (c) In determining any amount provided for in this Section 2.08, the Affected Party may use any reasonable averaging and attribution methods. The Agent, on behalf of any Affected Party making a claim under this Section 2.08, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent demonstrable error.

            SECTION 2.09 Collateral Assignment of Agreements. The Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower's right, title and interest in, to and under the Lockbox Agreement, the Purchase Agreement and all Contracts related to each Pledged Receivable and all other agreements, documents and instruments evidencing, securing or guarantying any Pledged Receivable and all other agreements, documents and instruments related to any of the foregoing (the "Assigned Documents"). The Borrower confirms and agrees that the Collateral Agent (or any designee thereof) shall, at the option of the Facility Insurer, have, following an Early Amortization Event (other than a Facility Insurer Early Amortization Event) and, at the option of the Agent, have, following a Facility Insurer Early Amortization Event, the sole right to enforce (and, at the direction the Facility Insurer or the Agent, as applicable, the Collateral Agent shall enforce) the Borrower's rights and remedies under each Assigned Document, but without any obligation on the part of the Agent, the Collateral Agent, the Lender and the Facility Insurer or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. In addition, each of the Servicer and the Borrower confirms and agrees that the Servicer or the Borrower will send to the Collateral Agent, with a copy to the Agent and the Facility Insurer, a notice of (i) any breach of any representation, warranty, agreement or covenant under any such Assigned Document or (ii) any event or occurrence that, upon notice to the Servicer or the Borrower, as applicable, or upon the passage of time or both, would constitute such a breach. The Borrower further confirms and agrees that such assignment to the Collateral Agent shall terminate upon the Collection Date.

            SECTION 2.10 Grant of a Security Interest. (a) To secure the prompt and complete payment when due of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to the Transaction Documents, the Borrower hereby assigns and pledges to the Collateral Agent, on behalf of the Secured Parties (and their successors and assigns) and grants to the Collateral Agent, on behalf of the Secured Parties (and their successors and assigns), a security interest in all of the Borrower's right, title and interest in, to and under all of its assets, including without limitation all of the following property and interests in property (collectively, the "Pledged Assets"), whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located:

                  (i) all Receivables purchased by or contributed (or otherwise transferred or pledged pursuant to the terms of the Purchase Agreement) to the Borrower under the Purchase Agreement from time to time (the "Pledged Receivables"), all Other Conveyed Property related to the Pledged Receivables purchased by or contributed (or otherwise transferred or pledged pursuant to the terms of the Purchase Agreement) to the Borrower under the Purchase Agreement, all Related Security related to the Pledged Receivables, and all Collections and other monies due and to become due under the Contracts related to the Pledged Receivables;

                  (ii) the Assigned Documents, including in each case, without limitation, all monies due and to become due to the Borrower under or in connection therewith, and, to the extent of the Borrower's interests therein (including any causes of actions thereunder and collections related thereto), all legal opinions, if any, delivered or rendered in connection with any item included in clause (i) above or this clause (ii) or any transaction related to any of the foregoing;

                  (iii) the Collection Account, the Lockbox (and all checks and other items therein), the Lockbox Account, and all other bank and similar accounts relating to the collection of Pledged Receivables (whether now existing or hereafter established) and all funds held therein or in such other accounts, and all investments in and all income from the investment of funds in the Collection Account, the Lockbox Account and such other accounts;

                  (iv) to the extent of the Borrower's interests therein, the Records relating to any Pledged Receivables;

                  (v) all UCC financing statements filed by the Borrower against Maxtor under or in connection with the Purchase Agreement;

                  (vi) all Liquidation Proceeds relating to any Pledged Receivables; and

                  (vii) all proceeds of the foregoing property described in clauses (i) through (vi) above, including interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for or on account of the sale or other disposition of any or all of the then existing Pledged Receivables.

            SECTION 2.11 The Collateral Agent and the Pledged Assets. (a) The Collateral Agent hereby agrees that all of its interests, including security interests, in the Pledged Assets are held solely for the benefit of the Secured Parties. The Secured Parties hereby authorize the Collateral Agent to, and the Collateral Agent hereby agrees that it shall execute (if necessary) and cause the proper filing of each UCC financing statement and each UCC financing statement extension required to perfect and maintain its security interests in the Pledged Assets and execute all Transaction Documents relating to the Pledged Assets requiring execution and delivery by it and shall accept delivery from the Borrower of those Transaction Documents relating to the Pledged Assets which do not require the Collateral Agent's execution. The Collateral Agent shall take any action with respect to the Pledged Assets, this Agreement and the other Transaction Documents relating to the Pledged Assets requested in a written notice signed by each of the Secured Parties (or, after the occurrence of an Early Amortization Event (other than a Facility Insurer Early Amortization Event), by the Facility Insurer), including, without limitation, releasing portions of the Pledged Assets from the security interests imposed pursuant to this Agreement and the other Transaction Documents relating to the Pledged Assets; provided, however, that the Collateral Agent shall not be obligated to take any such action which is in conflict with any provisions of law, of this Agreement, or of the other Transaction Documents. The Collateral Agent shall not be under any obligation to take any action which is discretionary under the provisions hereof or under any other Transaction Document relating to the Pledged Assets unless so directed to do so in a written notice signed by each of the Secured Parties (or, after the occurrence of an Early Amortization Event (other than a Facility Insurer Early Amortization Event), by the Facility Insurer). The Collateral Agent shall not have any duty to any Secured Party as to any Pledged Assets in the possession or control of such Secured Party.

            (b) The Collateral Agent hereby agrees that it shall (i) take no actions under the Lockbox Agreement or the Collection Account Agreement without the prior written consent of each of the Secured Parties (or, after the occurrence of an Early Amortization Event (other than a Facility Insurer Early Amortization Event), of the Facility Insurer) other than those, expressly permitted by this Agreement, (ii) take all actions under the Lockbox Agreement or the Collection Account Agreement requested by each of the Secured Parties (or, after the occurrence of an Early Amortization Event (other than a Facility Insurer Early Amortization Event), by the Facility Insurer) and (iii) upon the request of any Secured Party, deliver to such Secured Party copies of any daily deposit advices or bank statements received by the Collateral Agent pursuant to the Lockbox Agreement.

            SECTION 2.12 Limitations on Duties of Collateral Agent, Etc. The Backup Servicer, the Trustee, the Collateral Agent and the Collection Account Bank shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against any such Person. The Backup Servicer, the Trustee, the Collateral Agent and the Collection Account Bank shall exercise the rights and powers vested in it by this Agreement or by any other Transaction Document, and no such Person shall be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Secured Parties in accordance with the terms of this Agreement.

            SECTION 2.13 Exculpatory Provisions. The Backup Servicer, the Trustee, the Collateral Agent and the Collection Account Bank shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the other Transaction Documents, except for those made by or required to be verified by such Person. None of the Backup Servicer, the Trustee, the Collateral Agent or the Collection Account Bank makes any representations as to the value or condition of the Pledged Assets or any part thereof, or as to the title of the Borrower thereto or as to the security afforded by the Transaction Documents or this Agreement. None of the Backup Servicer (prior to its appointment as Servicer hereunder), the Trustee, the Collateral Agent and the Collection Account Bank shall be responsible for insuring the Pledged Assets or for the payment of taxes, charges, assessments or liens upon the Pledged Assets or for the maintenance of the Pledged Assets.

            SECTION 2.14 Reliance by Collateral Agent, Etc. (a) Whenever in the administration of the Pledged Assets under this Agreement the Backup Servicer, the Trustee, the

Collateral Agent or the Collection Account Bank shall deem it necessary or desirable that a matter be proved or established with respect to any or all of the Secured Parties in connection with the taking, suffering or omission of any action hereunder by the Backup Servicer, the Trustee, the Collateral Agent or the Collection Account Bank, such matter (unless other evidence in respect thereof is specifically prescribed under this Agreement) may be deemed to be conclusively provided or established by Officer's Certificate of all of the Secured Parties (or, after the occurrence of an Early Amortization Event (other than a Facility Insurer Early Amortization Event), of the Facility Insurer), in each case, delivered to such Person. Without in any way limiting the foregoing, all certificates, notices or directions required to be delivered by any of the Secured Parties to the Backup Servicer, the Trustee, the Collateral Agent or the Collection Account Bank pursuant to the terms hereof shall in all cases be signed by a duly authorized officer of such Person.

            (b) The Backup Servicer, the Trustee, the Collateral Agent or the Collection Account Bank may consult with counsel, accountants and other experts, and any opinion or advice of any such counsel, any such accountant, and any such other expert shall be full and complete authorization and protection in respect of any action taken or suffered by such Person hereunder in accordance therewith. The Backup Servicer, the Trustee, the Collateral Agent or the Collection Account Bank shall have the right at any time to seek instructions concerning the administration of the Pledged Assets from any court of competent jurisdiction.

            (c) The Backup Servicer, the Trustee, the Collateral Agent or the Collection Account Bank may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reasonable reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its negligence or willful misconduct, the Backup Servicer, the Trustee, the Collateral Agent or the Collection Account Bank may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such Person and conforming to the requirements of this Agreement or any other Transaction Document.

            SECTION 2.15 Collateral Agent's Reliance, Etc. None of the Backup Servicer, the Trustee, the Collateral Agent or the Collection Account Bank nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as the Backup Servicer, the Trustee, the Collateral Agent or the Collection Account Bank, as applicable, under or in connection with this Agreement or any other agreement executed pursuant hereto, except for its or their own negligence or willful malfeasance. Without limiting the foregoing, each of the Backup Servicer, the Trustee, the Collateral Agent and the Collection Account Bank: (i) may consult with legal counsel (including counsel for the Borrower, the Servicer, the Backup Servicer, the Collection Account Bank and the Facility Insurer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranties or representations to the Lender or the Facility Insurer other than those set forth in Section 4.04 hereof and shall not be responsible to the Lender or the Facility Insurer for any statements, warranties or representations made in or in connection with this Agreement, or in connection with any of the other agreements executed pursuant hereto, on the part of any other Person, except for those made by or required to be verified by the Backup Servicer, the Trustee, the Collateral Agent or the Collection Account Bank; (iii) shall not, except as otherwise provided herein, have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the Servicer or to inspect the property (including the books and records) of the Borrower or the Servicer; (iv) shall not, except as otherwise provided herein, be responsible to the Lender or the Facility Insurer for the due execution, liability, validity, enforceability, genuineness or sufficiency of value of this Agreement or any other agreement, instrument or document furnished pursuant hereto any other Person; and (v) shall incur no liability under or in respect of this Agreement or any other agreement executed pursuant hereto, by acting upon any notice, consent, certificate or other instrument or writing (which may be by telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 2.16 Delegation of Duties by the Collateral Agent. The Backup Servicer, the Trustee, the Collateral Agent and the Collection Account Bank may execute any of its duties under this Agreement by or through agents or attorneys-in-fact approved by the Secured Parties and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided, that the Backup Servicer, the Trustee, the Collateral Agent and the Collection Account Bank shall remain responsible for all actions and failures to act and any negligence or misconduct of any such agents or attorneys-in-fact.

            SECTION 2.17 Agent. (a) The Agent may, upon thirty (30) days' notice to the Borrower, the Servicer, the Lender, the Facility Insurer and each other party hereto, resign as Agent. If MLCFC shall resign as Agent under this Agreement, then the Lender (with the consent of the Facility Insurer) during such thirty-day period shall appoint a successor Agent, whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and references herein to the Agent shall mean such successor agent, effective upon its appointment; and such former Agent's rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as such agent, the provisions of Article VIII, this Article II and Section 9.07 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            (b) Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent, as applicable, under or in connection with this Agreement or any other agreement executed pursuant hereto, except for its or their own gross negligence or willful malfeasance. Without limiting the foregoing, the Agent:
(i) may consult with legal counsel (including counsel for the Borrower, the Servicer, the Backup Servicer, the Collection Account Bank and the Facility Insurer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Lender or the Facility Insurer and shall not be responsible to the Lender or the Facility Insurer for any statements, warranties or representations made by any Person other than the Agent in or in connection with this Agreement or in connection with any of the other agreements executed pursuant hereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the Servicer or to inspect the property (including the books and records) of the Borrower or the Servicer; (iv) shall not be responsible to the Lender or the Facility Insurer for the genuineness or sufficiency of value of the Pledged Assets or the due execution, liability, validity, enforceability, genuineness or sufficiency of value of this Agreement or any other agreement, instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other agreement executed pursuant hereto, by acting upon any notice, consent, certificate or other instrument or writing (which may be by telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

            (c) The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact approved by the Secured Parties or any Affiliate of the Agent and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            SECTION 2.18 Evidence of Debt. The Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan owing to the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. The entries made in such account(s) of the Lender shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 2.19 Survival of Representations and Warranties; Repayment Obligations. It is understood and agreed that the representations and warranties set forth in Section 4.01 are made on the date of this Agreement (which representations and warranties shall survive the execution and delivery of this Agreement), at the time of the initial Borrowing, and on each Subsequent Borrowing Date and Remittance Date thereafter. If, as a result of the breach of any of the representations and warranties in Section 4.01 or for any other reason there exists or would exist a Program Deficiency, the Borrower shall promptly (and, in any case, within three Business Days) prepay to the Agent, for the account of the Lender, the portion of the Loans as is necessary to cure such Program Deficiency. The Borrower shall promptly reimburse the Agent and the Lender for any reasonable out-of-pocket expenses incurred by the Agent and the Lender, respectively, in respect of any such prepayment including, without limitation, Liquidation Fees.

            SECTION 2.20 Release of Pledged Receivables. (a) Solely in connection with the consummation of any payment in full by the related Obligor or liquidation by the Servicer of any Receivable, or any required repurchase by Maxtor of Pledged Receivables pursuant to the Purchase Agreement, the Borrower shall be entitled to obtain the release of any Pledged Receivable and the related Other Conveyed Property or Related Security subject to any such transaction, pay off, liquidation or repurchase at any time after the date hereof by depositing into the Collection Account the Release Price therefor on any Remittance Date and upon such deposit the Collateral Agent shall execute and deliver, within a reasonable period of time and at the sole expense of the Borrower, such documents as the Borrower determines in its reasonable discretion to be necessary to effect such release; provided, that the foregoing release shall only be available

(in cases other than a required repurchase by Maxtor of Pledged Receivables pursuant to the Purchase Agreement) if, after giving effect thereto and the application of the proceeds thereof in accordance with the terms hereof, there shall not be a Program Deficiency or Early Amortization Event.

            (b) The Borrower shall notify the Agent and the Facility Insurer of any Release Price to be paid pursuant to this Section 2.20 on the Business Day on which such Release Price shall be paid specifying the Pledged Receivables to be released and the Release Price.

            SECTION 2.21 Treatment of Amounts Paid by the Borrower. Amounts paid by the Borrower pursuant to Section 2.20 on account of Pledged Receivables shall be treated as Collections hereunder.

            SECTION 2.22 Termination. The Borrower may terminate this Agreement solely upon (i) 45 Business Days' prior written notice to the Agent, the Lender and the Facility Insurer, (ii) the payment in full of the Facility Amount as of the date of such termination, (iii) the payment of the Pre-payment Fee to the Agent, (iv) if the date of the termination occurs prior to the date of the first anniversary of the Closing Date, the payment to the Facility Insurer of the net present value (calculated using a discount rate equal to the Facility Insurer Prepayment Discount Rate) of the Premiums that would have been payable to the Facility Insurer during the period commencing on the date of such termination and ending on the first anniversary of the Closing Date, such amount to be calculated assuming that the Facility Amount was equal to the Borrowing Limit on each day during such period, and (v) the payment by the Borrower of all other Obligations owed to the Agent, the Collateral Agent, the Lender and the Facility Insurer.

            SECTION 2.23 Increase of Borrowing Limit. The Borrower may, upon 30 days' prior written notice (which written notice may not be delivered prior to November 9, 2003) to the Agent, the Lender, the Collateral Agent and the Facility Insurer, request that the Borrowing Limit be increased to $125,000,000, which request may be granted in the sole discretion, and with the written consent, of the Lender and the Facility Insurer, it being agreed that the Borrower shall pay to the Lender a fee of $150,000 in connection with any such increase, which fee shall be the exclusive fee payable to the Lender, the Agent or the Facility Insurer in connection with such increase other than the additional Yield, Premium and Fees which will accrue as a result of the increased outstanding balance of Loans and the increase in the Borrowing Limit; provided, that the Borrower shall remain liable for any expenses (including legal fees) incurred by the Lender, the Agent or the Facility Insurer in connection with such increase.

            SECTION 2.24 Successor Collateral Agent. U.S. Bank National Association may, upon sixty (60) days' notice to the Borrower, the Servicer, the Agent, the Lender, the Facility Insurer and each other party hereto, resign as Collateral Agent. If U.S. Bank National Association shall resign as Collateral Agent under this Agreement, then the Agent and the Facility Insurer (or, following the occurrence of an Early Amortization Event (other than a Facility Insurer Early Amortization Event), the Facility Insurer only) shall appoint a successor Collateral Agent, whereupon such successor Collateral Agent shall succeed to the rights, powers and duties of the Collateral Agent hereunder (and, without limitation, such successor Collateral Agent is hereby authorized and empowered to file any financing statement amendments and execute and deliver, on behalf of the former Collateral Agent, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the transfer of the rights, powers and duties of the former Collateral Agent hereunder to such successor Collateral Agent) and references herein to the Collateral Agent shall mean such successor Collateral Agent, effective upon its appointment; and such former Collateral Agent's rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement. No such resignation shall be effective until a successor Collateral Agent designated by the Agent and the Facility Insurer (or, following the occurrence of an Early Amortization Event (other than a Facility Insurer Early Amortization Event), the Facility Insurer only) shall have assumed the responsibilities and obligations of the Collateral Agent hereunder. The former Collateral Agent and the Servicer agree to cooperate with any successor Collateral Agent in effecting the transfer of the former Collateral Agent's responsibilities and rights hereunder.

            SECTION 2.25 Successor Trustee. U.S. Bank National Association may, upon sixty (60) days' notice to the Borrower, the Servicer, the Agent, the Lender, the Facility Insurer and each other party hereto, resign as Trustee. If U.S. Bank National Association shall resign as Trustee under this Agreement, then the Agent and the Facility Insurer (or, following the occurrence of an Early Amortization Event (other than a Facility Insurer Early Amortization Event), the Facility Insurer only) shall appoint a successor Trustee, whereupon such successor Trustee shall succeed to the rights, powers and duties of the Trustee hereunder (and, without limitation, such successor Trustee is hereby authorized and empowered to execute and deliver, on behalf of the former Trustee, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the transfer of the rights, powers and duties of the former Trustee hereunder to such successor Trustee) and references herein to the Trustee shall mean such successor Trustee, effective upon its appointment; and such former Trustee's rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Trustee or any of the parties to this Agreement. No such resignation shall be effective until a successor Trustee designated by the Agent and the Facility Insurer (or, following the occurrence of an Early Amortization Event (other than a Facility Insurer Early Amortization Event), the Facility Insurer only) shall have assumed the responsibilities and obligations of the Trustee hereunder. The Trustee agrees to cooperate with any successor Trustee in effecting the termination of the Trustee's responsibilities and rights hereunder.

III. CONDITIONS OF LOANS

            SECTION 3.01 Conditions Precedent to Initial Borrowing. The initial Borrowing hereunder is subject to the conditions precedent that:

            (a) all fees due on the Closing Date, including the Structuring Fee shall have been paid in full, on the Closing Date, to the Agent pursuant to the terms of the Fee Letter and all acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws; and

            (b) the Agent and the Facility Insurer shall have received on or before the date of such Borrowing the items listed in Schedule I annexed hereto, each in form and substance satisfactory to the Agent, the Lender and the Facility Insurer.

            SECTION 3.02 Conditions Precedent to All Borrowings. Except as otherwise expressly provided below, each Borrowing (including the initial Borrowing) by the Borrower from the Lender shall be subject to the further conditions precedent that:

            (a) With respect to any such Borrowing (other than the initial Borrowing), on or prior to the date of such Borrowing, the Servicer shall have delivered to the Agent, with a copy to the Facility Insurer, in form and substance satisfactory to the Agent and the Facility Insurer, the most recent Monthly Remittance Report required by the terms of Section 6.11(b);

            (b) At least four Business Days prior to the date of such Borrowing, the Servicer shall have delivered to the Agent, the Facility Insurer and the Backup Servicer a Borrowing Report, in form and substance satisfactory to the Agent and the Facility Insurer, signed by an officer of the Borrower having responsibility for financial matters of the Borrower which shall demonstrate that, after giving effect to such Borrowing requested by the Borrower no Program Deficiency shall exist and such Borrowing Report shall have been verified by the Backup Servicer pursuant to Section 6.14(g);

            (c) On the Borrowing Date of such Borrowing, the following statements shall be true, and the Borrower by accepting the amount of such Borrowing shall be deemed to have certified that:

                  (i) the representations and warranties contained in Section
      4.01 are true and correct, before and after giving effect to the Borrowing to take place on such Borrowing Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Early Amortization Event hereunder, or an event that but for notice or lapse of time or both would constitute an Early Amortization Event;

                  (iii) (a) the principal amount of such Loan being advanced on such Borrowing Date is not less than $1,000,000 and (b) on and as of such day, after giving effect to such Borrowing no Program Deficiency shall exist;

                  (iv) (A) the Borrower has delivered to the Agent and the Facility Insurer a timely copy of a Notice of Borrowing pursuant to
      Section 2.02(b), appropriately
      completed and executed by the Borrower, (B) the Facility Insurer has not delivered to the Agent and the Lender a timely copy of a Borrowing Objection Notice pursuant to Section 2.02(c), and (C) the Contract related to each Pledged Receivable hereunder on such Borrowing Date has been duly assigned by Maxtor to the Borrower and duly assigned by the Borrower to the Collateral Agent, for the benefit of the Secured Parties;

                  (v) all terms and conditions of the Purchase Agreement required to be satisfied in connection with the transfer and sale of each Receivable (and the Other Conveyed Property related thereto) being Pledged hereunder on such Borrowing Date, including, without limitation, the perfection of the Borrower's interests therein shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Pledged Assets and the proceeds thereof (subject only to Other Permitted Liens) shall have been made, taken or performed; and

                  (vi) the Facility Insurance Policy shall be in full force and effect;

            (d) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or Government Entity shall prohibit or enjoin, the making of such Loans by the Lender in accordance with the provisions hereof;

            (e) The Agent and the Facility Insurer shall have received and found to be satisfactory with respect to the Pledged Receivables being Pledged in connection with such Borrowing, which have been previously pledged, assigned or otherwise transferred to any Person by Maxtor, the Borrower or any Affiliate thereof under any other financing facility, evidence of the release of any liens granted in connection with such financing with respect to any such Pledged Receivables; and

            (f) The Agent, the Collateral Agent and the Facility Insurer shall have received such other opinions, documents and instruments, as such Person shall have reasonably requested to be delivered by the Servicer or the Borrower.

            SECTION 3.03 Advances Do Not Constitute a Waiver. No advance of a Loan hereunder shall constitute a waiver of any condition to the Lender's obligation to make such an advance unless such waiver is in writing and executed by the Lender and the Facility Insurer. The acceptance of funds by the Borrower on any Borrowing Date shall be deemed to be a representation and warranty by the Borrower that each of the conditions hereunder to the Borrowing on such Borrowing Date have been fulfilled or waived in writing by each of the Agent and the Facility Agent.

IV. REPRESENTATIONS AND WARRANTIES

            SECTION 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Agent, the Lender and the Facility Insurer, as of the date hereof, on each Borrowing Date, on the date of each withdrawal from the Collection Account pursuant to Section 2.05(f) hereof and on each Remittance Date, as follows:

            (a) Each Pledged Receivable designated as an Eligible Receivable on any Borrowing Report, Monthly Remittance Report or Daily Report is an Eligible Receivable.

            (b) The Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and all licenses necessary to own its assets and to transact the business in which it is presently engaged, and is duly qualified and in good standing under the laws of each jurisdiction where its ownership of the Pledged Receivables requires such qualification except where failure to obtain such licenses or to be so qualified would not cause a Material Adverse Effect.

            (c) The Servicer is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and all licenses necessary to own its assets and to transact the business in which it is presently engaged (which includes servicing Receivables on behalf of third parties and itself), and is duly qualified and in good standing under the laws of each jurisdiction where its servicing of the Pledged Receivables requires such qualification except where failure to obtain such licenses or to be so qualified would not cause a Material Adverse Effect.

            (d) Each of the Servicer and the Borrower has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and, in the case of the Borrower, to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Pledged Assets (subject only to Other Permitted Liens) on the terms and conditions of this Agreement. This Agreement and each of the Transaction Documents to which the Servicer or the Borrower is a party constitutes the legal, valid and binding obligation of the Servicer and the Borrower, as applicable, enforceable against such Person in accordance with their respective terms except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law). No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Government Entity is required in connection with the execution, delivery or performance by the Borrower or the Servicer of this Agreement or any Transaction Document to which it is a party, or the validity or enforceability of this Agreement or any such Transaction Document or the Pledged Receivables.

            (e) The execution, delivery and performance of this Agreement, the other Transaction Documents and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto will not (i) create any Adverse

      Claim on the Pledged Assets or any other assets of the Borrower or the Servicer other than as contemplated herein or (ii) violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or the bylaws of the Servicer or the certificate of formation or limited liability company agreement of the Borrower or any mortgage, indenture, contract or other agreement to which the Servicer or the Borrower is a party or by which the Servicer or the Borrower or any property or assets of the Servicer or the Borrower may be bound, other than, in the case of the Servicer, any such mortgage, indenture, contract or other agreement the violation of which would not reasonably be expected to have a Material Adverse Effect.

            (f) Except as set forth on Schedule IV-A annexed hereto, as amended from time to time by delivery to the Agent and the Facility Insurer by the Servicer of an updated schedule, no litigation or administrative proceeding of or before any court, tribunal or Government Entity is presently pending or, to the best of the Borrower's knowledge , threatened against the Borrower or any properties of the Borrower or with respect to this Agreement (x) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (y) which purports to affect the legality, validity or enforceability of this Agreement, any Transaction Document to which the Borrower is a party, or any of the other applicable documents forming part of the Pledged Assets or which seeks to prevent the Pledge by the Borrower of the Pledged Assets or the consummation of any other transactions contemplated by this Agreement or any other Transaction Document.

            (g) Except as set forth on Schedule IV-B annexed hereto, as amended from time to time by delivery to the Agent and the Facility Insurer by the Servicer of an updated schedule, no litigation or administrative proceeding of or before any court, tribunal or Government Entity is presently pending or, to the best of the Borrower's knowledge, threatened against the Servicer or any properties of the Servicer or with respect to this Agreement (x) which is reasonably likely to have a Material Adverse Effect or (y) which purports to affect the legality, validity or enforceability of this Agreement, any Transaction Document to which the Servicer is a party, or any of the other applicable documents forming part of the Pledged Assets or which seeks to prevent the Pledge by the Borrower of the Pledged Assets or the consummation of any other transactions contemplated by this Agreement or any other Transaction Document.

            (h) The grant of the security interest in the Pledged Assets by the Borrower to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. No such Pledged Assets have been sold, transferred, assigned or pledged by the Borrower to any Person other than the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

            (i) The Borrower has no Debt or other indebtedness, other than Debt incurred under (or contemplated by) the terms of this Agreement and the Purchase Agreement.

            (j) The Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement and the Purchase Agreement.

            (k) No injunction, writ, restraining order or other order of any nature adversely affects the Servicer's or the Borrower's performance of their respective obligations under this Agreement or any Transaction Document to which the Servicer or the Borrower is a party.

            (l) Each of the Servicer and the Borrower has filed (on a consolidated basis or otherwise) on a timely basis all federal, state and other material tax returns required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Servicer or the Borrower, as applicable. No tax lien or similar adverse claim has been filed, and, to the best of the Borrower's knowledge, no claim is being asserted, with respect to any such tax, assessment or other governmental charge other than any Other Permitted Liens. Any taxes, fees and other governmental charges payable by the Servicer or the Borrower, as applicable in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid, if due, or shall have been paid prior to delinquency.

            (m) The chief executive office of the Servicer (and the location of the Servicer's records regarding the Pledged Receivables) is located at 500 McCarthy Boulevard, Milpitas, CA 95035. The chief executive office of the Borrower (and the location of the Borrower's records regarding the Pledged Receivables) is located at 500 McCarthy Boulevard, #22,777, Milpitas, CA 95035. Neither the Servicer nor the Borrower has had any chief executive office outside the state of California since its formation.

            (n) Each of the Servicer's and the Borrower's legal names and jurisdiction of formation are as set forth in this Agreement; each of the Servicer and the Borrower has not changed its jurisdiction of formation; each of the Servicer and the Borrower has not changed its name since its formation, each of the Servicer and the Borrower does not have tradenames, fictitious names, assumed names or "doing business as" names other than as disclosed on Schedule III annexed hereto (as such Schedule may be updated from time to time upon receipt of a notice delivered to the Agent and the Facility Insurer pursuant to Section 6.19 and compliance with all terms and conditions of Section 6.19). The Servicer's only jurisdiction of formation is Delaware. The Borrower's only jurisdiction of formation is Delaware.

            (o) Each of the Servicer and the Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; each of the Servicer and the Borrower is paying its debts as they become due; and each of the Servicer and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

            (p) The Borrower has no subsidiaries and has engaged in no business activities other than those expressly contemplated in this Agreement and the Purchase Agreement.

            (q) The Borrower has received as a contribution to its capital from the Originator under the Purchase Agreement, or given fair consideration and reasonably equivalent value in exchange for the sale of, the Pledged Receivables under the Purchase Agreement (and no such contribution or sale is or may be void or subject to avoidance under any section of the Bankruptcy Code).

            (r) No Monthly Remittance Report, Borrowing Report or Daily Report (each if prepared by the Borrower or the Servicer, or to the extent that information contained therein is supplied by the Borrower or the Servicer), information, exhibit, financial statement, document, book, record or report furnished by the Borrower or the Servicer to the Agent, the Lender or the Facility Insurer in connection with this Agreement is inaccurate in any material respect as of the date it is dated or (except as otherwise disclosed in writing to the Agent, the Lender or the Facility Insurer, as the case may be, at such time) as of the date so furnished, and no such document contains any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

            (s) No proceeds of any Loans have been used by the Borrower to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

            (t) There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Pledged Assets contemplated by Section 2.10.

            (u) Neither the Servicer nor the Borrower is an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Servicer or the Borrower otherwise subject to regulation thereunder.

            (v) No Early Amortization Event or Unmatured Early Amortization Event has occurred and is continuing.

            (w) Each of the Pledged Receivables was underwritten and is being serviced in conformance with the Servicer's and the Borrower's standard underwriting, credit, collection, operating and reporting procedures and systems (including, without limitation, the Credit and Collection Policy).

            (x) Each of the Servicer and the Borrower is in compliance in all material respects with ERISA and has not incurred and does not expect to incur any material liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

            (y) There is not now, nor will there be at any time in the future, any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

            (z) On or prior to the date of the initial Borrowing hereunder (i) all filings (including, without limitation, UCC filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent for the benefit of the Secured Parties a first priority perfected security interest on all Pledged Assets, including without limitation all Related Security related thereto and the proceeds thereof (subject only to Other Permitted Liens), shall have been made, taken or performed and (ii) all filings (including, without limitation, UCC filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to grant the Borrower a first priority perfected security interest on all Receivables and Other Conveyed Property transferred to it under the Purchase Agreement and the proceeds thereof (subject only to Other Permitted Liens) shall have been made, taken or performed.

            (aa) No Obligor is an Affiliate of the Servicer or the Borrower.

            (bb) There has been no material adverse change in the condition (financial or otherwise), business, operations, results of operations, or properties of the Servicer or the Borrower since the date of the Servicer's most recent audited financial statements delivered to the Agent and the Facility Insurer and the date of the Borrower's organization.

            (cc) The Pledged Assets are free and clear of any Adverse Claim other than any Other Permitted Liens.

            (dd) All Obligors have been instructed to remit all Collections directly to the Lockbox or the Lockbox Account. The Lockbox and Lockbox Account are subject to the Lockbox Account Agreement.

            (ee) The Borrower has good and marketable title to the Pledged Receivables.

            (ff) Upon the initial Borrowing hereunder this Agreement will create a valid and continuing security interest (as defined in the applicable
      UCC) in the Pledged Assets in favor of the Collateral Agent for the benefit of the Secured Parties, which security interest is prior to all other Liens (other than Other Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Borrower.

            (gg) The Pledged Receivables constitute "accounts" within the meaning of the UCC.

            (hh) Other than the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement, neither the Borrower nor the Servicer has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pledged Assets. Neither the Borrower nor the Servicer has authorized the filing of, or is aware of, any financing statements against the Borrower that include a description of any portion of the Pledged Assets other than any such financing statement relating to the security interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder or any such financing statement that has been terminated. Neither the Borrower nor the Servicer is aware of any judgment or tax lien filings against the Borrower.

None of the Agent, the Lender or the Facility Insurer shall waive any breach of the representations and warranties contained in Sections 4.01(z), 4.01 (cc),
4.01 (ee), 4.01 (ff), 4.01(gg) or 4.01(hh).

            SECTION 4.02 Representations and Warranties of the Servicer. The Servicer, in its capacity as Servicer, hereby represents and warrants to the Agent, the Lender and the Facility Insurer, as of the date hereof, on each Borrowing Date, on the date of each withdrawal from the Collection Account pursuant to Section 2.05(f) hereof and on each Remittance Date, as follows:

            (a) (i) No Pledged Receivable designated as an Eligible Receivable on any Borrowing Report, Monthly Remittance Report or Daily Report is a Defaulted Receivable or a Delinquent Receivable and (ii) to the best of the Servicer's knowledge, each Pledged Receivable designated as an Eligible Receivable on any Borrowing Report, Monthly Remittance Report or Daily Report is an Eligible Receivable.

            (b) To the best of the Servicer's knowledge, the Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and all licenses necessary to own its assets and to transact the business in which it is presently engaged, and is duly qualified and in good standing under the laws of each jurisdiction where its ownership of the Pledged Receivables requires such qualification except where failure to obtain such licenses or to be so qualified would not cause a Material Adverse Effect.

            (c) The Servicer is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and all licenses necessary to own its assets and to transact the business in which it is presently engaged (which includes servicing Receivables on behalf of third parties and itself), and is duly qualified and in good standing under the laws of each jurisdiction where its servicing of the Pledged Receivables requires such qualification except where failure to obtain such licenses or to be so qualified would not cause a Material Adverse Effect.

            (d) Each of the Servicer and, to the best of the Servicer's knowledge, the Borrower has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and, to the best of the Servicer's knowledge in the case of the Borrower, to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Pledged Assets (subject only to Other Permitted Liens) on the terms and conditions of this Agreement. This Agreement and each of the Transaction Documents to which the Servicer or the Borrower is a party constitutes the legal, valid and binding obligation of the Servicer and, to the best of the Servicer's knowledge, the Borrower, as applicable, enforceable against the Servicer and, to the best of the Servicer's knowledge, the Borrower in accordance with their respective terms except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law). No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Government Entity is required in connection with the execution, delivery or performance by the Servicer or, to the best of the Servicer's knowledge, the Borrower, of this Agreement or any Transaction Document to which it is a party, or the validity or enforceability of this Agreement or any such Transaction Document or the Pledged Receivables.

            (e) The execution, delivery and performance of this Agreement, the other Transaction Documents and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto will not (i) create any Adverse Claim on the Pledged Assets or any other assets of the Servicer or, to the best of the Servicer's knowledge, the Borrower other than as contemplated herein or (ii) violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or the bylaws of the Servicer or, to the best of the Servicer's knowledge, the certificate of formation or limited liability company agreement of the Borrower or any mortgage, indenture, contract or other agreement to which the Servicer or, to the best of the Servicer's knowledge, the Borrower is a party or by which the Servicer or, to the best of the Servicer's knowledge, the Borrower or any property or assets of the Servicer or, to the best of the Servicer's knowledge, the Borrower may be bound, other than, in the case of the Servicer, any such mortgage, indenture, contract or other agreement the violation of which would not reasonably be expected to have a Material Adverse Effect.

            (f) Except as set forth on Schedule IV-A annexed hereto, as amended from time to time by delivery to the Agent and the Facility Insurer by the Servicer of an updated schedule, no litigation or administrative proceeding of or before any court, tribunal or Government Entity is, to the best of the Servicer's knowledge, presently pending or threatened against the Borrower or any properties of the Borrower or with respect to this Agreement (x) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (y) which purports to affect the legality, validity or enforceability of this Agreement, any Transaction Document to which the Borrower is a party, or any of the other applicable documents forming part of the Pledged Assets or which seeks to prevent the Pledge by the Borrower of the Pledged Assets or the consummation of any other transactions contemplated by this Agreement or any other Transaction Document.

            (g) Except as set forth on Schedule IV-B annexed hereto, as amended from time to time by delivery to the Agent and the Facility Insurer by the Servicer of an updated schedule, no litigation or administrative proceeding of or before any court, tribunal or Government Entity is presently pending or, to the best of the Servicer's knowledge, threatened against the Servicer or any properties of the Servicer or with respect to this Agreement (x) which is reasonably likely to have a Material Adverse Effect or (y) which purports to affect the legality, validity or enforceability of this Agreement, any Transaction Document to which the Servicer is a party, or any of the other applicable documents forming part of the Pledged Assets or which seeks to prevent the Pledge by the Borrower of the Pledged Assets or the consummation of any other transactions contemplated by this Agreement or any other Transaction Document.

            (h) To the best of the Servicer's knowledge, the grant of the security interest in the Pledged Assets by the Borrower to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. To the best of the Servicer's knowledge, no such Pledged Assets have been sold, transferred, assigned or pledged by the Borrower to any Person other than the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.

            (i) To the best of the Servicer's knowledge, the Borrower has no Debt or other indebtedness, other than Debt incurred under (or contemplated by) the terms of this Agreement and the Purchase Agreement.

            (j) To the best of the Servicer's knowledge, the Borrower has been formed solely for the purpose of engaging in transactions of the types contemplated by this Agreement and the Purchase Agreement.

            (k) No injunction, writ, restraining order or other order of any nature adversely affects the Servicer's or, to the best of the Servicer's knowledge, the Borrower's performance of their respective obligations under this Agreement or any Transaction Document to which the Servicer or the Borrower is a party.

            (l) Each of the Servicer and, to the best of the Servicer's knowledge, the Borrower has filed (on a consolidated basis or otherwise) on a timely basis all federal, state and other material tax returns required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Servicer or the Borrower, as applicable. No tax lien or similar adverse claim has been filed, and, to the best of the Servicer's knowledge, no claim is being asserted, with respect to any such tax, assessment or other governmental charge with respect to the Servicer or, to the best of the Servicer's knowledge, the Borrower other than any Other Permitted Liens. Any taxes, fees and other governmental charges payable by the Servicer or, to the best of the Servicer's knowledge, the Borrower, as applicable in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid, if due, or shall have been paid prior to delinquency.

            (m) The chief executive office of the Servicer (and the location of the Servicer's records regarding the Pledged Receivables) is located at 500 McCarthy Boulevard, Milpitas, CA 95035. To the best of the Servicer's knowledge, the chief executive office of the Borrower (and the location of the Borrower's records regarding the Pledged Receivables) is located at 500 McCarthy Boulevard, #22,777, Milpitas, CA 95035. Neither the Servicer nor, to the best of the Servicer's knowledge, the Borrower has had any chief executive office outside the State of California since its formation.

            (n) Each of the Servicer's and, to the best of the Servicer's knowledge, the Borrower's legal names and jurisdiction of formation are as set forth in this Agreement; each of the Servicer and, to the best of the Servicer's knowledge, the Borrower has not changed its jurisdiction of formation, each of the Servicer and, to the best of the Servicer's knowledge, the Borrower has not changed its name since its formation, each of the Servicer and, to the best of the Servicer's knowledge, the Borrower does not have tradenames, fictitious names, assumed names or "doing business as" names other than as disclosed on Schedule III annexed hereto (as such Schedule may be updated from time to time upon receipt of a notice delivered to the Agent and the Facility Insurer pursuant to Section
      6.19 and compliance with all terms and conditions of Section 6.19). The Servicer's only jurisdiction of formation is Delaware. To the best of the Servicer's knowledge, the Borrower's only jurisdiction of formation is Delaware.

            (o) Each of the Servicer and, to the best of the Servicer's knowledge, the Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated hereby; each of the Servicer and, to the best of the Servicer's knowledge, the Borrower is paying its debts as they become due; and each of the Servicer and, to the best of the Servicer's knowledge, the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

            (p) To the best of the Servicer's knowledge, the Borrower has no subsidiaries and has engaged in no business activities other than those expressly contemplated in this Agreement and the Purchase Agreement.

            (q) To the best of the Servicer's knowledge, the Borrower has received as a contribution to its capital from the Originator under the Purchase Agreement, or given fair consideration and reasonably equivalent value in exchange for the sale of, the Pledged Receivables under the Purchase Agreement (and no such contribution or sale is or may be void or subject to avoidance under any section of the Bankruptcy Code).

            (r) No Monthly Remittance Report, Borrowing Report or Daily Report (each if prepared by the Servicer or, to the best of the Servicer's knowledge, by the Borrower, or to the extent that information contained therein is supplied by the Servicer or, to the best of the Servicer's knowledge, by the Borrower), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Servicer or, to the best of the Servicer's knowledge, the Borrower to the Agent, the Lender or the Facility Insurer in connection with this Agreement is inaccurate in any material respect as of the date it is dated or (except as otherwise disclosed in writing to the Agent, the Lender or the Facility Insurer, as the case may be, at such time) as of the date so furnished, and no such document contains any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

            (s) To the best of the Servicer's knowledge, no proceeds of any Loans have been used by the Borrower to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

            (t) To the best of the Servicer's knowledge, there are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Pledged Assets contemplated by Section 2.10.

            (u) Neither the Servicer nor, to the best of the Servicer's knowledge, the Borrower is an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Servicer or, to the best of the Servicer's knowledge, the Borrower otherwise subject to regulation thereunder.

            (v) No Early Amortization Event or Unmatured Early Amortization Event (other than an Early Amortization Event or Unmatured Early Amortization Event caused by or related to the Borrower or the Facility Insurer) has occurred and is continuing and, to the best of the Servicer's knowledge, no Early Amortization Event or Unmatured Early Amortization Event caused by or related to the Borrower has occurred and is continuing.

            (w) Each of the Pledged Receivables was underwritten and is being serviced in conformance with the Servicer's and, to the best of the Servicer's knowledge, the Borrower's standard underwriting, credit, collection, operating and reporting procedures and systems (including, without limitation, the Credit and Collection Policy).

            (x) Each of the Servicer and, to the best of the Servicer's knowledge, the Borrower is in compliance in all material respects with ERISA and has not incurred and does not expect to incur any material liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

            (y) There is not now, nor will there be at any time in the future, any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

            (z) On or prior to the date of the initial Borrowing hereunder (i) all filings (including, without limitation, UCC filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent for the benefit of the Secured Parties a first priority perfected security interest on all Pledged Assets, including without limitation all Related Security related thereto and the proceeds thereof (subject only to Other Permitted Liens), shall have been made, taken or performed and (ii) all filings (including, without limitation, UCC filings) required to be made by any Person and all other actions required to be taken or performed by any Person in any jurisdiction to grant the Borrower a first priority perfected security interest on all Receivables and Other Conveyed Property transferred to it under the Purchase Agreement and the proceeds thereof (subject only to Other Permitted Liens) shall have been made, taken or performed.

            (aa) No Obligor is an Affiliate of the Servicer or, to the best of the Servicer's knowledge, the Borrower.

            (bb) There has been no material adverse change in the condition (financial or otherwise), business, operations, results of operations, or properties of the Servicer or, to the best of the Servicer's knowledge, the Borrower since the date of the Servicer's most recent audited financial statements delivered to the Agent and the Facility Insurer and the date of the Borrower's organization.

            (cc) To the best of the Servicer's knowledge, the Pledged Assets are free and clear of any Adverse Claim other than any Other Permitted Liens.

            (dd) All Obligors have been instructed to remit all Collections directly to the Lockbox or the Lockbox Account. The Lockbox and Lockbox Account are subject to the Lockbox Account Agreement.

            (ee) To the best of the Servicer's knowledge, the Borrower has good and marketable title to the Pledged Receivables.

            (ff) Upon the initial Borrowing hereunder this Agreement will create a valid and continuing security interest (as defined in the applicable
      UCC) in the Pledged Assets in favor of the Collateral Agent for the benefit of the Secured Parties, which security interest is prior to all other Liens (other than Other Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Borrower.

            (gg) The Pledged Receivables constitute "accounts" within the meaning of the UCC.

            (hh) Other than the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement, neither the Servicer nor, to the best of the Servicer's knowledge, the Borrower has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pledged Assets. Neither the Servicer nor, to the best of the Servicer's knowledge, the Borrower has authorized the filing of, or is aware of, any financing statements against the Borrower that include a description of any portion of the Pledged Assets other than any such financing statement relating to the security interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder or any such financing statement that has been terminated. Neither the Servicer nor, to the best of the Servicer's knowledge, the Borrower is aware of any judgment or tax lien filings against the Borrower.

None of the Agent, the Lender or the Facility Insurer shall waive any breach of the representations and warranties contained in Sections 4.02(z), 4.02(cc), 4.02(ee), 4.02(ff), 4.02(gg) or 4.02(hh).

            SECTION 4.03 Sale of Receivables Upon Breach of Covenant or Representation and Warranty by Borrower. The Borrower or the Servicer, as the case may be, shall inform each other and the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the representations, warranties and/or covenants contained in Section 4.01, Section 4.02 or Article V; provided, however, that the failure to provide any such notice shall not diminish, in any manner whatsoever, any obligation of the Borrower hereunder to sell any Pledged Receivable. Upon the discovery by or notice to the Borrower of such breach that also constitutes a Maxtor Purchase Event under and as defined in the Purchase Agreement, the Borrower shall have an obligation to, and the Borrower shall, sell to Maxtor pursuant to the Purchase Agreement (and the Agent or the Facility Insurer or, after an Early Amortization Event, the Facility Insurer (other than a Facility Insurer Early Amortization Event) only may enforce such obligation of the Borrower to sell) any Pledged Receivable adversely affected by any such breach. The Servicer shall notify the Agent and the Facility Insurer, in writing, promptly after it learns of any failure by the Borrower to so resell any such Pledged Receivable. In connection with the resale of such Pledged Receivable, the Borrower shall remit funds in an amount equal to the Release Price for such Pledged Receivable to the Collection Account on the date of such resale.

            SECTION 4.04 Representations and Warranties of the Backup Servicer, the Trustee, the Collateral Agent and the Collection Account Bank. Each of the Backup Servicer, the Trustee, the Collateral Agent and the Collection Account Bank hereby represents and warrants to the Agent, the Lender and the Facility Insurer, as of the date hereof, as follows:

            (a) It is a national banking association, duly formed, validly existing and in good standing under the laws of the United States and has the power and all licenses necessary to own its assets and to transact the business in which it is presently engaged.

            (b) It has the power, authority and legal right to make, deliver and perform under this Agreement and each of the Transaction Documents to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party. This Agreement and each of the Transaction Documents to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with their respective terms except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law). No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Government Entity is required in connection with the execution, delivery or performance by it of this Agreement or any Transaction Document to which it is a party, or the validity or enforceability of this Agreement or any such Transaction Document.

V. GENERAL COVENANTS OF THE BORROWER AND THE SERVICER

            SECTION 5.01 General Covenants. (a) The Servicer will observe all corporate procedures required by its certificate of incorporation and bylaws and the laws of its jurisdiction of incorporation. The Borrower will observe all limited liability company procedures required by its certificate of formation and limited liability company agreement and the laws of its jurisdiction of organization. The Servicer will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and will promptly obtain and thereafter maintain qualifications to do business as a foreign corporation in any other state in which it does business and in which it is required to so qualify in accordance with applicable law. The Borrower will maintain its limited liability company existence in good standing under the laws of its jurisdiction of organization and will promptly obtain and thereafter maintain qualifications to do business as a foreign limited liability company in any other state in which it does business and in which it is required to so qualify in accordance with applicable law.

            (b) The Borrower will at all times ensure that (i) its directors act independently and in its interests and in the interest of its creditors, (ii) it shall at all times maintain at least two independent directors (x) each of whom is not currently and has not been during the five years preceding the date of this Agreement an officer, director or employee of the Borrower or an Affiliate thereof and (y) each of whom is not a holder of any equity interest of the Borrower or an Affiliate thereof, (iii) its assets are not commingled with those of Maxtor or any other Affiliate of the Borrower, (iv) its directors authorize all of its limited liability company actions, (v) it maintains separate and accurate records and books of account and such books and records are kept separate from those of Maxtor and any other Affiliate of the Borrower, (vi) it shall use the mailing address and telephone number set forth for it in the signature pages hereto and (vii) it maintains minutes of the meetings and other proceedings of the directors. Where necessary, the Borrower will obtain proper authorization from its directors for limited liability company action.

            (c) The Borrower will pay its operating expenses and liabilities from its own assets; provided, however, that the Borrower's organizational expenses and the expenses incurred in connection with the negotiation and execution of this Agreement and the other Transaction Documents may be paid by Maxtor.

            (d) Furthermore, the Borrower will not hold itself out, or permit itself to be held out, as having agreed to pay or as being liable for the debts of Maxtor or any Affiliate of Maxtor and the Borrower will not engage in business transactions with Maxtor or any Affiliate of Maxtor, except on an arm's-length basis. The Borrower will not hold Maxtor or any Affiliate of

Maxtor out to third parties as other than an entity with assets and liabilities distinct from the Borrower. The Borrower will cause any financial statements consolidated with those of Maxtor or any Affiliate of Maxtor to state that the Borrower is a separate legal entity with its own separate creditors who, in any liquidation of the Borrower, will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's equity holders. The Borrower will not act in any other manner that could foreseeably mislead others with respect to the Borrower's separate identity.

            (e) In its capacity as Servicer, Maxtor will, to the extent necessary, maintain separate records on behalf of and for the benefit of the Agent, the Lender and the Facility Insurer, will act in accordance with instructions and directions, delivered in accordance with the terms hereof, from the Borrower, the Agent, the Lender and/or the Facility Insurer in connection with its servicing of the Pledged Receivables hereunder, and will ensure that, at all times when it is dealing with or in connection with the Pledged Receivables in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.

            (f) The Servicer shall, to the extent required by applicable law, disclose all material transactions associated with this transaction in appropriate regulatory filings and public announcements.

            (g) The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions and understandings set forth in the legal opinion of Morrison & Foerster LLP, special counsel to Maxtor and the Borrower, issued in connection with the Purchase Agreement and relating to the issues of substantive consolidation and true sale or contribution of the Pledged Receivables.

            (h) Except as otherwise provided herein or in any other Transaction Document, neither the Borrower nor the Servicer, in its capacity as Servicer, shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or (other than any Other Permitted Liens) suffer to exist any Adverse Claim upon or with respect to, any Pledged Receivable, any Collections related thereto or any other Pledged Assets related thereto, or upon or with respect to any account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof or (ii) create or (other than any Other Permitted Liens) suffer to exist any Adverse Claim upon or with respect to any of the Borrower's assets.

            (i) The Borrower will not merge or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person.

            (j) The Borrower will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Purchase Agreement in any manner other than the sale or contribution of Receivables, Related Security and Other Conveyed Property by Maxtor, as the case may be, to the Borrower.

            (k) The Borrower will not amend, modify, waive or terminate any terms or conditions of the Purchase Agreement (including, without limitation, any eligibility criteria thereunder) without the written consent of the Agent and the Facility Insurer, and shall perform its obligations thereunder.

            (l) The Borrower will not amend, modify or otherwise make any change to its certificate of formation or limited liability company agreement without the prior written consent of the Agent and the Facility Insurer.

            (m) The Servicer and the Borrower shall, by no later than June 1, 2003, deliver to the Agent and the Facility Insurer a correct and complete copy of the Credit and Collection Policy which shall be (i) in form and substance satisfactory to the Agent and the Facility Insurer and (ii) accompanied by certificates from the chief executive officer, president or secretary of each of the Servicer and the Borrower certifying that attached thereto is a correct and complete copy of the Credit and Collection Policy. Neither the Borrower nor the Servicer will make or allow to be made any material amendment to the Credit and Collection Policy without the prior written consent of the Agent and the Facility Insurer. Each of the Borrower and, unless the Backup Servicer has succeeded Maxtor as Servicer, the Servicer shall comply with all provisions of the Credit and Collection Policy.

            (n) If the Borrower or the Servicer receive any Collections, the Borrower or the Servicer, as applicable, will remit such Collections to the Collection Account within two (2) Business Day of the Borrower's or the Servicer's receipt thereof.

            (o) Each of the Servicer and the Borrower shall take all actions necessary (including, without limitation, making payment of premiums payable) in order for payments to be made by the applicable insurer under and pursuant to the terms of the Facility Insurance Policy and each other insurance policy required hereunder.

            (p) The Servicer shall instruct and the Borrower shall cause the Obligor of each Receivable that is Pledged hereunder to remit all Collections owed by such Obligor by delivery of checks to the Lockbox or by wire transfers to the Lockbox Account (and shall ensure that only funds constituting Collections shall be deposited into the Lockbox Account). The Servicer shall instruct and the Borrower shall cause (i) the Lockbox Bank to deposit all Collections in the Lockbox into the Lockbox Account on each Business Day and
(ii) the Lockbox Bank to remit all Collections on deposit in the Lockbox Account to the Collection Account on each Business Day.

            (q) Each of the Borrower and the Servicer shall promptly, from time to time, provide to the Facility Insurer, the Lender and the Agent such information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Agent or the Facility Insurer may from time to time reasonably request in order to protect the interests of the Collateral Agent and the Secured Parties under or as contemplated by this Agreement.

            (r) Each of the Borrower and the Servicer will notify the Agent and the Facility Insurer in writing of any of the following events within one Business Day (or in the case of the event described in clause (iii) below, within two Business Days) of learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto: (1)

                  (i) The occurrence of each Early Amortization Event and each Unmatured Early Amortization Event.

                  (ii) (A) (1) The entry of any judgment or decree against the Servicer or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $1,000,000 after deducting (a) the amount with respect to which the Servicer or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and
      (b) the amount for which the Servicer or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Agent and the Facility Insurer, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree, or the institution of any litigation, arbitration proceeding or governmental proceeding, against the Borrower. (3) The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (iii) The occurrence of a default or an event of default under any other financing arrangement pursuant to which the Servicer is a debtor or an obligor.

                  (iv) Any downgrade in the rating of any Indebtedness of, or of any implied rating of, the Servicer by S&P or Moody's, setting forth the Indebtedness, if any, affected and the nature of such change.

            (s) The Servicer will (and will cause Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing all Pledged Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pledged Receivables (including, without limitation, records adequate to permit the immediate identification of each new Pledged Receivable and all Collections of and adjustments to each existing Pledged Receivable). The Servicer will (and will cause the Originator to) give the Agent and the Facility Insurer notice of any material change in the administrative and operating procedures referred to in the previous sentence.

            (t) The Borrower and the Servicer will (and will cause Originator to) upon the occurrence of an Early Amortization Event and the request of the Agent or the Facility Insurer, deliver to the Collateral Agent all Contracts (including, without limitation, all multiple originals of any such Contract to the extent that originals may be necessary to allow the enforcement of rights thereunder) relating to the Pledged Receivables.

            (u) [Intentionally omitted.]

            (v) Borrower will, and will require Originator to, perform each of their respective obligations and undertakings under and pursuant to the Purchase Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Borrower under the Purchase Agreement. Borrower will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Collateral Agent and the Secured Parties as assignees of Borrower) under the Purchase Agreement as the Agent or the Facility Insurer may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Purchase Agreement.

            (w) Each of the Borrower and the Servicer will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing by it, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Borrower will pay when due any taxes payable in connection with the Receivables.

            (x) The Borrower shall maintain its Net Worth at an amount which shall be at all times greater than or equal to the Required Capital Amount and the Borrower will refrain from making any dividend, distribution, redemption of capital stock or payment of or borrowing under any subordinated indebtedness which would cause the Net Worth of the Borrower to be less than the Required Capital Amount at any time. The Borrower shall maintain non-restricted and unencumbered cash in an amount not less than $100,000 at all times, it being understood and agreed that, without limitation to the foregoing, such cash shall not include any funds in the Collection Account or the Lockbox Account.

            (y) The Borrower will operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Purchase Agreement; and it does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Purchase Agreement, to make payment to Originator thereunder for the purchase of Receivables from Originator under the Purchase Agreement and for Collections received not on the account of a Conveyed Receivable, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement.

            (z) Each of the Borrower and the Servicer will cause the Lockbox Agreement and the Collection Account Agreement to be in full force and effect at all times.

            (aa) No Monthly Remittance Report, Borrowing Report or Daily Report (each if prepared by the Borrower or the Servicer, or to the extent that information contained therein is supplied by the Borrower or the Servicer), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Borrower or the Servicer to the Agent, the Lender or the Facility Insurer in connection with this Agreement will be inaccurate in any material respect as of the date it shall be dated or (except as otherwise disclosed in writing to the Agent, the Lender or the Facility Insurer, as the case may be, at such time) as of the date so furnished, and no such document will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

            (bb) The Borrower will not use the proceeds of any Loans to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

            (cc) Prior to December 27, 2003, the Borrower and the Servicer shall deliver to the Agent, the Facility Insurer and the Backup Servicer a schedule listing the Cut-Off Dates for the period commencing December 28, 2003 and ending on the first Cut-Off Date following the Facility Maturity Date, it being agreed that (i) such schedule shall replace Schedule VI hereto for all purposes hereof and (ii) if the Borrower and the Servicer shall fail to so deliver such schedule, the Cut-Off Dates following December 27, 2003 shall be deemed to be the last Saturday of each calendar month following December, 2003.

            (dd) The Borrower and the Servicer shall take such actions as and when requested by the Facility Insurer or the Agent and as otherwise may be necessary to obtain a Shadow Rating Letter from S&P which contains a Shadow Rating with respect to the credit performance of the financing facility provided hereunder equal to at least "BBB-" (the

"Minimum Shadow Rating") as soon as practicable after the Closing Date, and in any event, within 60 days after the Closing Date (including, without limitation, entering into such amendments to the Transaction Documents as may be necessary to obtain such a Minimum Shadow Rating), provided, however, that the Servicer shall in no event be required to expend any monies in its efforts to obtain such Shadow Rating Letter.

VI. ADMINISTRATION AND SERVICING; CERTAIN COVENANTS

            SECTION 6.01 Appointment and Designation of the Servicer. (a) The Borrower, the Lender, the Facility Insurer, the Collateral Agent and the Agent hereby appoint the Person designated by the Facility Insurer from time to time pursuant to this Section 6.01 (the "Servicer"), as their agent to service, administer and collect the Pledged Receivables and otherwise to enforce their respective rights and interests in and under the Pledged Receivables and the other Pledged Assets. The Servicer shall collect such Pledged Receivables by means of the collection procedures set forth in the Credit and Collection Policy, to the extent consistent with the provisions of this Article VI; provided, that if the Backup Servicer has succeeded Maxtor as Servicer, then the Servicer shall collect such Pledged Receivables by means of the collection procedures that are in accordance with customary and usual procedures of institutions which service comparable receivables and, to the extent more exacting, the degree of skill and attention that the Backup Servicer exercises from time to time with respect to all comparable receivables that it services for itself or others and, to the extent more exacting, the requirements of this
Article VI. The Servicer's authorization under this Agreement shall terminate on the Collection Date. Maxtor is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof at all times until the earliest of (i) the Facility Insurer's designation of a new Servicer upon the occurrence of any Servicer Default, or (ii) the Collection Date. Upon the occurrence of any Servicer Default, the Facility Insurer may at any time designate as Servicer any Person to succeed Maxtor, as Servicer, or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. Each of the Borrower and Maxtor, as Servicer, hereby grants to any successor Servicer an irrevocable power of attorney and license to take any and all steps in the name of the Borrower or Maxtor, as Servicer, as applicable, and on behalf of the Borrower or Maxtor, as Servicer, necessary or desirable, in the determination of such successor Servicer, to service, administer or collect any and all Pledged Receivables.

            (b) The Servicer is hereby authorized to act for the Borrower, the Lender, the Facility Insurer, the Agent and the Collateral Agent and in such capacity shall manage, service, administer and make collections on the Pledged Receivables, and perform the other actions required by the Servicer under this Agreement for the benefit of the Agent, the Collateral Agent, the Lender and the Facility Insurer. The Servicer agrees that its servicing of the Pledged

Receivables shall be carried out in accordance with customary and usual procedures of institutions which service comparable receivables and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable receivables that it services for itself or others in accordance with (to the extent that the Backup Servicer has not been appointed as the Servicer) the Credit and Collection Policy and, to the extent more exacting, the requirements of this Article VI. The Servicer's duties shall include, without limitation, collection and posting of all payments on the Pledged Receivables, responding to inquiries of Obligors on the Pledged Receivables, investigating delinquencies, sending notices to Obligors of Delinquent Receivables and Defaulted Receivables demanding payment of amounts due with respect thereto, reporting any required tax information to Obligors, policing all Related Security, complying with the provisions of the Credit and Collection Policy (to the extent that the Backup Servicer has not been appointed as the Servicer) and the terms of the Collection Account Agreement, accounting for collections, furnishing monthly and annual statements to the Agent, with a copy to the Facility Insurer, with respect to distributions and performing the other duties specified herein.

            (c) To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The Servicer is authorized to release Liens on any Pledged Receivables in order to collect insurance with respect thereto and to liquidate the Related Security in accordance with its customary standards, policies and procedures; provided, however, that notwithstanding the foregoing, the Servicer shall not, (i) except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Pledged Receivable or (ii) waive the right to collect the unpaid balance of any Pledged Receivable from such Obligor, except that, subject to Section 6.02(a), the Servicer may forego collection efforts if the amount which the Servicer, in its reasonable judgment, expects to realize in connection with such collection efforts is determined by the Servicer in its reasonable judgment to be less than the reasonably expected costs of pursuing such collection efforts, and if the Servicer would forego such collection efforts in accordance with its customary procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Borrower, the Agent, the Collateral Agent, the Lender or the Facility Insurer (provided that if the Servicer is acting in the name of the Borrower, the Agent, the Collateral Agent, the Lender or the Facility Insurer, the Servicer shall have obtained the Borrower's, the Agent's, the Collateral Agent's, the Lender's, and the Facility Insurer's consent, as the case may be, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Pledged Receivable or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Pledged Receivable, an Obligor or any Pledged Assets. If the Servicer commences or participates in such a legal proceeding in its own name, the Borrower, the Agent, the Collateral Agent, the Lender or the Facility Insurer, as the case may be, shall thereupon be deemed to have automatically assigned such Pledged Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Borrower, the Agent, the Collateral Agent, the Lender or the Facility Insurer, as the case may be, to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Borrower, the Agent, the Collateral Agent, the Lender or the Facility Insurer, as the case may be, shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request in writing and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

            (d) The Servicer shall not resign from the obligations and duties hereby imposed on it hereunder except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which can be taken to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer pursuant to clause (ii) of the previous sentence hereof shall be evidenced by an Opinion of Counsel to such effect delivered to the Agent and the Facility Insurer. Unless otherwise required by applicable law, no such resignation shall be effective until a successor Servicer designated by the Facility Insurer shall have assumed the responsibilities and obligations of the Servicer hereunder.

            SECTION 6.02 Collection of Receivable Payments; Modification and Amendment of Receivables. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Pledged Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself or others (or that it formerly serviced for itself or others) and otherwise act with respect to the Pledged Receivables in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Borrower, the Lender and the Collateral Agent with respect thereto.

            (b) The Servicer may not permit any extensions, amendments or other modifications to a Pledged Receivable except in accordance with the Credit and Collection Policy and as otherwise permitted herein.

            (c) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Collection Account, without deposit into any intervening account as soon as practicable, but in no event later than two (2) Business Days after receipt thereof.

            (d) The Servicer shall hold in trust for the Collateral Agent, for the benefit of the Secured Parties, all Contracts and all Records which evidence or relate to any Pledged Receivables.

            SECTION 6.03 Realization Upon Receivables. Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to foreclose upon (or otherwise comparably convert the ownership of) and liquidate any Related Security securing a Pledged Receivable (to the extent it has the right to do so under the related Contract) with respect to which the Servicer has determined that payments thereunder have ceased and are not likely to be resumed, as soon as is practicable after default on such Pledged Receivable but in no event later than thirty (30) days after such determination or an earlier date that would be customary under the circumstances involved and, in any case, in a manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Borrower, the Lender and the Collateral Agent with respect thereto. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 6.01, which practices and procedures may include reasonable efforts to realize upon any recourse to any Obligor, selling the Related Security at public or private sale, and other actions by the Servicer in order to realize upon such Pledged Receivable. All Liquidation Proceeds shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than two (2) Business Days after receipt thereof.

            SECTION 6.04 Insurance. Without limiting the effect of any other provision hereof, the Servicer shall monitor the status of and maintain in full force and effect the Facility Insurance Policy.

            SECTION 6.05 Maintenance of Security Interests in the Related Security. If the Borrower has failed to, the Servicer shall (and is hereby authorized by the Borrower to) take all steps necessary under all applicable law in order to cause a valid, subsisting and enforceable first priority security interest to exist in the Collateral Agent's favor in the Receivables, all Other Conveyed Property and all Related Security (and the proceeds thereof) being Pledged hereunder (and immediately prior to the Pledge of such Receivables, Other Conveyed Property and Related Security by the Borrower to the Collateral Agent (for the benefit of the Secured Parties), there shall have existed in favor of the Borrower as secured party, a valid, subsisting and enforceable first priority perfected security interest in such Receivable, Other Conveyed Property and Related Security (and the proceeds thereof)), and the Collateral Agent's security interest is and shall be prior to all other liens upon and security interests in such Receivable, Other Conveyed Property and Related Security (and the proceeds thereof) that now exist or may hereafter arise or be created (other than Other Permitted Liens); provided, however, that the Servicer shall not be required to expend its own funds to repay any debt secured by Receivables, Other Conveyed Property or Related Security in order to cause such valid, subsisting and enforceable first priority security interest to exist.

            SECTION 6.06 Pledged Receivable Receipts. The Servicer shall promptly make a deposit or cause the Borrower or any of its Affiliates to make a deposit into the Collection Account in an amount equal to the Collections received or made by or on behalf of it, the Borrower or any such Affiliate, as the case may be, within two (2) Business Days of receiving any such Collections.

            SECTION 6.07 Unidentified Payments; Lender's Right of Presumption. The Borrower agrees and consents that the Servicer and/or the Backup Servicer may apply any payment it receives (or any such payment the Servicer deposits into the Collection Account) from an Obligor to any Loan secured by a Pledged Receivable if the Servicer and/or the Backup Servicer is unable in good faith to determine whether such payment from an Obligor relates to such Pledged Receivable.

            SECTION 6.08 No Rights of Withdrawal. Until the Collection Date, the Borrower shall have no rights of direction or withdrawal with respect to amounts held in the Collection Account or the Lockbox Account, except as provided for herein.

            SECTION 6.09 Permitted Investments. The Servicer (if Maxtor or an Affiliate thereof and, if the Servicer is not Maxtor or an Affiliate thereof, the Borrower) shall, pursuant to written instruction, direct the Collection Account Bank (and if the Servicer or the Borrower, as applicable, fails to do so, the Agent or the Facility Insurer may, pursuant to written instruction, direct the Collection Account Bank) to invest, or cause the investment of, funds on deposit in the Collection Account, in Permitted Investments, from the date of this Agreement until the Collection Date. Absent any such written instruction, the Collection Account Bank shall invest, or cause the investment of, such funds in the First American Prime Obligations Fund ("First Prime"), so long as First Prime is a Permitted Investment at the time of such investment, or in Permitted Investments described in clause (v) of the definition thereof. A Permitted Investment acquired with funds deposited in the Collection Account shall mature not later than the Business Day immediately preceding the last day of the next ending Fixed Period, and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Collateral Agent (in its capacity as such) or its nominee for the benefit of the Secured Parties. All income and gain realized from any such investment as well as any interest earned on deposits in the Collection Account shall be distributed in accordance with the provisions of Section 2.05 hereof. The Servicer (if Maxtor or an Affiliate thereof and, if the Servicer is not Maxtor or an Affiliate thereof, the Borrower) shall deposit in the Collection Account (with respect to investments made hereunder of funds held therein), an amount equal to the amount of any actual loss incurred in respect of any such investment immediately upon realization of such loss. None of the Collection Account Bank, the Facility Insurer or the Agent shall be liable for the amount of any loss incurred in respect of any investment, or lack of investment, of funds held in the Collection Account.

            SECTION 6.10 Servicing Compensation. As compensation for its activities hereunder, the Servicer shall be entitled to be paid the Servicing Fee from the Collection Account as provided in Section 2.05(c). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor, except any Servicer Advances made by the Servicer pursuant hereto; provided, that the Backup Servicer, if serving as the Servicer, shall not be required to pay any expenses in connection with curing or otherwise remedying mistakes made by the predecessor Servicer or the costs of attorneys engaged in connection with the enforcement and/or collection of any Receivables to the extent that such attorneys and the related enforcement and/or collection action have been consented to in writing by the Facility Insurer. The Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all the Servicer's responsibilities and obligations under this Agreement.

            SECTION 6.11 Reports; Account Statements; Servicing Information. (a) The Borrower will deliver to the Agent and the Facility Insurer (i) on the Amortization Commencement Date, a report identifying the Pledged Receivables (and any information with respect thereto requested by the Agent or the Facility Insurer) on the day immediately preceding the Amortization Commencement Date and
(ii) upon the Agent's or the Facility Insurer's reasonable request and upon reasonable notice, on any other Business Day, a report identifying the Pledged Receivables (and any information with respect thereto reasonably requested by the Agent or the Facility Insurer) on such day.

            (b) On the sixth Business Day of each Fiscal Month, the Servicer shall prepare and deliver or have delivered to the Trustee, the Agent and the Facility Insurer, (i) a Monthly Remittance Report and any other information reasonably requested by the Agent (or the Facility Insurer) relating to all Pledged Receivables (including if requested, a Computer Tape or Listing), all information in the Monthly Remittance Report (including, without limitation, the calculation of the Dell Concentration Percentage, the HPQ Concentration Percentage, the Dilution Reserve Percentage, the Dynamic Loss Reserve Percentage, the Turnover Rate, the Default Ratio, Delinquency Ratio, Sales Based Dilution Ratio, Sales-Based Default Ratio, Dilution-to-Liquidation Ratio and the three-month rolling averages for the immediately preceding Cut-Off Date) and all other such information to be accurate as of the immediately preceding Cut-Off Date, (ii) a listing, in form and substance satisfactory to the Agent and the Facility Insurer, of the Outstanding Balance of Pledged Receivables allocated to each "bill to number" under the Servicer's accounting records and (iii) in an electronic format mutually acceptable to the

Servicer, the Agent and the Facility Insurer, all additional information reasonably requested by the Agent (or the Facility Insurer) relating to all Pledged Receivables. If any Monthly Remittance Report indicates the existence of a Borrowing Base Deficiency, the Borrower shall on the date of delivery of such Monthly Remittance Report prepay to the Agent, for the account of the Lender, a portion of the Loans as is necessary to cure such Borrowing Base Deficiency (or otherwise cure such Borrowing Base Deficiency).

            (c) By no later than 9:00 P.M. (New York City time) on each Business Day, the Servicer shall prepare and deliver to the Trustee a Daily Report. If any Daily Report indicates the existence of a Borrowing Base Deficiency, the Borrower shall on the date of delivery of such Daily Report prepay to the Agent, for the account of the Lender, a portion of the outstanding Loans as is necessary to cure such Borrowing Base Deficiency (or otherwise cure such Borrowing Base Deficiency). The Trustee shall by 12:00 noon (New York City time) on the Business Day following its receipt of a Daily Report (i) either (a) confirm such Daily Report pursuant to the following sentence, sign such Daily Report and deliver to the Agent and the Facility Insurer (via telecopier or other electronic means approved by the Agent and the Facility Insurer) a signed copy of such Daily Report or (b) notify the Servicer, the Agent and the Facility Insurer that the Trustee could not confirm such Daily Report pursuant to the following sentence, and (ii) direct the Collection Account Bank to release to the Borrower (or the designee of the Borrower) funds from the Collection Account requested in such Daily Report, if such Daily Report has been confirmed pursuant to the following sentence and demonstrates that (1) after giving effect to the withdrawal of funds from the Collection Account requested in such Daily Report and the Pledge of the Receivables purchased with such funds, the Capital Limit shall not be less than the Facility Amount and (2) the amount requested to be withdrawn from the Collection Account is not in excess of (x) the amount of funds on deposit in the Collection Account minus (y) an amount equal to the accrued and unpaid (i) Yield, (ii) Premium, (iii) Non-Use Fees, (iv) Servicing Fees and Backup Servicer Standby Fees (or, if the Backup Servicer has been appointed as Servicer hereunder, the Backup Servicer Fees) and (v) the Trustee Fees. On each Business Day, the Trustee shall review the information on the computer tape or diskette (or other means of electronic transmission acceptable to the Trustee) to be delivered by the Servicer to the Trustee concurrently with any Daily Report and shall recalculate and confirm the Adjusted Net Eligible Receivables Balance included in such Daily Report using (i) the Eligible Receivables information contained in such computer tape, diskette or other means of electronic transmission and (ii) an Adjusted Overconcentration Amount, an Adjusted Canadian Overconcentration Amount, an Adjusted Loss Reserve, an Adjusted Dilution Reserve and an Adjusted Yield and Fee Reserve, in each case, as calculated by the Trustee based upon the Eligible Receivables information on such computer tape, diskette or other means of electronic transmission and the Overconcentration Amount, Canadian Overconcentration Amount, Loss Reserve, Dilution Reserve and Yield and Fee Reserve set forth in the most recent Monthly Remittance Report delivered to the Trustee by the Servicer pursuant to Section 6.11(b).

            (d) On the sixth Business Day of each Fiscal Month, the Servicer shall prepare and deliver or have delivered to the Backup Servicer (i) a Monthly Remittance Report in respect of the immediately preceding Remittance Period and
(ii) a computer tape or a diskette or any other electronic transmission in a format acceptable to the Backup Servicer containing the information (in raw and not summary form) with respect to the Pledged Receivables during such Remittance Period which was necessary for preparation of such Monthly Remittance Report.

            (e) On each Business Day, the Servicer shall prepare and deliver or have delivered to the Trustee a computer tape or a diskette or any other electronic transmission in a format acceptable to the Trustee containing information with respect to the Pledged Receivables which was necessary for preparation of the Daily Report delivered on such Business Day.

            (f) The Borrower shall deliver to the Agent and the Facility Insurer all reports it receives pursuant to the Purchase Agreement within one (1) Business Day of the receipt thereof.

            (g) Together with the information provided to the Lender, the Facility Insurer and the Agent under Section 6.12(f) herein, the Servicer shall deliver to the Lender, the Facility Insurer and the Agent a report, in form and substance satisfactory to the Lender, the Facility Insurer and the Agent, (i) which demonstrates that the Early Amortization Events described in Section 7.01(v) and Section 7.01(w) have not occurred during or with respect to such fiscal quarter and (ii) which is signed by, and the accuracy of which is certified by, the financial vice president, treasurer, chief financial officer or controller of the Servicer.

            (h) At least four Business Days prior to the date of any Borrowing other than a Borrowing to take place on a Remittance Date, the Servicer shall
(i) deliver to the Agent, the Facility Insurer and the Backup Servicer, a Borrowing Report, in form and substance satisfactory to the Agent and the Facility Insurer, signed by an officer of the Borrower having responsibility for financial matters of the Borrower which shall demonstrate that, after giving effect to such Borrowing and the Pledge of the Eligible Receivables to be purchased by the Borrower with the proceeds of such Borrowing, the Capital Limit shall not be less than the Facility Amount and (ii) deliver or have delivered to the Backup Servicer a computer tape or a diskette or any other electronic transmission in a format acceptable to the Backup Servicer containing the information (in raw and not summary form) with respect to the Pledged Receivables which was necessary for preparation of such Borrowing Report. (1)

            SECTION 6.12 Statements as to Compliance; Financial Statements. (a) The Servicer shall deliver to the Agent, the Facility Insurer, the Backup Servicer, the Borrower and the Lender on or before January 15 of each year, beginning with January 15, 2004, an Officer's Certificate stating that (x) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, and (y) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such calendar year (or portion thereof, as the case may be) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken to cure such default.

            (b) [Intentionally omitted.]

            (c) As soon as available and no later than forty-five (45) days after the end of each fiscal quarter in each fiscal year of Maxtor, the Servicer shall deliver, or cause to be delivered, to the Lender, the Facility Insurer, the Backup Servicer and the Agent copies of:

                  (i) a consolidated balance sheet of Maxtor and its consolidated subsidiaries (including the Borrower) as of the end of such calendar quarter setting forth in comparative form the corresponding figures for the most recent year-end for which an audited balance sheet has been prepared, which such balance sheet shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of Maxtor stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied; and

                  (ii) consolidated statements of income, stockholders' equity and cash flow of Maxtor and its consolidated subsidiaries (including the Borrower) for such calendar quarter, in each case and for the portion of the fiscal year ending with such calendar quarter setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments), which such statements shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of Maxtor, stating that such financial statements present fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied. (1)

            (d) As soon as available and no later than one-hundred and twenty
(120) days after the end of each fiscal year of Maxtor, the Servicer shall deliver, or cause to be delivered, to the Lender, the Facility Insurer, the Backup Servicer and the Agent copies of:

                  (i) a consolidated balance sheet of Maxtor and its consolidated subsidiaries (including the Borrower), all as of the end of the fiscal year, setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of the Independent Accountants stating that such balance sheet presents fairly the financial condition of the companies being reported upon and has been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur); and

                  (ii) consolidated statements of income, stockholders' equity and cash flow of Maxtor and its consolidated subsidiaries (including the Borrower), for such fiscal year; in each case setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of the Independent Accountants stating that such financial statements present fairly the financial condition of the companies being reported upon and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur).

            (e) As soon as available and no later than one-hundred and twenty
(120) days after the end of each fiscal year of the Borrower, the Borrower shall deliver to the Lender, the Facility Insurer and the Agent copies of:

                  (i) a balance sheet of the Borrower, as of the end of the fiscal year, setting forth in comparative form the figures for the previous fiscal year (if applicable) and accompanied by an opinion of the Independent Accountants stating that such balance sheet presents fairly the financial condition of the Borrower and has been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur); and

                  (ii) statements of income, stockholders' equity and cash flow of the Borrower for such fiscal year; setting forth in comparative form the figures for the previous fiscal year and accompanied by an opinion of the Independent Accountants stating that such financial statements present fairly the financial condition of the Borrower and have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur).

            (f) As soon as available and no later than forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower shall deliver to the Lender, the Facility Insurer and the Agent copies of:

                  (i) a balance sheet of the Borrower, as of the end of such fiscal quarter, which such balance sheet shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of Maxtor, stating that such financial statements present fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied); and

                  (ii) a statement of income of the Borrower for such fiscal quarter, which such statement shall be prepared and presented in accordance with, and provide all necessary disclosure required by, GAAP and shall be accompanied by a certificate signed by the financial vice president, treasurer, chief financial officer or controller of Maxtor, stating that such statement presents fairly the financial condition and results of operations of the companies being reported upon and have been prepared in accordance with GAAP consistently applied).

            SECTION 6.13 Access to Certain Documentation. (a) (i) Each of the Lender, the Agent and the Facility Insurer (and their respective agents or professional advisors including, without limitation, any independent certified public accountants acceptable to the Agent and the Facility Insurer (the "Independent Accountants")) shall at the expense of the Borrower, have the right under this Agreement, two (2) times during each calendar year, upon reasonable prior notice to the Servicer, to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, or other information of the Servicer or the Borrower, or held by another for the Servicer or the Borrower or on the Servicer's or the Borrower's behalf, concerning this Agreement. Each of the Lender, the Agent and the Facility Insurer (and their respective agents or professional advisors including, without limitation, any Independent Accountants) shall at the expense of the Borrower and as frequently as the Lender, the Agent or the Facility Insurer may desire, have the right under this Agreement after the occurrence and during the continuance of an Early Amortization Event or if, in the opinion of the Agent or the Facility Insurer, the circumstances warrant additional examinations and audits, upon reasonable prior notice to the Servicer, to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, or other information of the Servicer or the Borrower, or held by another for the Servicer or the Borrower or on the Servicer's or the Borrower's behalf, concerning this Agreement and to discuss such matters relating to the Servicer's and Borrower's financial condition or the Pledged Assets or the Servicer's or the Borrower's performance under the Transaction Documents or the Contracts with any of the officers or employees of the Borrower or the Servicer having knowledge of such matters. The Lender, the Agent and the Facility Insurer (and their respective agents and professional advisors) shall treat as confidential any information obtained during such examination which is not already publicly known or available; provided, however, that the Lender, the Agent and the Facility Insurer may disclose such information (i) to such of its officers, directors, employees, agents and representatives as need to know such information in connection with the transaction contemplated hereunder; (ii) to the Rating Agencies and to any of the Facility Insurer's reinsurers; (iii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or if requested by any Government Entity having authority over it; (iv) to the extent such confidential information becomes publicly available other than as a result of a breach of this agreement; (v) that was already in the Agent's, the Lender's or the Facility Insurer's possession prior to the date hereof; and (vi) to the extent the Borrower shall have consented to such a disclosure in writing; provided, that to the extent that the Lender, the Agent or the Facility Insurer is requested pursuant to any subpoena or similar legal process to disclose such information, the Lender, the Agent or the Facility Insurer, as applicable, shall provide the Borrower and the Servicer with reasonably prompt notice of such request unless, the Lender, the Agent or the Facility Insurer believes that it is prohibited from doing so by applicable law or court order. Notwithstanding anything to the contrary described herein or any related document, the Parties hereto and each of their respective employees, representatives or other agents, are, and hereby confirm that they have been at all times, permitted to disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated hereunder and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Parties related to such tax treatment and tax structure.

            (ii) Each of the Lender, the Agent and the Facility Insurer shall make available to each other the results, findings and reports related to any examinations and audits described in clause (i) above.

            (iii) In connection with any examinations and audits described above, the Agent or the Facility Insurer may, at the expense of the Borrower, cause a firm of Independent Accountants, to deliver to the Agent and the Facility Insurer a statement (the "Accountants' Report") addressed to the Facility Insurer and to the Agent, to the effect that such firm has examined such Borrowing Reports, Monthly Remittance Reports and Daily Reports prepared by the Servicer during a designated period as it deemed necessary in order to issue the Accountants' Report and that such examination was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances. Each Accountants' Report shall further state that (i) a review in accordance with agreed upon procedures (which procedures are agreed to by the Facility Insurer and the Agent) was made; (ii) except as disclosed in the Accountants' Report, no exceptions or errors in the Borrowing Reports, Monthly Remittance Reports and Daily Reports examined were found except for (A) such exceptions as the Independent Accountants believe to be immaterial and (B) such other exceptions as shall be set forth in the Accountants' Report. The Accountants' Report shall also indicate that the firm is independent of the Borrower and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

            (b) The Lender, the Agent and the Facility Insurer (and their respective agents or professional advisors) shall, at their own expense (and, after the occurrence and during the continuance of an Early Amortization Event, at the expense of the Borrower), have the right under this Agreement to, not more frequently than twice each calendar year (but as frequently as the Lender, the Agent or the Facility Insurer may desire after the occurrence and during the continuance of an Early Amortization Event), contact any or all Obligors with respect to any Receivables which are Pledged hereunder in order to procure such information related to any or all such Obligors, the related Contracts, and the Receivables as the Lender, the Agent or the Facility Insurer deems reasonable under the circumstances; provided, that so long as no Early Amortization Event has occurred and is continuing, the Lender, the Agent and the Facility Insurer shall (i) provide the Servicer with five Business Days' prior written notice of such contact, indicating the purpose of such contact and any specific information sought from such Obligors by such contact and (ii) make such contact with such Obligors only in the presence of the Servicer or its authorized representative (unless such requirement is waived by the Servicer or the Servicer does not make itself or an authorized representative available to accompany the Lender, the Agent and the Facility Insurer in connection with such contact by the fifth Business Day after notice of such Person's desire to make such contact is delivered to the Servicer). The Servicer and the Borrower hereby agree to cooperate with the Lender, the Agent and the Facility Insurer (and their respective agents or professional advisors) in connection with any attempt thereby to contact any such Obligor and shall provide to the Lender, the Agent and the Facility Insurer such information as is needed in order to facilitate such contact. The Lender, Agent and Facility Insurer (and their respective agents and professional advisors) shall treat as confidential any information obtained during any such contact with any such Obligor which is not already publicly known or available; provided, however, that the Lender, the Agent and the Facility Insurer may disclose such information (i) to such of its officers, directors, employees, agents and representatives as need to know such information in connection with the transaction contemplated hereunder; (ii) to the Rating Agencies and any of the Facility Insurer's reinsurers; (iii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or if requested by any Governmental Entity having authority over it; (iv) to the extent such information becomes publicly available other than as a result of a breach of this agreement; (v) that was already in the Agent's, the Lender's or the Facility Insurer's possession prior to the date hereof; and (vi) to the extent the Borrower shall have consented to such a disclosure in writing.

            SECTION 6.14 Backup Servicer. (a) The Facility Insurer may at any time after a Servicer Default, by notice to the Servicer, the Borrower and the Backup Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and the Insurance Agreement. Upon the delivery to the Servicer of such notice, all obligations, authority and power of the Servicer under this Agreement and the Insurance Agreement, whether with respect to the Pledged

Assets or otherwise, shall pass to and be vested in the Backup Servicer pursuant to and under this Section, and, without limitation, the Backup Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer or the Borrower, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination or to perform the duties of the Servicer under this Agreement. The Servicer agrees to cooperate with the Collateral Agent and the Backup Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, delivering notification to the Obligors of the assignment of the servicing function and instructions to abide by payment directions delivered by the Collateral Agent or the Backup Servicer, providing the Backup Servicer with all records, in electronic or other form, reasonably requested by it to enable the Backup Servicer to assume the servicing functions hereunder and the transfer to the Backup Servicer for administration by it all cash amounts which at the time should be or should have been deposited by the Servicer in the Collection Account or thereafter be received by the Servicer with respect to the Pledged Receivables. Neither the Agent, the Collateral Agent nor the Backup Servicer shall be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Pledged Assets.

            (b) The Backup Servicer Fees and Transition Fee shall be paid out of Collections as set forth in Section 2.05(c) on and after the date, if any, that the Backup Servicer assumes the responsibilities of the Servicer pursuant to this Section.

            (c) Any obligations of Maxtor under any Transaction Document other than in its capacity as Servicer shall continue in effect notwithstanding Maxtor's termination as Servicer.

            (d) On and after the time the Servicer receives a notice of termination pursuant to this Section 6.14, the Backup Servicer shall be (and the Backup Servicer hereby agrees to be) the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the Insurance Agreement and the transactions set forth or provided for herein and therein and shall have all the rights and powers and be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and thereof; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by this Section 6.14 shall not be considered a default by the Backup Servicer hereunder. The Backup Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Backup Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer

(provided that the Backup Servicer shall pay any income taxes for which it is liable), (iv) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The liability and indemnification obligations of the Backup Servicer, upon becoming a successor Servicer, are expressly limited to those arising on account of its negligence or willful misconduct. In addition, the Backup Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Section 4.02 hereof. Notwithstanding the above, the Facility Insurer may, if the Backup Servicer shall be unwilling to so act, or shall, if the Backup Servicer is unable to so act, appoint any established servicing institution acceptable to the Facility Insurer, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, and after the Facility Insurer notifies the Servicer to discontinue performing servicing functions under this Agreement, the Backup Servicer (or the Agent if there is no Backup Servicer) shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Facility Insurer may make such arrangements for the compensation of such successor out of payments on Pledged Receivables as it and such successor shall agree. The Borrower, the Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (e) Not later than the Business Day immediately prior to each Remittance Date, the Backup Servicer shall compare the information on the computer tape or diskette (or other means of electronic transmission acceptable to the Backup Servicer) most recently delivered to the Backup Servicer by the Servicer pursuant to Section 6.11(d) to the Monthly Remittance Report most recently delivered to the Backup Servicer by the Servicer pursuant to Section 6.11(d) and shall:

                  (i) confirm that such Monthly Remittance Report is in the form attached hereto as Exhibit C and is complete on its face;

                  (ii) recompute using the raw per Obligor Receivables information contained in such computer tape or diskette (or other means of electronic transmission acceptable to the Backup Servicer), and verify the accuracy of items 1 through 9 on such Monthly Remittance Report and all other information specified by the Agent or the Facility Insurer, in each case, in a manner satisfactory to the Agent and the Facility Insurer; and

                  (iii) deliver to the Agent and the Facility Insurer a certification letter with respect to the above substantially in the form of Exhibit F-1 hereto on or before such Business Day.

            (f) In the event of any discrepancy between the information set forth in Section 6.14(e)(ii) as calculated by the Servicer from that determined or calculated by the Backup Servicer, the Backup Servicer shall promptly report such discrepancy to the Servicer, the Agent and the Facility Insurer. In the event of a discrepancy as described in the preceding sentence, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Remittance Date, but in the absence of a reconciliation, distributions on the related Remittance Date shall be made consistent with the information calculated by the Servicer, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next Remittance Date, and the Servicer shall promptly report to the Agent and the Facility Insurer regarding the progress, if any, which shall have been made in reconciling such discrepancies. If the Backup Servicer and the Servicer are unable to reconcile such discrepancies with respect to such Monthly Remittance Report by the next Remittance Date that falls in April, July, October or January, the Servicer shall cause independent accountants acceptable to the Agent and the Facility Insurer, at the Servicer's expense, to examine such Monthly Remittance Report and attempt to reconcile such discrepancies at the earliest possible date (and the Servicer shall promptly provide the Agent and the Facility Insurer with a report regarding such events). The effect, if any, of such reconciliation shall be reflected in the Monthly Remittance Report for the next succeeding Remittance Date.

            (g) Not later than two Business Days prior to each Borrowing Date (other than a Borrowing Date that is also a Remittance Date), the Backup Servicer shall compare the information on the computer tape or diskette (or other means of electronic transmission acceptable to the Backup Servicer) most recently delivered to the Backup Servicer by the Servicer pursuant to Section 6.11(h) to the related Borrowing Report delivered to the Backup Servicer by the Servicer pursuant to Section 6.11(h) and shall: (1)

                  (i) confirm that such Borrowing Report is in the form attached hereto as Exhibit A and is complete on its face;

                  (ii) recompute using the raw per Obligor Receivables information contained in such computer tape or diskette (or other means of electronic transmission acceptable to the Backup Servicer), and verify the accuracy of, items 1 through 9 on such Borrowing Report in a manner satisfactory to the Agent and the Facility Insurer; and

                  (iii) deliver to the Agent and the Facility Insurer a certification letter with respect to the above substantially in the form of Exhibit F-2 hereto.

            (h) In the event of any discrepancy between the information set forth in Section 6.14(g)(ii) as calculated by the Servicer from that determined or calculated by the

Backup Servicer, the Backup Servicer shall promptly report such discrepancy to the Servicer, the Agent and the Facility Insurer. In the event of a discrepancy as described in the preceding sentence, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Borrowing Date and the Backup Servicer shall promptly report to the Agent and the Facility Insurer the progress, if any, which shall have been made in reconciling such discrepancies.

            (i) The Backup Servicer may not resign except upon sixty (60) day's prior written notice to the Collateral Agent, the Facility Insurer, the Servicer and the Borrower. In addition, the Backup Servicer may be removed by the Facility Insurer with or without cause at any time upon thirty (30) day's prior written notice to the Backup Servicer, the Servicer and the Borrower. In the event of any such resignation or removal, the Backup Servicer may be replaced by a new Backup Servicer selected by the Facility Insurer upon notice to the Servicer and the Borrower.

            SECTION 6.15 Additional Remedies of Collateral Agent Upon Early Amortization Event. During the continuance of any Early Amortization Event (other than a Facility Insurer Early Amortization Event) and upon and at the direction of the Facility Insurer and during the continuance of any Facility Insurer Early Amortization Event and upon and at the direction of the Agent, the Collateral Agent, in addition to the rights specified in Section 7.01, shall, in its own name and as agent for the Secured Parties, take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Secured Parties (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Early Amortization Event.

            SECTION 6.16 Waiver of Defaults. The Agent and the Facility Insurer together may waive (and after the occurrence of an Early Amortization Event (other than a Facility Insurer Early Amortization Event), the Facility Insurer may waive) any default by the Servicer or the Borrower in the performance of their respective obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default and/or any Early Amortization Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall be effective unless it shall be in writing and signed by the Agent on the Lender's and the Facility Insurer's behalf and no such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            SECTION 6.17 Maintenance of Certain Insurance. During the term of its service as Servicer, the Servicer shall maintain in force an "errors and omissions" and an employee fidelity/crime insurance policy, in each case, (i) in an amount not less than $2,000,000, (ii) in a form reasonably acceptable to the Lender, the Agent and the Facility Insurer and, in any case, that would, in the case of the employee fidelity/crime insurance policy, cover any loss of Collections by the Servicer hereunder caused by employee dishonesty, (iii) with an insurance company reasonably acceptable to the Lender, the Agent and the Facility Insurer and (iv) covering the Servicer and the Borrower as insured parties. Unless otherwise directed by the Facility Insurer, the Servicer shall prepare and present, on behalf of itself, the Agent, the Lender and the Facility Insurer, claims under any such policy in a timely fashion in accordance with the terms of such policy, and upon the filing of any claim on any policy described in this Section, the Servicer shall promptly notify the Agent and the Facility Insurer of such claim and deposit the proceeds of any such claim into the Collection Account.

            SECTION 6.18 Segregation of Collections. The Servicer shall not commingle funds constituting Collections with any other funds of the Servicer (nor shall it allow any other Person to do so).

            SECTION 6.19 UCC Matters; Protection and Perfection of Pledged Assets. The Borrower will not change the jurisdiction of its organization or make any change to its name or use any tradenames, fictitious names, assumed names, "doing business as" names or other names (other than those listed on Schedule III annexed hereto, as such Schedule may be revised from time to time to reflect name changes and name usage permitted under the terms of this Section
6.19 after compliance with all terms and conditions of this Section 6.19 related thereto) unless prior to the effective date of any such change in the jurisdiction of its organization or name change or use, the Borrower notifies the Agent and the Collateral Agent of such change in writing and delivers to the Collateral Agent such financing statements as the Collateral Agent, the Agent or the Facility Insurer may reasonably request to reflect such name change or use, together with such Opinions of Counsel, other documents and instruments as the Collateral Agent, the Agent or the Facility Insurer may reasonably request in connection therewith. The Borrower will not change the location of its chief executive office or the location of its records regarding the Pledged Receivables unless prior to the effective date of any such change of location, the Borrower notifies the Collateral Agent, the Agent and the Facility Insurer of such change of location in writing and delivers to the Collateral Agent such financing statements as the Collateral Agent, the Agent or the Facility Insurer may reasonably request to reflect such change of location, together with such Opinions of Counsel, documents and instruments as the Collateral Agent may reasonably request in connection therewith. The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Collateral Agent, the Agent or the Facility Insurer may reasonably request in order to perfect, protect or more fully evidence the Collateral Agent's interest in the Pledged Assets acquired hereunder, or to enable the Collateral Agent to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Borrower will upon the request of the Collateral Agent, the Agent or the Facility Insurer: (i) execute (if necessary) and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Collateral Agent, the Agent or the Facility Insurer may request and (ii) mark its master data processing records evidencing such Pledged Receivables with a legend acceptable to the Collateral Agent, the Agent and the Facility Insurer, evidencing that the Collateral Agent, for the benefit of the Secured Parties, has acquired an interest therein as provided in this Agreement. The Borrower hereby authorizes the Collateral Agent, the Agent or the Facility Insurer to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pledged Receivables and the Other Conveyed Property and the Related Security related thereto and the proceeds of the foregoing now existing or hereafter arising without the signature of the Borrower where permitted by law. Subject to applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Pledged Receivables, or any part thereof shall be sufficient as a financing statement. The Borrower shall, upon the request of the Collateral Agent, the Agent or the Facility Insurer at any time after the occurrence of an Early Amortization Event and at the Borrower's expense, notify the Obligors obligated to pay any Pledged Receivables, or any of them, of the security interest of the Secured Parties in the Pledged Assets. If the Borrower fails to perform any of its agreements or obligations under this Section 6.19, the Collateral Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrower upon the Collateral Agent's demand therefor. For purposes of enabling the Collateral Agent to exercise its rights described in the preceding sentence and elsewhere in this Article VI, the Borrower, the Lender and the Facility Insurer hereby authorize each of the Collateral Agent and its successors and assigns to take any and all steps in the Borrower's name and on behalf of the Borrower, the Lender and the Facility Insurer necessary or desirable, in the determination of the Collateral Agent, the Agent or the Facility Insurer, to collect all amounts due under any and all Pledged Receivables, including, without limitation, endorsing the Borrower's name on checks and other instruments representing Collections and enforcing such Pledged Receivables and other Contracts and, if any, the related Guarantees.

            SECTION 6.20 Servicer Advances. The Servicer may, in its sole discretion, make an advance in respect of any payment due on a Pledged Receivable to the extent such payment has not been received by the Servicer as of its due date and the Servicer reasonably expects such payment will be ultimately recoverable (a "Servicer Advance"). The Servicer shall deposit into the Collection Account in immediately available funds the aggregate of all Servicer

Advances to be made during a Remittance Period on or prior to the Business Day immediately preceding the related Remittance Date. The Servicer shall be entitled to reimbursement for such Servicer Advances from monies in the Collection Account as provided in Section 2.05(c) hereof.

            SECTION 6.21 [Intentionally Omitted.]

            SECTION 6.22 Breach of Covenant or Representation and Warranty by Servicer. The Servicer hereby indemnifies the Borrower, the Agent, the Lender, the Collateral Agent and the Facility Insurer against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them in connection with any of the events or facts giving rise to a breach of the Servicer's representations, warranties, agreements and/or covenants set forth in
Article IV, Article V or Article VI, except for any such amounts (i) resulting from any gross negligence, bad faith or willful misconduct of the Borrower, the Agent, the Lender, the Collateral Agent or the Facility Insurer or (ii) to the extent that providing such indemnity would constitute recourse for losses due to the uncollectibility of any Receivable due to the insolvency, bankruptcy, or financial inability to pay of the Obligor.

            SECTION 6.23 Compliance with Applicable Law. Each of the Servicer and the Borrower shall at all times comply in all material respects with all requirements of federal, state and local laws, and regulations thereunder, that are applicable to the conduct of its business (including, without limitation but only if and to the extent applicable, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and all other credit laws and equal credit opportunity and disclosure laws and any regulations promulgated thereunder).

VII. EARLY AMORTIZATION EVENTS

            SECTION 7.01 Early Amortization Events. If any of the following events (each, an"Early Amortization Event") shall occur:

            (a) the Borrower, the Servicer (if Maxtor or any Affiliate thereof) or Maxtor (in any capacity) shall fail to (i) perform or observe any term, covenant or agreement hereunder or under any other Transaction Document or
      (ii) make any payment or deposit to be made by it hereunder or under the Fee Letter or any other Transaction Document when due or otherwise required to be paid; or

            (b) any representation or warranty made or deemed to be made by the Borrower, Maxtor or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, any remittance report or other information or report delivered pursuant hereto or any other Transaction Document shall prove to have been false or incorrect in any material respect when made (including, without limitation, any representation or warranty made or deemed to be made by Maxtor (or any of its officers or agents) under or in connection with the Purchase Agreement); provided, however, that if any breach described above is cured by the repurchase of Receivables pursuant to Article VI of the Purchase Agreement or by a repayment pursuant to Section 2.19 hereof, such breach shall cease to constitute an Early Amortization Event; or


            (c) the Borrower, Maxtor or any other Affiliate of Maxtor shall fail to pay any principal of or premium or interest on any Debt, which Debt is in an amount in excess of $1,000,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any Debt or any other event, shall occur and shall continue beyond the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

            (d) the occurrence of any Bankruptcy Event with respect to the Borrower, the Servicer or Maxtor; or

            (e) (i) the Collateral Agent shall at any time fail to have a valid, perfected, first priority security interest in any of the Pledged Assets or (ii) any purchase by the Borrower of a Receivable and the Collections, Related Security and Other Conveyed Property under the Purchase Agreement shall, for any reason, cease to create in favor of the Borrower a perfected ownership interest in such Receivable and the Collections, Related Security and the Other Conveyed Property; provided, however, that if an event described in the foregoing clause (i) or (ii) is cured by the repurchase of Receivables pursuant to Article VI of the Purchase Agreement or by a repayment pursuant to Section 2.19 or a repurchase pursuant to
      Section 6.22 hereof, such event shall cease to constitute an Early Amortization Event; or

            (f) this Agreement, the Purchase Agreement or any other Transaction Document shall cease to be in full force and effect or any provision thereof shall for any reason cease to be the valid, binding and enforceable obligation of Maxtor or the Borrower, as the case may be, or Maxtor or the Borrower shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability; or

            (g) a Change of Control shall occur; or

            (h) the Borrower, Maxtor or the Servicer (if Maxtor or an Affiliate thereof) shall have suffered any material adverse change to its financial condition, prospects or operations, the collectibility of the Pledged Receivables or the ability of the Borrower, Maxtor or the Servicer (if Maxtor or an Affiliate thereof) to collect such Pledged Receivables or otherwise perform their respective obligations under the Transaction Documents or conduct their respective businesses; or

            (i) the Long Term Rating, or any implied rating, of Maxtor is at any time rated less than "B" by S&P or less than "B2" by Moody's for a period of at least five (5) Business Days; or

            (j) the rolling average of the Delinquency Ratios for the immediately preceding three Cut-Off Dates shall at any time exceed 5.00%; or

            (k) the rolling average of the Default Ratios for the immediately preceding three Cut-Off Dates shall at any time exceed 15.00%; or

            (l) the rolling average of the Sales-Based Dilution Ratios for the immediately preceding three Cut-Off Dates shall at any time exceed 12.00%; or

            (m) the rolling average of the Dilution-to-Liquidation Ratios for the immediately preceding three Cut-Off Dates shall at any time exceed 15.00%; or

            (n) the sum of the Dynamic Loss Reserve Percentage at any time and the Dilution Reserve Percentage as of the immediately preceding Cut-Off Date shall at any time equal or exceed 50.00%; or

            (o) a Program Deficiency shall occur and shall remain unremedied for three (3) Business Days; or

            (p) any amount shall be drawn under the Facility Insurance Policy;
      or

            (q) the financial strength rating (or any equivalent or similar rating) of the Facility Insurer is rated "BBB+" or below by S&P or "Baa1" or below by Moody's for a period of at least five (5) Business Days; or

            (r) the occurrence and continuance of a Facility Insurer Default; or

            (s) the occurrence of a Servicer Default; or

            (t) (i) one or more final judgments for the payment of money shall be entered against the Borrower or (ii) one or more final judgments for the payment of money in an amount in excess of $5,000,000, individually or in the aggregate, shall be entered against the Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution; or

            (u) the Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring all of its Receivables to the Borrower under the Purchase Agreement; or

            (v) the non-restricted and unencumbered cash, non-restricted and unencumbered cash equivalents (determined and valued in accordance with GAAP) and non-restricted and unencumbered marketable securities (determined and valued in accordance with GAAP) of the Servicer (if Maxtor or any Affiliate thereof) and its consolidated subsidiaries (including the Borrower) shall be, in the aggregate, less than $175 million at any time; or

            (w) the operating cash flow (determined in accordance with GAAP) of the Servicer (if Maxtor or any Affiliate thereof) and its consolidated subsidiaries (including the Borrower) for any fiscal quarter of the Servicer multiplied by four (4) shall be less than 20% of the long-term debt (determined in accordance with GAAP) of the Servicer and its consolidated subsidiaries (including the Borrower) as of the last day of such fiscal quarter;

            (x) S&P advises the Facility Insurer that S&P cannot provide a Shadow Rating Letter containing a Shadow Rating equal to or above the Minimum Shadow Rating and 60 days have passed since the date on which S&P so advised the Facility Insurer without S&P having provided to the Facility Insurer a Shadow Rating Letter containing a Shadow Rating equal to or above the Minimum Shadow Rating; or

            (y) S&P delivers to the Facility Insurer a Shadow Rating Letter containing a Shadow Rating that is below the Minimum Shadow Rating and 60 days have passed since the date of such delivery without S&P having provided to the Facility Insurer a subsequent Shadow Rating Letter containing a Shadow Rating equal to or above the Minimum Shadow Rating; or

            (z) S&P fails to deliver to the Facility Insurer a Shadow Rating Letter containing a Shadow Rating at least equal to the Minimum Shadow Rating during the 60 day period following the Closing Date for any reason, including, without limitation, the failure of the Borrower or the Servicer to enter into such amendments to the Transaction Documents as may be necessary to obtain such a Shadow Rating Letter, and 60 days have passed since the last day of such 60-day period without S&P having provided to the Facility Insurer a Shadow Rating Letter containing a Shadow Rating equal to or above the Minimum Shadow Rating; or

            (aa) S&P delivers to the Facility Insurer a Shadow Rating Letter containing a Shadow Rating that is equal to or above the Minimum Shadow Rating and S&P thereafter notifies the Facility Insurer that S&P has reduced such Shadow Rating to below the Minimum Shadow Rating or has withdrawn such Shadow Rating;

then the Agent or the Facility Insurer may, by notice to each other and the Borrower, declare the Amortization Commencement Date to have occurred; provided, that, in the case of any event described in Section 7.01(d) above, the Amortization Commencement Date shall be deemed to have occurred automatically upon the occurrence of such event and provided further, that, only the Agent may declare an Amortization Commencement Date to have occurred with respect to any event described in Section 7.01(q) or Section 7.01(r) above. Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing Receivables from Maxtor under the Purchase Agreement, (ii) at the request of the Facility Insurer, the Servicer shall direct and cause the Obligors to make all payments under the Pledged Receivables directly to the Backup Servicer, the Agent, the Lender or any lockbox or account established by the Backup Servicer as directed by the Facility Insurer, (iii) at the request of the Facility Insurer and at the Borrower's expense, the Borrower and the Servicer shall assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to any Pledged Receivable, and shall make the same available to the Collateral Agent at a place selected by the Collateral Agent or its designee and (iv) the Facility Insurer shall have the sole right to give directions to the Collateral Agent, the Trustee, the Borrower and/or the Servicer with respect to the rights and remedies of the Agent, the Lender and/or the Facility Insurer hereunder which may, pursuant to the terms hereof, otherwise be given by the Agent, the Lender and/or the Facility Insurer.

            SECTION 7.02 Additional Remedies. (a) The Collateral Agent shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of any applicable state, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the lenders in law, in equity, or under any other agreement between the Lender or the Facility Insurer and the Borrower.

            (b) Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Early Amortization Event.

            (c) If on the Final Maturity Date, the outstanding principal of all outstanding Loans, if any, and all Yield, Premium and all Fees accrued thereon and all other Obligations shall not have been paid in full, then the Facility Insurer, in addition to all other rights and remedies specified hereunder, shall have the right to direct the Collateral Agent to, in its own name, immediately sell in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Facility Insurer may reasonably deem satisfactory, any or all Pledged Receivables and all Other Conveyed Property related thereto. The parties hereto recognize that it may not be possible to sell all of the Pledged Receivables and the Other Conveyed Property related thereto on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such assets may not be liquid. Accordingly, the Facility Insurer may elect, in its sole discretion, the time and manner of liquidating any Pledged Receivables and the Other Conveyed Property related thereto, and nothing contained herein shall obligate the Facility Insurer to liquidate any such assets on in the same manner or on the same Business Day. Any amounts received from any sale or liquidation of assets pursuant to this paragraph shall be deposited into the Collection Account for distribution pursuant to Section 2.05(c).

VIII. INDEMNIFICATION

            SECTION 8.01 Indemnities by the Borrower. Without limiting any other rights which the Agent, the Collateral Agent, the Lender, the Backup Servicer, the Collection Account Bank, the Facility Insurer, the Trustee or any of their respective Affiliates may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Agent, the Lender, the Backup Servicer, the Collection Account Bank, the Facility Insurer, the Trustee and each of their respective Affiliates, officers, directors, successors, assigns, employees and agents (each an "Indemnified Party" for purposes of this Article VIII) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or any other Transaction Document or in respect of any Pledged Assets, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Agent, the Lender, the Backup Servicer, the Collection Account Bank, the Facility Insurer, the Trustee or such Affiliate. Without limiting the foregoing, but subject to the aforementioned exclusion, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

            (a) any Pledged Receivable treated as or represented by the Borrower to be an Eligible Receivable which is not an Eligible Receivable;

            (b) reliance on any representation or warranty made or deemed made by the Borrower, the Servicer or any of their respective officers under or in connection with this Agreement or any Transaction Document, which shall have been false or incorrect when made or deemed made or delivered;

            (c) the failure by the Borrower or the Servicer to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any applicable law, rule or regulation with respect to any Pledged Assets, or the nonconformity of any Pledged Assets with any such applicable law, rule or regulation;

            (d) the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, or to transfer to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Receivables which are, or are purported to be, Pledged Receivables, together with all Collections, Related Security and other Pledged Assets related thereto, free and clear of any Adverse Claim whether existing at the time of the related Borrowing or at any time thereafter;

            (e) the failure to maintain, as of the close of business on each Business Day prior to the Collection Date, a Facility Amount which is less than or equal to the lesser of (x) the Borrowing Limit on such Business Day, or (y) the Capital Limit on such Business Day (provided, that in determining the Capital Limit for purposes of this Section 8.01(e), all information used in such determination must be accurate as of the date of such determination);

            (f) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables which are, or are purported to be, Pledged Receivables or the other Pledged Assets related thereto, whether at the time of any Borrowing or at any subsequent time;

            (g) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) to the payment of any Receivable which is, or is purported to be, a Pledged Receivable (including, without limitation, a defense based on such Receivable (or the Contract evidencing such Receivable) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the merchandise, products or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer);

            (h) any products liability or other claim arising out of or in connection with the merchandise, products or services which are the subject of any Contract;

            (i) any failure of the Borrower or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement;

            (j) the failure to pay prior to delinquency any taxes payable in connection with the Pledged Receivables or the Pledged Assets related thereto;

            (k) any repayment by the Agent or the Lender of any amount previously distributed in payment of Loans or payment of Yield, Premium or Fees or any other amount due hereunder, in each case which amount the Agent, the Lender or the Facility Insurer believes in good faith is required to be repaid;

            (l) the commingling of Collections at any time with other funds;

            (m) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Loans or the Pledged Assets;

            (n) any failure by the Borrower to give reasonably equivalent value to Maxtor in consideration for the transfer by Maxtor to the Borrower of any Receivable or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

            (o) any failure of the Borrower, the Servicer or any of their respective agents or representatives (including, without limitation, agents, representatives and employees of the Servicer acting pursuant to authority granted under Section 6.01 hereof) to remit to the Servicer or the Agent, Collections of Pledged Receivables remitted to the Borrower, the Servicer or any such agent or representative;

            (p) any claim arising out of or in connection with the Borrower's or the Servicer's administration or servicing of the Receivables; or

            (q) the sale or other transfer of any Receivables, or any interests therein, in violation of applicable law.

Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid from monies in the Collection Account, subject to the order of priority set forth in Section 2.05(c) hereof, to the applicable Indemnified Party on the Remittance Date following such Indemnified Party's written demand therefor.

            SECTION 8.02 Indemnities by the Servicer. Without limiting any other rights which the Agent, the Collateral Agent, the Lender, the Facility Insurer, the Trustee or any of their respective Affiliates may have hereunder or under applicable law, the Servicer (if Maxtor or one of its Affiliates) hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or as a result of the Servicer's performance of or failure to perform its obligations under this Agreement excluding, however, Indemnified Amounts to the extent (i) resulting from gross negligence or willful misconduct on the part of the Agent, the Collateral Agent, the Lender, the Facility Insurer, the Trustee or such Affiliate or (ii) that paying such Indemnified Amounts would constitute recourse for losses due to the uncollectibility of any Receivable due to the insolvency, bankruptcy, or financial inability to pay of the Obligor. Without limiting the foregoing, but subject to the aforementioned exclusion, the Servicer (if Maxtor or one of its Affiliates) shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

            (a) any Pledged Receivable treated as or represented by the Servicer to be an Eligible Receivable which is (i) a Defaulted Receivable or a Delinquent Receivable or (ii) to the best of the Servicer's knowledge, not an Eligible Receivable; or

            (b) reliance on any representation or warranty made or deemed made by the Servicer (if Maxtor or one of its Affiliates) or any of their respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered; or

            (c) the failure by the Servicer (if Maxtor or one of its Affiliates) to comply with any term, provision or covenant applicable to it under this Agreement or any agreement executed in connection with this Agreement, or with any law, rule or regulation applicable to the Servicer's duties hereunder or any Pledged Assets, or the nonconformity of any Pledged Assets with any such law, rule or regulation; or

            (d) the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, or to transfer to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Receivables which are, or are purported to be, Pledged Receivables, together with all Collections, Related Security and other Pledged Assets related thereto, free and clear of any Adverse Claim whether existing at the time of the related Borrowing or at any time thereafter; or

            (e) the commingling by the Servicer of Collections any time with other funds; or (1)

            (f) any failure of the Servicer or any of its respective agents or representatives (including, without limitation, agents, representatives and employees of the Servicer acting pursuant to authority granted under
      Section 6.01 hereof) to remit to the Collection Account, Collections of Pledged Receivables remitted to the Borrower, the Servicer or any such agent or representative; or

            (g) any claim arising out of or in connection with the Servicer's administration or servicing of the Receivables.

Any amounts subject to the indemnification provisions of this Section 8.02 shall be paid by the Servicer to the applicable Indemnified Party, within five (5) Business Days following such Indemnified Party's written demand therefor.

            Each applicable Indemnified Party shall deliver to the indemnifying party under Section 8.01 and/or Section 8.02 within a reasonable time after such Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts. Each such Indemnified Party will cooperate with the Borrower and the Servicer in connection with any claim giving rise to the Indemnified Amounts to minimize the liability of such indemnifying parties, provided that nothing contained herein shall obligate any such Indemnified Party to take any action which, in the opinion of such Indemnified Party, is unlawful or otherwise disadvantageous to such Indemnified Party.

IX. MISCELLANEOUS

            SECTION 9.01 Amendments and Waivers. (a) Except as provided in
Section 9.01(b), no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Servicer, the Collateral Agent, the Trustee, the Agent, the Facility Insurer and the Lender and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Servicer shall be effective without the written concurrence of the Agent, the Facility Insurer and the Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (b) In addition to the consents required by Section 9.01(a) the written consent of each Lender (in the event that there is more than one Lender) shall be required for any amendment, modification or waiver (i) reducing any outstanding Loans, or the Yield thereon, (ii) postponing any date for any payment of any Loan, or the Yield thereon, (iii) modifying the provisions of this Section 9.01 or (iv) increasing the Capital Limit or the Borrowing Limit.

            SECTION 9.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party's Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (ii) notice by telex, when telexed against receipt of answerback, or (iii) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received. In any case in which notice or other communication to the Facility Insurer with respect to which a failure on the part of the Facility Insurer to respond shall be deemed to constitute consent or acceptance (except for the delivery of a Borrowing Notice), then a copy of such notice or other communication should be sent to the attention of each of the Chief Risk Officer and Chief Legal Officer of the Facility Insurer and shall be marked to indicate "URGENT MATERIAL ENCLOSED".

            SECTION 9.03 No Waiver; Remedies. Except as set forth in Section
9.13 hereof, no failure on the part of the Facility Insurer, the Agent, the Collateral Agent or the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04 Binding Effect; Assignability; Multiple Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Facility Insurer, the Agent, the Collateral Agent, the Lender, the Backup Servicer, the Trustee and the Collection Account Bank, and their respective successors and permitted assigns. This Agreement and the Lender's rights and obligations hereunder and interest herein shall be assignable in whole or in part (including by way of the sale of participation interests therein) by the Lender and its successors and assigns with the consent of the Facility Insurer (which consent may not be unreasonably withheld); provided that any assignment by the Lender to any Affiliate thereof shall not require any consent of the Facility Insurer. This Agreement and the Agent's rights and obligations hereunder and interest herein shall be assignable in whole or in part by the Agent and its successors and assigns with the consent of the Facility Insurer (which consent may not be unreasonably withheld or delayed); provided that any assignment by the Agent to any Affiliate thereof shall not require any consent of the Facility Insurer. None of the Borrower, the Servicer, the Collateral Agent, the Backup Servicer, the Trustee or the Collection Account Bank may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Facility Insurer, the Lender and the Agent. The Facility Insurer may not assign any of its rights or obligations hereunder or any interest herein (except to a successor in interest) without the prior written consent of the Lender and the Agent. The parties to each assignment or participation made pursuant to this Section 9.04 shall execute and deliver to the Agent for its acceptance and recording in its books and records and to the Facility Insurer for its consent, an assignment and acceptance agreement (an "Assignment and Acceptance") or a participation agreement or other transfer instrument reasonably satisfactory in form and substance to the Agent, the Facility Insurer and the Borrower. Each such assignment or participation shall be effective as of the date specified in the applicable Assignment and Acceptance or other agreement or instrument only after the execution, delivery, acceptance and recording as described in the preceding sentence. The Agent shall notify the Borrower and the Facility Insurer of any assignment or participation thereof made pursuant to this Section 9.04. The Lender may, in connection with any assignment or participation or any proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and the Pledged Assets furnished to the Lender by or on behalf of the Borrower or the Servicer; provided, however that the Lender shall obtain an agreement from such assignee or participant or proposed assignee or participant that they shall treat as confidential (under terms mutually satisfactory to the Agent and such assignee or participant or proposed assignee or participant) any information obtained which is not already publicly known or available.

            (b) Whenever the term "Lender" is used herein, it shall mean MLCFC and/or any other Person which shall have executed an Assignment and Acceptance; provided, however, that each such party shall have a pro rata share of the rights and obligations of the Lender hereunder in such percentage amount (the "Commitment Percentage") as shall be obtained by dividing such party's commitment to fund Loans hereunder by the total commitment of all parties to fund Loans hereunder. Any right at any time of the Lender to enforce any remedy, or instruct the Agent to take (or refrain from taking) any action hereunder, shall be exercised by the Agent only upon direction by such parties that hold a majority of the Commitment Percentages at such time. Each of the parties hereto agree, in connection with any assignment of the Lender's rights and obligations hereunder pursuant to the terms hereof, to enter into any amendment of the Agreement as is reasonably requested by the Lender or the Agent in order to more fully provide for the existence of two or more Lenders hereunder.

            SECTION 9.05 Term of This Agreement. This Agreement including, without limitation, the Borrower's obligation to observe its covenants set forth in Articles V and VI, and the Servicer's obligation to observe its covenants set forth in Articles V and VI, shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII and Article IX and the provisions of Section
9.08 and Section 9.09 shall be continuing and shall survive any termination of this Agreement.

            SECTION 9.06 GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE COLLATERAL AGENT IN THE PLEDGED ASSETS, OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

            SECTION 9.07 Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Backup Servicer, the Collection Account Bank, the Agent, the Collateral Agent, the Lender, the Facility Insurer, the Trustee and the other Indemnified Parties under Article VIII hereof, the Borrower agrees to pay on demand all reasonable costs and expenses of the Backup Servicer, the Collection Account Bank, the Agent, the Collateral Agent, the Lender, the Facility Insurer, the Trustee or such other Indemnified Parties incurred in connection with the preparation, execution, delivery, administration of, or any waiver or consent issued or amendment prepared in connection with, this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or in connection herewith or therewith or incurred in connection with any amendment, waiver or modification of this Agreement, any other Transaction Document, and any other documents to be delivered hereunder or thereunder or in connection herewith or therewith including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel for the Backup Servicer, the Collection Account Bank, the Agent, the Collateral Agent, the Lender, the Facility Insurer, the Trustee or such other Indemnified Parties with respect thereto and with respect to advising the Backup Servicer, the Collection Account Bank, the Facility Insurer, the Trustee, the Agent, the Collateral Agent and the Lender as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Backup Servicer, the Collection Account Bank, the Agent, the Collateral Agent, the Lender, the Facility Insurer, the Trustee or such other Indemnified Parties in connection with the enforcement of this Agreement and/or the other Transaction Documents.

            (b) The Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents to be delivered hereunder.

            SECTION 9.08 No Proceedings. The Servicer and U.S. Bank National Association each hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings of the type referred to in the definition of Bankruptcy Event unless and until one year and one day shall have elapsed after the Collection Date.

            SECTION 9.09 Recourse Against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Lender, the Agent, the Collateral Agent or the Facility Insurer as contained in this Agreement or any other agreement, instrument or document entered into by the Lender, the Agent, the Collateral Agent or the Facility Insurer pursuant hereto or in connection herewith shall be had against any administrator of the Lender, the Agent, the Collateral Agent or the Facility Insurer or any incorporator, affiliate, stockholder, officer, employee or director of the Lender, the Agent, the Collateral Agent or the Facility Insurer or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Lender, the Agent, the Collateral Agent or the Facility Insurer pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 9.09 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Lender, the Agent, the Collateral Agent or the Facility Insurer or any incorporator, stockholder, affiliate, officer, employee or director of the Lender, the Agent, the Collateral Agent or the Facility Insurer or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Lender, the Agent, the Collateral Agent or the Facility Insurer contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of the Lender, the Agent, the Collateral Agent or the Facility Insurer and each incorporator, stockholder, affiliate, officer, employee or director of the Lender, the Agent or the Facility Insurer or of any such administrator, or any of them, for breaches by the Lender, the Agent, the Collateral Agent or the Facility Insurer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 9.09 shall survive the termination of this Agreement.

            SECTION 9.10 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than the Fee Letter, the Facility Insurance Agreement and the Premium Letter.

            SECTION 9.11 Tax Characterization. Notwithstanding any provision of this Agreement, the parties hereto intend for the transactions effected hereunder to constitute a financing transaction for federal taxation purposes.

            SECTION 9.12 Consent of the Facility Insurer. (a) The Facility Insurer acknowledges and agrees that with respect to each provision under this Agreement where its approval or consent is required (other than any such approval or consent with respect to (i) the termination or the designation of a successor Servicer, Backup Servicer, Collateral Agent or

Trustee or (ii) any remedies available to the Agent or the Lender hereunder), such approval or consent shall not be unreasonably withheld or delayed.

            (b) The Facility Insurer and each other party hereto acknowledges and agrees that during the continuation of a Facility Insurer Default, the Facility Insurer's agreement, permission, vote, acknowledgment or other act or consent shall not be required for the Agent or the Lender, as the case may be, to take any action permitted to be taken under, pursuant to or in connection with this Agreement (whether alone or together with the Facility Insurer) and the Facility Insurer shall have no right to take any action permitted by it to be taken, or instruct or direct the taking of any action under, pursuant to, or in connection with this Agreement or any other Transaction Document other than the Insurance Agreement, the Policy and the Premium Letter, without the prior consent of the Agent and the Lender. Notwithstanding the previous sentence, the Facility Insurer shall not lose any voting, acknowledgment or consent rights with respect to any action permitted to be taken under, pursuant to or in connection with this Agreement which would have the effect of (i) increasing the Capital Limit or Borrowing Limit, (ii) postponing any date for any payment of any Loan or Yield thereon, (iii) increasing the Yield or Fees or other amounts payable to any party by the Borrower, (iv) amending or modifying any provision of this Agreement or any other Transaction Document or (v) increasing the obligations of the Facility Insurer hereunder or under the Facility Insurance Policy.

            SECTION 9.13 No Reliance. (a) Each of the Agent, the Collateral Agent and the Lender hereby confirms that the Facility Insurer has not made any warranties or representations as to (x) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document (other than with respect to their obligations under the Premium Letter, the Facility Insurance Agreement and the Facility Insurance Policy) or the condition or value of the Pledged Assets or the creation, perfection or priority of any security interest therein created under the Transaction Documents, or (y) the business condition (financial or otherwise), operations, properties or prospects of the Backup Servicer, the Servicer, the Originator and/or the Borrower or the performance or observance by any such Person of any of its obligations under any Transaction Document.

            (b) Each of the parties hereto hereby confirms that neither the Agent nor the Lender has not made any warranties or representations as to (x) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document or the condition or value of the Pledged Assets or the creation, perfection or priority of any security interest therein created under the Transaction Documents, or (y) the business condition (financial or otherwise), operations, properties or prospects of the Backup Servicer, the Servicer, the Originator and/or the Borrower or the performance or observance by any such Person of any of its obligations under any Transaction Document.

                         [SIGNATURE PAGES TO FOLLOW.]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:                       MAXTOR FUNDING LLC

                                    By: /s/ Glen Haubl
                                       ______________________________________
                                       Title: Director, V.P. and Treasurer

                                    500 McCarthy Boulevard, #22,777
                                    Milpitas, CA  95035
                                    Attention: Treasurer
                                    Facsimile No.:  408-952-3984
                                    Confirmation No.:  408-894-4410


THE SERVICER:                       MAXTOR CORPORATION

                                    By: /s/ Glen Haubl
                                       ______________________________________
                                       Title: Treasurer

                                    500 McCarthy Boulevard
                                    Milpitas, CA  95035
                                    Attention: Treasurer
                                    Facsimile No.:  408-952-3984
                                    Confirmation No.:  408-894-4416


THE AGENT:                          MERRILL LYNCH COMMERCIAL FINANCE CORP.

                                    By: (illegible)
                                       ______________________________________
                                       Title: Director

                                    Four World Financial Center, 22nd Floor
                                    New York, NY  10080
                                    Attention:
                                    Facsimile No.:  212-449-6673
                                    Confirmation No.:  212-449-9369

THE LENDER:                         MERRILL LYNCH COMMERCIAL FINANCE CORP.

                                    By: (illegible)
                                       ______________________________________
                                       Title: Director

                                    Four World Financial Center, 22nd Floor
                                    New York, NY  10080
                                    Attention:
                                    Facsimile No.:  212-449-6673
                                    Confirmation No.: 212-449-9369


THE FACILITY INSURER:               RADIAN REINSURANCE INC.

                                    By: (illegible)
                                       ______________________________________
                                       Title: Vice President
                                    335 Madison Avenue
                                    New York, NY  10017
                                    Attention: Chief Risk Officer and Chief
                                               Legal Officer
                                    Facsimile No.:  212-682-5377
                                    Confirmation No.:  212-983-3100

THE BACKUP SERVICER, THE TRUSTEE,
THE COLLATERAL AGENT AND THE
COLLECTION ACCOUNT BANK:            U.S. BANK NATIONAL ASSOCIATION

                                    By: (illegible)
                                       ______________________________________
                                       Title: Vice President

                                    180 East Fifth Street
                                    St. Paul, Minnesota 55101
                                    Attention: Structured Finance/Maxtor Funding
                                    Facsimile No.:  651-244-1797
                                    Confirmation No.:  651-244-1177

                                                                      SCHEDULE I

                         CONDITION PRECEDENT DOCUMENTS

            As required by Section 3.01 of the Agreement, each of the following items must be delivered to the Agent prior to the date of the initial Borrowing:

            (2) A copy of this Agreement duly executed by each of the parties hereto;

            (3) A certificate of the Secretary or Assistant Secretary of the Borrower dated the date of this Agreement, certifying (i) the names and true signatures of the incumbent officers of the Borrower authorized to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Agent and the Lender may conclusively rely until such time as the Agent shall receive from the Borrower a revised certificate meeting the requirements of this paragraph (b)), (ii) that the copy of the certificate of formation of the Borrower attached thereto is a complete and correct copy and that such certificate of formation has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the limited liability company agreement of the Borrower attached thereto is a complete and correct copy and that such limited liability company agreement has not been amended, modified or supplemented and are in full force and effect, and (iv) the resolutions of the Borrower's board of directors approving and authorizing the execution, delivery and performance by the Borrower of this Agreement and the documents related thereto;

            (4) Good standing certificate dated as of a recent date for the Borrower issued by the Secretary of State of each of the States of Delaware and California;

            (5) Copies of proper financing statements (the "Facility Financing Statements"), to be filed on or immediately following the Closing Date, describing the Pledged Assets and naming the Borrower as debtor and the Collateral Agent, on behalf of the Secured Parties, as secured party, and other, similar instruments or documents, as may be necessary or, in the opinion of the Collateral Agent, the Facility Insurer or the Lender, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Collateral Agent's interests in all Pledged Assets;

            (6) Acknowledgment copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Pledged Receivables, Related Security and other Pledged Assets previously granted by Maxtor;

            (7) Certified copies of requests for information or copies (or a similar UCC search report certified by a party acceptable to the Agent and the Facility Insurer), dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name the Borrower as debtor, together with copies of such financing statements (none of which shall cover any Pledged Assets);

            (8) One or more favorable Opinions of Counsel of Morrison & Foerster LLP with respect to such matters as the Agent or the Facility Insurer may reasonably request


                                    Sch. I-1

(including an opinion with respect to the first priority perfected security interest of the Borrower and the Collateral Agent (for the benefit of the Secured Parties) in the Pledged Assets);

            (9) One or more favorable Opinions of Counsel of Morrison & Foerster LLP, with respect to the true conveyance of the Pledged Receivables under the Purchase Agreement, and issues of substantive consolidation;

            (10) One or more favorable Opinions of Counsel of Morrison & Foerster LLP, addressed and acceptable to the Agent with respect to, among other things, the enforceability of, this Agreement and the other Transaction Documents;

            (11) One or more favorable Opinions of Counsel of Morrison & Foerster LLP, addressed and acceptable to the Agent with respect to, among other things, the due authorization, execution and delivery of this Agreement and the other Transaction Documents;

            (12) A favorable Opinion of Counsel of Morrison & Foerster LLP with respect to the first priority perfected security interest of the Collateral Agent (for the benefit of the Secured Parties), in the Collection Account, the Lockbox Account and, in each case, the funds therein;

            (13) Any necessary third party consents to the closing of the transactions contemplated hereby;

            (14) A copy of each of the other Transaction Documents duly executed by the parties thereto;

            (15) Evidence that Maxtor's lockbox account at Bank of America has been renamed in the name of the Borrower; and

            (16) A draft of the Credit and Collection Policy. (1)


                                    Sch. I-2

                                                                     SCHEDULE II

                           [Intentionally omitted.]


                                        Sch. II-2

                                                                    SCHEDULE III

                        PRIOR NAMES, TRADENAMES, FICTITIOUS NAMES
                              AND "DOING BUSINESS AS" NAMES

BORROWER:

Prior names:

None.

Tradenames:

None.

SERVICER:

Prior names:

None.

Tradenames:

None.


                                   Sch. III-3

                                                                   SCHEDULE IV-A

                             LITIGATION OF BORROWER

                                      None.

                                        Sch. IV-1

                                                                 SCHEDULE IV-B

                             LITIGATION OF SERVICER

                                      None.


                                    Sch. IV-1

                                                                      SCHEDULE V

                           DEBT RATINGS OF OBLIGORS

-----------------------------------------------------------------------------------------

      LEVEL I               LEVEL II             LEVEL III              LEVEL IV
-----------------------------------------------------------------------------------------
Long Term Rating:      Long Term Rating:     Long Term Rating:      Long Term Rating:
A+ or better from      A, A- or BBB+ from    BBB or BBB- from       BB+ or below from
S&P and/or A1 or       S&P and/or A2, A3     S&P and/or Baa2 or     S&P and/or Baa1 or
better from Moody's;   or Baa1 from          Baa3 from Moody's;     below from Moody's;
Short Term Rating:     Moody's;              Short Term Rating:     Short Term Rating:
A-1 or better from     Short Term Rating:    A-3 from S&P and/or    B or below from
S&P and/or P-1 from    A-2 from S&P          P-3 from Moody's       S&P and/or "Not
Moody's                and/or P-2 from                              Prime" from
                       Moody's                                      Moody's; not rated

-----------------------------------------------------------------------------------------

            In the event that (i) the Long Term Ratings and/or Short Term Ratings of an Obligor fall within different levels described above (each, a "Level"), the highest-numbered Level in which any such Long Term Rating or Short Term Rating falls shall apply to such Obligor, (ii) Long Term Ratings and/or Short Term Ratings for an Obligor are available from one of Moody's and S&P (but not each of them), the Long Term Ratings and/or Short Term Ratings which are available shall be used to determine the Level to be applied to such Obligor and
(iii) an Obligor has no Long Term Ratings and no Short Term Ratings, Level IV shall apply to such Obligor.


                                        Sch. V-1

                                                                     SCHEDULE VI

                                      CUT-OFF DATES

February 1, 2003
March 1, 2003
March 29, 2003
May 3, 2003
May 31, 2003
June 28, 2003
August 2, 2003
August 30, 2003
September 27, 2003
November 1, 2003
November 29, 2003
December 27, 2003


                                        Sch. VI-1

                                                                    SCHEDULE VII

                         REPRESENTATIONS AND WARRANTIES
                      WITH RESPECT TO ELIGIBLE RECEIVABLES

      The following representations and warranties are made by the Borrower, with respect to each Pledged Receivable which is designated as being an Eligible Receivable and is represented to the Agent, the Lender and the Facility Insurer as being an Eligible Receivable, or are included as Eligible Receivables in any calculation set forth in the Agreement.

            1. (i) The related Obligor and the Originator have fully executed and delivered a Contract, in substantially the form of one of the contracts attached hereto as Exhibit D-1, with respect to the merchandise, products or services related to such Pledged Receivable or (ii) the Originator has delivered to the related Obligor an invoice, in substantially the form of one of the invoices attached hereto as Exhibit D-2, with respect to the merchandise, products or services related to such Pledged Receivable.

            2. The Obligor with respect to such Pledged Receivable received a completely legible, completely filled-in copy of the related Contract and each other document that such Obligor was required to sign in connection with the purchase of the merchandise, products or services related to such Pledged Receivable.

            3. The Contract related to such Pledged Receivable is in full force and effect in accordance with its terms and the Obligor related thereto has not suspended or reduced payments or obligations due or to become due thereunder by reason of default by any other party to such Contract.

            4. Such Pledged Receivable was originated in the United States or Canada and is denominated and payable only in United States dollars.

            5. Such Pledged Receivable represents the genuine, legal, valid, binding and full recourse payment obligation of the Obligor to pay the stated amount thereunder.

            6. The Contract related to such Pledged Receivable is enforceable by the Originator and its successors and assigns, in accordance with its terms.

            7. The Obligor with respect to such Pledged Receivable (and any Person executing a Guaranty in connection therewith), has full legal capacity to execute and deliver the related Contract and any other documents related thereto.

            8. Each such Pledged Receivable, at the time of origination and at all times thereafter, conforms to all requirements of the Credit and Collection Policy in effect from time to time and, in any case, no such Receivable is required to be written off pursuant to such Credit and Collection Policy.

            9. No Bankruptcy Event has occurred and is continuing with respect to the Obligor related to such Pledged Receivable.


                                    Sch. VII-1

            10. Such Pledged Receivable and the related Contract was originated by the Originator in the ordinary course of the Originator's business and the Originator had all necessary licenses and permits to originate such Pledged Receivable and the related Contract under all applicable laws.

            11. Such Pledged Receivable and the related Contract was originated by the Originator without any fraud or material misrepresentation on the part of such Obligor or the Originator.

            12. Such Pledged Receivable, the related Contract and the other Related Security are not subject to laws which would make unlawful, void or voidable the sale, transfer, pledge and/or assignment of such Pledged Receivable, the related Contract and the other Related Security.

            13. The Contract related to such Pledged Receivable does not contain a confidentiality provision that purports to restrict the ability of the Agent or the Secured Parties to exercise their rights under this Agreement, including their rights to review the related Contract.

            14. The payment obligation under such Pledged Receivable is not assignable to any Person in a manner which would release the Obligor thereof from such Obligor's payment obligations thereunder.

            15. No selection procedures adverse to the Agent or the Secured Parties have been utilized in selecting such Pledged Receivable from all similar receivables originated by the Originator.

            16. Such Pledged Receivable is not a Defaulted Receivable or a Delinquent Receivable.

            17. The Obligor related to such Pledged Receivable is not an Obligor with respect to any Defaulted Receivables the Outstanding Balances of which, in the aggregate, constitute more than 20% of the aggregate Outstanding Balance of all Pledged Receivables with respect to such Obligor.

            18. Such Pledged Receivable is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that its purchase would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended.

            19. Such Pledged Receivable is an "account" within the meaning of
Article 9 of the UCC. 1.

            20. The Contract and other related documents related to such Pledged Receivable are in full force and effect and have not been amended, extended, rewritten or modified from the original terms thereof.


                                    Sch. VII-2

            21. The purchase of such Pledged Receivable under the Purchase Agreement by the Borrower constitutes a "true-sale" and the Agent and the Facility Insurer shall have received an Opinion of Counsel to such effect.

            22. The Borrower has all necessary licenses and permits to purchase such Pledged Receivable, the related Contract and the other Related Security under all applicable laws.

            23. Such Pledged Receivable, together with the related Contract, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules or regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

            24. With respect to such Pledged Receivable, the related Contract and the other Related Security, neither the Borrower or the Originator has entered into any agreement that prohibits, restricts or conditions the sale, transfer, pledge and/or assignment of such Pledged Receivable, the related Contract and the other Related Security.

            25. Such Pledged Receivable, the related Contract and the Related Security related thereto are neither subject to any litigation, nor subject to any right of rescission, setoff, counterclaim or defense on the part of the Obligor thereunder or any other Person and the merchandise, products or services related to such Pledged Receivable have been shipped to the related Obligor and the related Obligor's obligation to pay such Pledged Receivable is absolute.

            26. Such Pledged Receivable was not contractually past due at the time of Conveyance (as defined in the Purchase Agreement) pursuant to the Purchase Agreement.

            27. The Obligor related to such Pledged Receivable is not an Affiliate of any of the parties hereto, and is not a Government Entity.

            28. The original Outstanding Balance of such Pledged Receivable is required to be paid in full, pursuant to the related Contract, no later than 60 days from the date of the related Contract.

            29. The Borrower has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under any such Pledged Receivable or impair the rights of the Borrower in such Pledged Receivable or any proceeds thereof.

            30. With respect to such Pledged Receivable, by the Borrowing Date on which such Pledged Receivable is Pledged hereunder and on each relevant date thereafter, the Borrower will have caused its master computer records relating to such Pledged Receivable to be clearly and unambiguously marked to show that such Pledged Receivable has been Pledged under this Agreement.

            31. With respect to such Pledged Receivable, by the Borrowing Date on which such Pledged Receivable is Pledged hereunder and on each relevant date thereafter, Maxtor will have caused its master computer records relating to such Pledged Receivable to be clearly and


                                   Sch. VII-3
unambiguously marked to show that such Pledged Receivable has been sold or contributed under the Purchase Agreement.

            32. With respect to such Pledged Receivable, the Borrower has taken (or caused to be taken) all steps necessary under all applicable law in order to perfect the security interest of the Collateral Agent, for the benefit of the Secured Parties, and there exists in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid, subsisting and enforceable first priority perfected security interest in the Pledged Assets with respect to such Pledged Receivable (and the proceeds thereof) and such security interest is and shall be prior to all other liens upon and security interests in such Pledged Assets.

            33. Such Pledged Receivable arises from the completion of the sale and delivery of merchandise, products or services which comply with the terms and specifications of the related Contract and any related purchase order, and does not represent an invoice in advance of such completion.

            34. With respect to such Pledged Receivable, at or prior to the later of the date of this Agreement and the date such Pledged Receivable is created, neither the Agent nor the Facility Insurer has notified the Borrower that such Pledged Receivable (or class of Pledged Receivables) is no longer acceptable to be Pledged hereunder.

            35. Such Pledged Receivable is owned by the Borrower free and clear of any Adverse Claim.

            36. Such Pledged Receivable is not subject to any contingent performance requirements of the Originator or the Borrower.

            37. The Obligor of such Pledged Receivable is located or resides in the United States or a province of Canada that has enacted the Personal Property Act.

            38. Such Pledged Receivable does not relate to a Contract that was issued to evidence the remaining amount owed on a prior Contract after a partial payment was made on such prior Contract.


                                   Sch. VII-4

                                                                       EXHIBIT A

                            FORM OF BORROWING REPORT

                                 (See attached.)


                                    Exh. A-1

                                                                       EXHIBIT B

                              FORM OF DAILY REPORT

                                 (See attached.)

                                    Exh. B-1

                                                                       EXHIBIT C

                        FORM OF MONTHLY REMITTANCE REPORT

                                 (See attached.)


                                    Exh. C-1

                                                                     EXHIBIT D-1

                           FORM OF CONTRACT: AGREEMENT

                                 (See attached.)


                                    Exh. D1-1

                                                                     EXHIBIT D-2

                            FORM OF CONTRACT: INVOICE

                                 (See attached.)


                                    Exh. D2-1

                                                                       EXHIBIT E

                           FORM OF NOTICE OF BORROWING

                                 (See attached.)


                                    Exh. E-1

                                                                       EXHIBIT F

                  FORM OF BACKUP SERVICER CERTIFICATION LETTER

                                 (See attached.)


                                    Exh. F-1